JOHN HANCOCK INVESTORS TRUST

Statement of Additional Information

March 1, 2022

(as revised October 6, 2023)

200 Berkeley Street

Boston, Massachusetts 02116

800-225-6020

This Statement of Additional Information (“SAI”) is not a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by the prospectus of John Hancock Investors Trust (the “Fund”) dated March 1, 2022 (the “Prospectus”) and any related supplement thereto (“Prospectus Supplements”), which are incorporated herein by reference. This SAI should be read in conjunction with such Prospectus and any related Prospectus Supplements, copies of which may be obtained without charge by contacting your financial intermediary or calling the Fund at 800-225-6020.

Capitalized terms used in this SAI and not otherwise defined have the meanings given them in the Fund’s Prospectus and any related Prospectus Supplements.

ORGANIZATION OF THE FUND

The Fund is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund was organized on October 26, 1970 as a Delaware corporation and was reorganized on October 5, 1984 as a Massachusetts business trust pursuant to an Agreement and Declaration of Trust, which was amended and restated effective January 22, 2016 (the “Declaration of Trust”).

John Hancock Investment Management LLC (the “Advisor” or “JHIM”) is the Fund’s investment advisor and is registered with the Securities and Exchange Commission (the “SEC”) as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisor is responsible for overseeing the management of the Fund, including its day-to-day business operations and monitoring the subadvisor. The Advisor has been managing closed-end funds since 1971.

Founded in 1968, the Advisor is an indirect principally owned subsidiary of John Hancock Life Insurance Company (U.S.A.), a subsidiary of Manulife Financial Corporation (“Manulife Financial” or the “Company”). John Hancock Life Insurance Company (U.S.A.) and its subsidiaries (“John Hancock”) today offer a broad range of financial products, including life insurance, annuities, investments, 401(k) plans, college savings plans, and certain forms of business insurance. Additional information about John Hancock may be found on the Internet at johnhancock.com.

The Advisor’s parent company has been helping individuals and institutions work toward their financial goals since 1862. The Advisor offers investment solutions managed by institutional money managers, taking a disciplined team approach to portfolio management and research, leveraging the expertise of seasoned investment professionals.

Manulife Financial is a leading Canada-based financial services group with principal operations in Asia, Canada and the United States. Operating as Manulife in Canada and Asia, and primarily as John Hancock in the United States, the Manulife Financial group of companies offers clients a diverse range of financial protection products and wealth management services through its extensive network of employees, agents, and distribution partners.

The Fund’s subadvisor is Manulife Investment Management (US) LLC (the “Subadvisor”), formerly John Hancock Asset Management a Division of Manulife Asset Management (US) LLC). The Subadvisor is responsible for the day-to-day management of the Fund’s portfolio investments. The Subadvisor, organized in 1968, is a wholly owned subsidiary of John Hancock Life Insurance Company (U.S.A.) (a subsidiary of Manulife Financial).

ADDITIONAL INVESTMENT POLICIES AND RISKS

The principal strategies and risks of investing in the Fund are described in the Prospectus. Unless otherwise stated in the Prospectus or this SAI, the investment objective and policies of the Fund may be changed without shareholder approval. The Fund may invest in the instruments below, in accordance with its principal and non-principal investment strategies and such instruments and investment policies apply to the Fund, but only if and to the extent that such policies are consistent with and permitted by the Fund’s investment objective and policies. The Fund may also have indirect exposure to the instruments described below through derivative contracts.

Ratings as Investment Criteria. In general, the ratings of Moody’s and Standard & Poor (S&P) represent the opinions of these agencies as to the quality of the securities which they rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. There is no guarantee that these institutions will continue to provide ratings. These ratings will be used by the Fund as initial criteria for the selection of debt securities. Among the factors which will be considered are the long-term ability of the issuer to pay principal and interest and general economic trends. Appendix A contains further information concerning the ratings of Moody’s and S&P and their significance. Subsequent to its purchase by the Fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum required for purchase by the Fund. Neither of these events will require the sale of the securities by the Fund.

Repurchase Agreements, Reverse Repurchase Agreements, and Sale-Buybacks. Repurchase agreements are arrangements involving the purchase of an obligation and the simultaneous agreement to resell the same obligation on demand or at a specified future date and at an agreed-upon price. A repurchase agreement can be viewed as a loan made by a fund to the seller of the obligation with such obligation serving as collateral for the seller’s agreement to repay the amount borrowed with interest. Repurchase agreements provide the opportunity to earn a return on cash that is only temporarily available. Repurchase agreements may be entered with banks, brokers, or dealers. However, a repurchase agreement will only be entered with a broker or dealer if the broker or dealer agrees to deposit additional collateral should the value of the obligation purchased decrease below the resale price.

Generally, repurchase agreements are of a short duration, often less than one week but on occasion for longer periods. Securities subject to repurchase agreements will be valued every business day and additional collateral will be requested if necessary so that the value of the collateral is at least equal to the value of the repurchase obligation, including the interest accrued thereon.

A subadvisor shall engage in a repurchase agreement transaction only with those banks or broker dealers who meet the subadvisor’s quantitative and qualitative criteria regarding creditworthiness, asset size and collateralization requirements. The Advisor also may engage in repurchase agreement transactions on behalf of the Fund. The counterparties to a repurchase agreement transaction are limited to a:

•	Federal Reserve System member bank;

•	primary government securities dealer reporting to the Federal Reserve Bank of New York’s Market Reports Division; or

•	broker dealer that reports U.S. government securities positions to the Federal Reserve Board.

A fund also may participate in repurchase agreement transactions utilizing the settlement services of clearing firms that meet the subadvisor’s creditworthiness requirements.

The Advisor and the subadvisor will continuously monitor repurchase agreement transactions to ensure that the collateral held with respect to a repurchase agreement equals or exceeds the amount of the obligation.

The risk of a repurchase agreement transaction is limited to the ability of the seller to pay the agreed-upon sum on the delivery date. In the event of bankruptcy or other default by the seller, the instrument purchased may decline in value, interest payable on the instrument may be lost and there may be possible difficulties and delays in obtaining collateral and delays and expense in liquidating the instrument. If an issuer of a repurchase agreement fails to repurchase the underlying obligation, the loss, if any, would be the difference between the repurchase price and the underlying obligation’s market value. A fund also might incur certain costs in liquidating the underlying obligation. Moreover, if bankruptcy or other insolvency proceedings are commenced with respect to the seller, realization upon the underlying obligation might be delayed or limited.

Under a reverse repurchase agreement, a fund sells a debt security and agrees to repurchase it at an agreed-upon time and at an agreed-upon price. The fund retains record ownership of the security and the right to receive interest and principal payments thereon. At an agreed-upon future date, the fund repurchases the security by remitting the proceeds previously received, plus interest. The difference between the amount the fund receives for the security and the amount it pays on repurchase is payment of interest. In certain types of agreements, there is no agreed-upon repurchase date and interest payments are calculated daily, often based on the prevailing overnight repurchase rate. A reverse repurchase agreement may be considered a form of leveraging and may, therefore, increase fluctuations in a fund’s NAV per share. Subject to the requirements noted under “Risk of Additional Government Regulation of Derivatives” and “Use of Segregated and Other Special Accounts,” a fund will cover its repurchase agreement transactions by maintaining in a segregated custodial account cash, Treasury bills, other U.S. government securities, or other liquid assets having an aggregate value at least equal to the amount of such commitment to repurchase including accrued interest, until payment is made.

A fund may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Fund’s repurchase of the underlying security. A fund’s obligations under a sale-buyback typically would be offset by liquid assets equal in value to the amount of the Fund’s forward commitment to repurchase the subject security.

Foreign Repurchase Agreements. Foreign repurchase agreements involve an agreement to purchase a foreign security and to sell that security back to the original seller at an agreed-upon price in either U.S. dollars or foreign currency. Unlike typical U.S. repurchase agreements, foreign repurchase agreements may not be fully collateralized at all times. The value of a security purchased may be more or less than the price at which the counterparty has agreed to repurchase the security. In the event of default by the counterparty, a fund may suffer a loss if the value of the security purchased is less than the agreed-upon repurchase price, or if it is unable to successfully assert a claim to the collateral under foreign laws. As a result, foreign repurchase agreements may involve higher credit risks than repurchase agreements in U.S. markets, as well as risks associated with currency fluctuations. In addition, as with other emerging market investments, repurchase agreements with counterparties located in emerging markets, or relating to emerging markets, may involve issuers or counterparties with lower credit ratings than typical U.S. repurchase agreements.

When-Issued/Delayed Delivery/Forward Commitment Securities. A fund may purchase or sell securities on a “when-issued,” “delayed-delivery” or “forward commitment” basis. When-issued, delayed-delivery or forward-commitment transactions involve a commitment to purchase or sell securities at a predetermined price or yield in which payment and delivery take place after the customary settlement for such securities (which is typically one month or more after trade date). When purchasing securities in one of these types of transactions, payment for the securities is not required until the delivery date, however, the purchaser assumes the rights and risks of ownership, including the risks of price and yield fluctuations and the risk that the security will not be delivered. When a fund has sold securities pursuant to one of these transactions, it will not participate in further gains or losses with respect to that security. At the time of delivery, the value of when-issued, delayed-delivery or forward commitment securities may be more or less than the transaction price, and the yields then available in the market may be higher or lower than those obtained in the transaction.

Under normal circumstances, when a fund purchases securities on a when-issued or forward commitment basis, it will take delivery of the securities, but a fund may, if deemed advisable, sell the securities before the settlement date. Forward contracts may settle in cash between the counterparty and the Fund or by physical settlement of the underlying securities, and a fund may renegotiate or roll over a forward commitment transaction. In general, a fund does not pay for the securities, or start earning interest on them, or deliver or take possession of securities until the obligations are scheduled to be settled. In such transactions, no cash changes hands on the trade date, however, if the transaction is collateralized, the exchange of margin may take place between the Fund and the counterparty according to an agreed-upon schedule. A fund does, however, record the transaction and reflect the value each day of the securities in determining its NAV.

As further outlined in the “Government Regulation of Derivatives” section, the SEC adopted the Derivatives Rule on October 28, 2020, and in doing so announced it would rescind SEC releases, guidance and no-action letters related to funds’ coverage and asset segregation practices. Funds were required to comply with the Derivatives Rule requirements by August 19, 2022. When-issued or forward settling securities transactions physically settling within 35-days are deemed not to involve a senior security. When-issued or forward settling securities transactions that do not physically settle within 35-days are required to be treated as derivatives transactions in compliance with the Derivatives Rule as outlined in the “Government Regulation of Derivatives” section.

Short-Term Bank and Corporate Obligations. The Fund may invest in depository-type obligations of banks and savings and loan associations and other high-quality money market instruments consisting of short-term obligations of the U.S. government or its agencies and commercial paper. Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Depository-type obligations in which the Fund may invest include certificates of deposit, bankers’ acceptances and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return.

Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument at maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits. Bank notes and bankers’ acceptances rank junior to domestic deposit liabilities of the bank and pari passu with other senior, unsecured obligations of the bank. Bank notes are not insured by the Federal Deposit Insurance Corporation or any other insurer. Deposit notes are insured by the Federal Deposit Insurance Corporation only to the extent of $100,000 per depositor per bank.

Preferred Securities. The Fund may invest in preferred securities. Preferred securities, like common stock, represent an equity ownership in an issuer. Generally, preferred securities have a priority of claim over common stock in dividend payments and upon liquidation of the issuer. Unlike common stock, preferred securities do not usually have voting rights. Preferred securities in some instances are convertible into common stock. Although they are equity securities, preferred securities have characteristics of both debt and common stock. Like debt, their promised income is contractually fixed. Like common stock, they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments. Other equity characteristics are their subordinated position in an issuer’s capital structure and that their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.

Distributions on preferred securities must be declared by the board of directors and may be subject to deferral, and thus they may not be automatically payable. Income payments on preferred securities may be cumulative, causing dividends and distributions to accrue even if not declared by the board or otherwise made payable, or they may be non-cumulative, so that skipped dividends and distributions do not continue to accrue. There is no assurance that dividends on preferred securities in which the Fund invests will be declared or otherwise made payable. The Fund may invest in non-cumulative preferred securities.

Shares of preferred securities have a liquidation value that generally equals the original purchase price at the date of issuance. The market values of preferred securities may be affected by favorable and unfavorable changes impacting the issuers’ industries or sectors, including companies in the utilities and financial services sectors, which are prominent issuers of preferred securities. They may also be affected by actual and anticipated changes or ambiguities in the tax status of the security and by actual and anticipated changes or ambiguities in tax laws, such as changes in corporate and individual income tax rates, and in the dividends received deduction for corporate taxpayers or the characterization of dividends as tax-advantaged as described herein.

Because the claim on an issuer’s earnings represented by preferred securities may become onerous when interest rates fall below the rate payable on the stock or for other reasons, the issuer may redeem preferred securities, generally after an initial period of call protection during which the stock is not redeemable. Thus, in declining interest rate environments in particular, the Fund’s holdings of higher dividend-paying preferred securities may be reduced and the Fund may be unable to acquire securities paying comparable rates with the redemption proceeds.

Foreign Government Securities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of foreign government securities have different kinds of government support. For example, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries and the possible inability of the Fund to enforce its rights against the foreign government issuer. As with other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments. Supra-national agencies are agencies whose member nations make capital contributions to support the agencies’ activities.

Investments in Non-U.S. Securities. The Fund may invest directly in the securities of non-U.S. issuers as well as securities in the form of sponsored or unsponsored American Depository Receipts (“ADRs”), European Depository Receipts (“EDRs”) and Global Depository Receipts (“GDRs”) or other securities convertible into non-U.S. securities. The Fund may invest up to 30% of its total assets in securities denominated in non-U.S. currencies. ADRs are receipts typically issued by a U.S. bank or trust company which evidence ownership of underlying securities issued by a non-U.S. corporation. EDRs are receipts issued in Europe which evidence a similar ownership arrangement. Issuers of unsponsored ADRs are not contractually obligated to disclose material information, including financial information, in the United States. Generally, ADRs are designed for use in the United States securities markets and EDRs are designed for use in European securities markets.

An investment in non-U.S. securities including ADRs may be affected by changes in currency rates and in exchange control regulations. Issuers of unsponsored ADRs are not contractually obligated to disclose material information, including financial information, in the United States and, therefore, there may not be a correlation between such information and the market value of the unsponsored ADR. Non-U.S. companies may not be subject to accounting standards or government supervision comparable to U.S. companies, and there is often less publicly available information about their operations. Non-U.S. companies may also be affected by political or financial instability abroad. These risk considerations may be intensified in the case of investments in ADRs of non-U.S. companies that are located in emerging market countries. ADRs of companies located in these countries may have limited marketability and may be subject to more abrupt or erratic price movements.

Emerging Markets Risk. In addition, the Fund may invest in the securities of issuers based in countries with “emerging market” economies. Funds that invest a significant portion of their assets in the securities of issuers based in countries with “emerging market” economies are subject to greater levels of risk and uncertainty than funds investing primarily in more-developed foreign markets, since emerging market securities may present market, credit, currency, liquidity, legal, political and other risks greater than, or in addition to, the risks of investing in developed foreign countries. These risks include: high currency exchange-rate fluctuations; increased risk of default (including both government and private issuers); greater social, economic and political uncertainty and instability (including the risk of war); more substantial governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; controls on foreign investment and limitations on repatriation of invested capital and on the Fund’s ability to exchange local currencies for U.S. dollars; unavailability of currency hedging techniques in certain emerging market countries; the fact that companies in emerging market countries may be newly organized, smaller and less seasoned; the difference in, or lack of, auditing and financial reporting requirements or standards, which may result in the unavailability of material information about issuers; different clearance and settlement procedures, which may be unable to keep pace with the volume of securities transactions or otherwise make it difficult to engage in such transactions; difficulties in obtaining and/or enforcing legal judgments against non-U.S. companies and non-U.S. persons, including company directors and officers, in foreign jurisdictions; and significantly smaller market capitalizations of emerging market issuers. In addition, shareholders of emerging market issuers, such as the Fund, often have limited rights and few practical remedies in emerging markets. Finally, the risks associated with investments in emerging markets often are significant, and vary from jurisdiction to jurisdiction and company to company.

Restrictions on Investments. There may be unexpected restrictions on investments in companies located in certain foreign countries. For example, on November 12, 2020, the President of the United States signed an Executive Order prohibiting U.S. persons from purchasing or investing in publicly-traded securities of companies identified by the U.S. government as “Communist Chinese military companies” or in instruments that are derivative of, or are designed to provide investment exposure to, such securities. In addition, to the extent that a fund holds such a security, one or more fund intermediaries may decline to process customer orders with respect to such fund unless and until certain representations are made by the Fund or the prohibited holdings are divested. As a result of forced sales of a security, or inability to participate in an investment the manager otherwise believes is attractive, a fund may incur losses.

ESG Integration Risk. The manager considers ESG factors that it deems relevant or additive, along with other material factors and analysis, when managing the Fund. ESG factors may include, but are not limited to, matters regarding board diversity, climate change policies, and supply chain and human rights policies. Incorporating ESG criteria and making investment decisions based on certain ESG characteristics, as determined by the manager, carries the risk the Fund may perform differently, including underperforming, funds that do not utilize ESG criteria, or funds that utilize different ESG criteria. Integration of ESG factors into the Fund’s investment process may result in a manager making different investments for the Fund than for a fund with a similar investment universe and/or investment style that does not incorporate such considerations in its investment strategy or processes, and the Fund’s investment performance may be affected. Integration of ESG factors into the Fund’s investment process does not preclude the Fund from including companies with low ESG characteristics or excluding companies with high ESG characteristics in the Fund’s investments.

The ESG characteristics utilized in the Fund’s investment process may change over time, and different ESG characteristics may be relevant to different investments. Although the manager has established its own structure to oversee ESG integration in accordance with the Fund’s investment objective and strategies, successful integration of ESG factors will depend on the manager’s skill in researching, identifying, and applying these factors, as well as on the availability of relevant data. The method of evaluating ESG factors and subsequent impact on portfolio composition, performance, proxy voting decisions and other factors, is subject to the interpretation of the manager in accordance with the Fund’s investment objective and strategies. ESG factors may be evaluated differently by different managers, and may not carry the same meaning to all investors and managers. The manager may employ active shareowner engagement to raise ESG issues with the management of select portfolio companies. The regulatory landscape with respect to ESG investing in the United States is evolving and any future rules or regulations may require the Fund to change its investment process with respect to ESG integration.

European Risk. Countries in Europe may be significantly affected by fiscal and monetary controls implemented by the European Union (“EU”) and European Economic and Monetary Union (“EMU”), which require member countries to comply with restrictions on inflation rates, deficits, interest rates, debt levels and fiscal and monetary controls. Decreasing imports or exports, changes in governmental or other regulations on trade, changes in the exchange rate or dissolution of the Euro, the default or threat of default by one or more EU member countries on its sovereign debt, and/or an economic recession in one or more EU member countries may have a significant adverse effect on other European economies and major trading partners outside Europe.

In recent years, the European financial markets have experienced volatility and adverse trends due to concerns about economic downturns, rising government debt levels and the possible default of government debt in several European countries. The European Central Bank and IMF have previously bailed-out several European countries. There is no guarantee that these institutions will continue to provide financial support, and markets may react adversely to any reduction in financial support. A default or debt restructuring by any European country can adversely impact holders of that country’s debt and sellers of credit default swaps linked to that country’s creditworthiness, which may be located in countries other than those listed above, and can affect exposures to other EU countries and their financial companies as well.

Uncertainties surrounding the sovereign debt of a number of EU countries and the viability of the EU have disrupted and may in the future disrupt markets in the United States and around the world. If one or more countries leave the EU or the EU dissolves, the global securities markets likely will be significantly disrupted. On January 31, 2020, the UK left the EU, commonly referred to as “Brexit,” and the UK ceased to be a member of the EU. Following a transition period during which the EU and the UK Government engaged in a series of negotiations regarding the terms of the UK’s future relationship with the EU, the EU and the UK Government signed an agreement on December 30, 2020 regarding the economic relationship between the UK and the EU. This agreement became effective on a provisional basis on January 1, 2021 and formally entered into force on May 1, 2021. While the full impact of Brexit is unknown, Brexit has already resulted in volatility in European and global markets. There remains significant market uncertainty regarding Brexit’s ramifications, and the range and potential implications of possible political, regulatory, economic, and market outcomes are difficult to predict. The uncertainty resulting from the transition period may affect other countries in the EU and elsewhere, cause volatility within the EU, or trigger prolonged economic downturns in certain countries within the EU. It is also possible that various countries within the UK, such as Scotland or Northern Ireland, could seek to separate and remain a part of the EU. Other secessionist movements including countries seeking to abandon the Euro or withdraw from the EU may cause volatility and uncertainty in the EU.

The UK has one of the largest economies in Europe and is a major trading partner with the EU countries and the United States. Brexit might negatively affect The City of London’s economy, which is heavily dominated by financial services, as banks might be forced to move staff and comply with two separate sets of rules or lose business to banks in Continental Europe. In addition, Brexit may create additional and substantial economic stresses for the UK, including a contraction of the UK economy and price volatility in UK stocks, decreased trade, capital outflows, devaluation of the British pound, wider corporate bond spreads due to uncertainty, and declines in business and consumer spending as well as foreign direct investment. Brexit may also adversely affect UK-based financial firms that have counterparties in the EU or participate in market infrastructure (trading venues, clearing houses, settlement facilities) based in the EU.

Investing in the securities of Eastern European issuers is highly speculative and involves risks not usually associated with investing in the more developed markets of Western Europe. Securities markets of Eastern European countries typically are less efficient and have lower trading volume, lower liquidity, and higher volatility than more developed markets. Eastern European economies also may be particularly susceptible to disruption in the international credit market due to their reliance on bank related inflows of capital.

To the extent that the Fund invests in European securities, it may be exposed to these risks through its direct investments in such securities, including sovereign debt, or indirectly through investments in money market funds and financial institutions with significant investments in such securities. In addition, Russia’s increasing international assertiveness could negatively impact EU and Eastern European economic activity.

Hedging and Other Strategies. Hedging refers to protecting against possible changes in the market value of securities or other assets that the Fund already owns or plans to buy, or protecting unrealized gains in the Fund. When securities prices are falling, the Fund can seek to offset a decline in the value of its current portfolio securities through the sale of futures contracts. When securities prices are rising, the Fund, through the purchase of futures contracts, can attempt to secure better rates or prices than might later be available in the market when it effects anticipated purchases.

If, in the opinion of the Advisor, there is a sufficient degree of correlation between price trends for the Fund’s portfolio securities and futures contracts based on other financial instruments, securities indices or other indices, the Fund may also enter into such futures contracts as part of its hedging strategy. Although under some circumstances prices of securities in the Fund’s portfolio may be more or less volatile than prices of such futures contracts, the Advisor will attempt to estimate the extent of this volatility difference based on historical patterns and compensate for any differential by having the Fund enter into a greater or lesser number of futures contracts or by attempting to achieve only a partial hedge against price changes affecting the Fund’s portfolio securities.

When a short hedging position is successful, any depreciation in the value of portfolio securities will be substantially offset by appreciation in the value of the futures position. On the other hand, any unanticipated appreciation in the value of the Fund’s portfolio securities would be substantially offset by a decline in the value of the futures position. On other occasions, the Fund may take a “long” position by purchasing futures contracts.

Options on Securities and Securities Indices. The Fund may purchase and write (sell) call and put options on any securities and securities indices. These options may be listed on national domestic securities exchanges or foreign securities exchanges or traded in the over-the-counter market. The Fund may write covered put and call options and purchase put and call options as a substitute for the purchase or sale of securities or to protect against declines in the value of portfolio securities and against increases in the cost of securities to be acquired.

Writing Covered Options. A call option on securities written by the Fund obligates the Fund to sell specified securities to the holder of the option at a specified price if the option is exercised at any time before the expiration date. A put option on securities written by the Fund obligates the Fund to purchase specified securities from the option holder at a specified price if the option is exercised at any time before the expiration date. Options on securities indices are similar to options on securities, except that the exercise of securities index options requires cash settlement payments and does not involve the actual purchase or sale of securities. In addition, securities index options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security. Writing covered call options may deprive the Fund of the opportunity to profit from an increase in the market price of the securities in its portfolio. Writing covered put options may deprive the Fund of the opportunity to profit from a decrease in the market price of the securities to be acquired for its portfolio.

All call and put options written by the Fund are covered. A written call option or put option may be covered by (i) maintaining cash or liquid securities in a segregated account with a value at least equal to the Fund’s obligation under the option, (ii) entering into an offsetting forward commitment and/or (iii) purchasing an offsetting option or any other option which, by virtue of its exercise price or otherwise, reduces the Fund’s net exposure on its written option position. A written call option on securities is typically covered by maintaining the securities that are subject to the option in a segregated account. The Fund may cover call options on a securities index by owning securities whose price changes are expected to be similar to those of the underlying index.

The Fund may terminate its obligations under an exchange-traded call or put option by purchasing an option identical to the one it has written. Obligations under over-the-counter options may be terminated only by entering into an offsetting transaction with the counterparty to such option. Such purchases are referred to as “closing purchase transactions.”

Hong Kong Stock Connect Program and Bond Connect Program Risk. The Fund may invest in eligible renminbi-denominated class A shares of equity securities that are listed and traded on certain Chinese stock exchanges (“China A-Shares”) through Stock Connect, a mutual market access program designed to, among others, enable foreign investment in the PRC; and in renminbi-denominated bonds issued in the PRC by Chinese credit, government and quasi-governmental issuers (“RMB Bonds”), which are available on the CIBM to eligible foreign investors through, among others, the “Mutual Bond Market Access between Mainland China and Hong Kong” (“Bond Connect”) program.

Trading in China A-Shares through Stock Connect and bonds through Bond Connect is subject to certain restrictions and risks. The Fund’s investment in China A-Shares may only be traded through Stock Connect and is not otherwise transferable. The list of securities eligible to be traded on either program may change from time to time. Securities listed on either program may lose purchase eligibility, which could adversely affect the Fund’s performance.

While Stock Connect is not subject to individual investment quotas, daily and aggregate investment quotas apply to all Stock Connect participants, which may restrict or preclude the Fund’s ability to invest in China A-Shares. For example, these quota limitations require that buy orders for China A-Shares be rejected once the remaining balance of the relevant quota drops to zero or the daily quota is exceeded (although the Fund will be permitted to sell China A-Shares regardless of the quota balance). These limitations may restrict the Fund from investing in China A-Shares on a timely basis, which could affect the Fund’s ability to effectively pursue its investment strategy. Investment quotas are also subject to change. Bond Connect is not subject to investment quotas.

Chinese regulations prohibit over-selling of China A-Shares. If the Fund intends to sell China A-shares it holds, it must transfer those securities to the accounts of the Fund’s participant broker before the market opens. As a result, the Fund may not be able to dispose of its holdings of China A-Shares in a timely manner.

Stock Connect also is generally available only on business days when both the exchange on which China A-Shares are offered and the Stock Exchange of Hong Kong are open and when banks in both markets are open on the corresponding settlement days. Therefore, an investment in China A-Shares through Stock Connect may subject the Fund to a risk of price fluctuations on days where Chinese stock markets are open, but Stock Connect is not operating. Similarly, Bond Connect is only available on days when markets in both China and Hong Kong are open, which may limit the Fund’s ability to trade when it would be otherwise attractive to do so.

Stock Connect launched in November 2014 and Bond Connect launched in July 2017. Therefore, trading through Stock Connect and Bond Connect is subject to trading, clearance, and settlement procedures that may continue to develop as the programs mature, which could pose risks to the Fund. Bond Connect is relatively new and its effects on the CIBM are uncertain. In addition, the trading, settlement and information technology systems required for non-Chinese investors in Bond Connect are relatively new. In the event of systems malfunctions or extreme market conditions, trading via Bond Connect could be disrupted. In addition, the rules governing the operation of Stock Connect and Bond Connect may be subject to further interpretation and guidance. There can be no assurance as to the programs’ continued existence or whether future developments regarding the programs may restrict or adversely affect the Fund’s investments or returns. Additionally, the withholding tax treatment of dividends, interest, and capital gains payable to overseas investors may be subject to change. Furthermore, there is currently no specific formal guidance by the PRC tax authorities on the treatment of income tax and other tax categories payable in respect of trading in CIBM by eligible foreign institutional investors via Bond Connect. Any changes in PRC tax law, future clarifications thereof, and/or subsequent retroactive enforcement by the PRC tax authorities of any tax may result in a material loss to the Fund.

Stock Connect and Bond Connect regulations provide that investors, such as the Fund, enjoy the rights and benefits of equities purchased through Stock Connect and bonds purchased through Bond Connect. However, the nominee structure under Stock Connect requires that China A-Shares be held through the HKSCC as nominee on behalf of investors. For investments via Bond Connect, the relevant filings, registration with People’s Bank of China, and account opening have to be carried out via an onshore settlement agent, offshore custody agent, registration agent, or other third parties (as the case may be). As such, the Fund is subject to the risks of default or errors on the part of such third parties.

While the Fund’s ownership of China A-Shares will be reflected on the books of the custodian’s records, the Fund will only have beneficial rights in such A-Shares. The precise nature and rights of the Fund as the beneficial owner of the equities through the HKSCC as nominee is not well defined under the law of the PRC. Although the China Securities Regulatory Commission has issued guidance indicating that participants in Stock Connect will be able to exercise rights of beneficial owners in the PRC, the exact nature and methods of enforcement of the rights and interests of the Fund under PRC law is uncertain. In particular, the courts may consider that the nominee or custodian as registered holder of China A-Shares, has full ownership over the securities rather than the Fund as the underlying beneficial owner. The HKSCC, as nominee holder, does not guarantee the title to China A-Shares held through it and is under no obligation to enforce title or other rights associated with ownership on behalf of beneficial owners. Consequently, title to these securities, or the rights associated with them, such as participation in corporate actions or shareholder meetings, cannot be assured.

While certain aspects of the Stock Connect trading process are subject to Hong Kong law, PRC rules applicable to share ownership will apply. In addition, transactions using Stock Connect are not subject to the Hong Kong investor compensation Fund, which means that the Fund will be unable to make monetary claims on the investor compensation Fund that it might otherwise be entitled to with respect to investments in Hong Kong securities. Other risks associated with investments in PRC securities apply fully to China A-Shares purchased through Stock Connect.

Similarly, in China, the Hong Kong Monetary Authority Central Money Markets Unit holds Bond Connect securities on behalf of ultimate investors (such as the Fund) in accounts maintained with a China-based custodian (either the China Central Depository & Clearing Co. or the Shanghai Clearing House). This recordkeeping system subjects the Fund to various risks, including the risk that the Fund may have a limited ability to enforce rights as a bondholder and the risks of settlement delays and counterparty default of the Hong Kong sub-custodian. In addition, enforcing the ownership rights of a beneficial holder of Bond Connect securities is untested and courts in China have limited experience in applying the concept of beneficial ownership. China A-Shares traded via Stock Connect and bonds trading through Bond Connect are subject to various risks associated with the legal and technical framework of Stock Connect and Bond Connect, respectively. In the event that the relevant systems fail to function properly, trading through Stock Connect or Bond Connect could be disrupted. In the event of high trade volume or unexpected market conditions, Stock Connect and Bond Connect may be available only on a limited basis, if at all. Both the PRC and Hong Kong regulators are permitted, independently of each other, to suspend Stock Connect in response to certain market conditions. Similarly, in the event that the relevant Mainland Chinese authorities suspend account opening or trading on the CIBM via Bond Connect, the Fund’s ability to invest in 41. Chinese bonds will be adversely affected and limited. In such event, the Fund’s ability to achieve its investment objective will be negatively affected and, after exhausting other trading alternatives, the Fund may suffer substantial losses as a result.

Illiquid and Restricted Securities Risk. Restricted securities are securities with restrictions on public resale, such as securities offered in accordance with an exemption under Rule 144A under the Securities Act of 1933 (the “1933 Act”), or commercial paper issued under Section 4(a)(2) of the 1933 Act. Restricted securities are often required to be sold in private sales to institutional buyers, markets for restricted securities may or may not be well developed, and restricted securities can be illiquid. The extent (if at all) to which a security may be sold or a derivative position closed without negatively impacting its market value may be impaired by reduced market activity or participation, legal restrictions or other economic and market impediments. Funds with principal investment strategies that involve investments in securities of companies with smaller market capitalizations, foreign securities, derivatives, or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. Exposure to liquidity risk may be heightened for funds that invest in securities of emerging markets and related derivatives that are not widely traded, and that may be subject to purchase and sale restrictions.

The capacity of traditional dealers to engage in fixed-income trading has not kept pace with the bond market’s growth. As a result, dealer inventories of corporate bonds, which indicate the ability to “make markets,” i.e., buy or sell a security at the quoted bid and ask price, respectively, are at or near historic lows relative to market size. Because market makers provide stability to fixed-income markets, the significant reduction in dealer inventories could lead to decreased liquidity and increased volatility, which may become exacerbated during periods of economic or political stress.

Libor Discontinuation Risk. The LA utilizes LIBOR as the reference or benchmark rate for interest rate calculations. LIBOR is a measure of the average interest rate at which major global banks can borrow from one another. Following allegations of rate manipulation and concerns regarding its thin liquidity, in July 2017, the U.K. Financial Conduct Authority, which regulates LIBOR, announced that it would cease its active encouragement of banks to provide the quotations needed to sustain LIBOR. The ICE Benchmark Administration Limited, the administrator of LIBOR, ceased publishing certain LIBOR maturities, including some US LIBOR maturities, on December 31, 2021, and is expected to cease publishing the remaining and most liquid US LIBOR maturities will cease being published on June 30, 2023. It is expected that market participants have or will transition to the use of alternative reference or benchmark rates prior to the applicable LIBOR publication cessation date. Additionally, although regulators have encouraged the development and adoption of alternative rates such as the Secured Overnight Financing Rate (“SOFR”), the future utilization of LIBOR or of any particular replacement rate remains uncertain.

Although the transition process away from LIBOR has become increasingly well-defined in advance of the anticipated discontinuation dates, the impact on certain debt securities, derivatives and other financial instruments remains uncertain. It is expected that market participants will adopt alternative rates such as SOFR or otherwise amend financial instruments referencing LIBOR, such as the LA, to include fallback provisions and other measures that contemplate the discontinuation of LIBOR or other similar market disruption events, but neither the effect of the transition process nor the viability of such measures is known. Further, uncertainty and risk remain regarding the willingness and ability of issuers and lenders to include alternative rates and revised provisions in new and existing contracts or instruments. To facilitate the transition of legacy derivatives contracts referencing LIBOR, the International Swaps and Derivatives Association, Inc. launched a protocol to incorporate fallback provisions. However, there are obstacles to converting certain longer term securities and transactions to a new benchmark or benchmarks and the effectiveness of one alternative reference rate versus multiple alternative reference rates in new or existing financial instruments and products has not been determined. Certain proposed replacement rates to LIBOR, such as SOFR, which is a broad measure of secured overnight US Treasury repo rates, are materially different from LIBOR, and changes in the applicable spread for financial instruments transitioning away from LIBOR will need to be made to accommodate the differences. Furthermore, the risks associated with the expected discontinuation of LIBOR and transition to replacement rates may be exacerbated if an orderly transition to an alternative reference rate is not completed in a timely manner.

As market participants transition away from LIBOR, LIBOR’s usefulness may deteriorate and these effects could be experienced until the permanent cessation of the majority of U.S. LIBOR rates in 2023. The transition process may lead to increased volatility and illiquidity in markets that currently rely on LIBOR to determine interest rates. LIBOR’s deterioration may adversely affect the liquidity and/or market value of securities that use LIBOR as a benchmark interest rate, including securities and other financial instruments held by the Fund. Further, the utilization of an alternative reference rate, or the transition process to an alternative reference rate, may result in increases to the interest paid by the Fund pursuant to the LA and, therefore, may adversely affect the Fund’s performance.

Alteration of the terms of a debt instrument or a modification of the terms of other types of contracts to replace LIBOR or another interbank offered rate (“IBOR”) with a new reference rate could result in a taxable exchange and the realization of income and gain/loss for U.S. federal income tax purposes. The IRS has issued final regulations regarding the tax consequences of the transition from IBOR to a new reference rate in debt instruments and non-debt contracts. Under the final regulations, alteration or modification of the terms of a debt instrument to replace an operative rate that uses a discontinued IBOR with a qualified rate (as defined in the final regulations) including true up payments equalizing the fair market value of contracts before and after such IBOR transition, to add a qualified rate as a fallback rate to a contract whose operative rate uses a discontinued IBOR or to replace a fallback rate that uses a discontinued IBOR with a qualified rate would not be taxable. The IRS may provide additional guidance, with potential retroactive effect.

Multinational Companies Risk. To the extent that the Fund invests in the securities of companies with foreign business operations, it may be riskier than funds that focus on companies with primarily U.S. operations. Multinational companies may face certain political and economic risks, such as foreign controls over currency exchange; restrictions on monetary repatriation; possible seizure, nationalization or expropriation of assets; and political, economic or social instability. These risks are greater for companies with significant operations in developing countries.

Negative Interest Rates. Certain countries have recently experienced negative interest rates on deposits and debt instruments have traded at negative yields. A negative interest rate policy is an unconventional central bank monetary policy tool where nominal target interest rates are set with a negative value (i.e., below zero percent) intended to help create self-sustaining growth in the local economy. Negative interest rates may become more prevalent among non-U.S. issuers, and potentially within the U.S. For example, if a bank charges negative interest, instead of receiving interest on deposits, a depositor must pay the bank fees to keep money with the bank.

These market conditions may increase the Fund’s exposures to interest rate risk. To the extent the Fund has a bank deposit or holds a debt instrument with a negative interest rate to maturity, the Fund would generate a negative return on that investment. While negative yields can be expected to reduce demand for fixed-income investments trading at a negative interest rate, investors may be willing to continue to purchase such investments for a number of reasons including, but not limited to, price insensitivity, arbitrage opportunities across fixed-income markets or rules-based investment strategies. If negative interest rates become more prevalent in the market, it is expected that investors will seek to reallocate assets to other income-producing assets such as investment grade and high-yield debt instruments, or equity investments that pay a dividend. This increased demand for higher yielding assets may cause the price of such instruments to rise while triggering a corresponding decrease in yield and the value of debt instruments over time.

Risks of Non-U.S. Securities. Investments in non-U.S. securities may involve a greater degree of risk than those in domestic securities. There is generally less publicly available information about non-U.S. companies in the form of reports and ratings similar to those that are published about issuers in the United States. Also, non-U.S. issuers generally are not subject to uniform accounting, auditing and financial reporting requirements comparable to those applicable to U.S. issuers.

Because non-U.S. securities may be denominated in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the Fund’s net asset value (“NAV”), the value of dividends and interest earned, gains and losses realized on the sale of securities, and any net investment income and gains that the Fund distributes to shareholders. Securities transactions undertaken in some non-U.S. markets may not be settled promptly so that the Fund’s investments on non-U.S. exchanges may be less liquid and subject to the risk of fluctuating currency exchange rates pending settlement.

Non-U.S. securities will be purchased in the best available market, whether through OTC markets or exchanges located in the countries where principal offices of the issuers are located. Non-U.S. securities markets generally are not as developed or efficient as those in the United States. While growing in volume, they usually have substantially less volume than the NYSE, and securities of some non-U.S. issuers are less liquid and more volatile than securities of comparable U.S. issuers. Fixed commissions on non-U.S. exchanges generally are higher than negotiated commissions on U.S. exchanges; nevertheless, the Fund will endeavor to achieve the most favorable net results on its portfolio transactions. There is generally less government supervision and regulation of securities exchanges, brokers and listed issuers than in the United States.

With respect to certain non-U.S. countries, there is the possibility of adverse changes in investment or exchange control regulations, expropriation, nationalization or confiscatory taxation limitations on the removal of funds or other assets of the Fund, political or social instability, or diplomatic developments, which could affect United States investments in those countries. Moreover, individual non-U.S. economies may differ favorably or unfavorably from the United States’ economy in terms of growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.

The dividends, in some cases capital gains and interest payable on certain of the Fund’s non-U.S. portfolio securities, may be subject to non-U.S. withholding or other non-U.S. taxes, thus reducing the net amount of income or gains available for distribution to the Fund’s shareholders.

These risks may be intensified in the case of investments in emerging markets or countries with limited or developing capital markets.

The Fund’s ability and decision to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Under present conditions, it is not believed that this consideration will have any significant effect on the Fund’s portfolio strategies.

Russian Securities Risk. Throughout the past decade, the United States, the EU, and other nations have imposed a series of economic sanctions on the Russian Federation. In addition to imposing new import and export controls on Russia and blocking financial transactions with certain Russian elites, oligarchs, and political and national security leaders, the United States, the EU, and other nations have imposed sanctions on companies in certain sectors of the Russian economy, including the financial services, energy, metals and mining, engineering, technology, and defense and defense-related materials sectors. These sanctions could impair the Fund’s ability to continue to price, buy, sell, receive, or deliver securities of certain Russian issuers. For example, the Fund may be prohibited from investing in securities issued by companies subject to such sanctions. The Fund could determine at any time that certain of the most affected securities have little or no value.

The extent and duration of Russia’s military actions and the global response to such actions are impossible to predict. More Russian companies could be sanctioned in the future, and the threat of additional sanctions could itself result in further declines in the value and liquidity of certain securities. Widespread divestment of interests in Russia or certain Russian businesses could result in additional declines in the value of Russian securities. Additionally, market disruptions could have a substantial negative impact on other economics and securities markets both regionally and globally, as well as global supply chains and inflation.

The Russian government may respond to these sanctions and others by freezing Russian assets held by a fund, thereby prohibiting the Fund from selling or otherwise transacting in these investments. In such circumstances, the Fund might be forced to liquidate non-restricted assets in order to satisfy shareholder redemptions. Such liquidation of fund assets might also result in the Fund receiving substantially lower prices for its portfolio securities.

Purchasing Options. The Fund would normally purchase call options in anticipation of an increase, or put options in anticipation of a decrease (“protective puts”), in the market value of securities of the type in which it may invest. The Fund may also sell call and put options to close out its purchased options.

The purchase of a call option would entitle the Fund, in return for the premium paid, to purchase specified securities or currency at a specified price during the option period. The Fund would ordinarily realize a gain on the purchase of a call option if, during the option period, the value of such securities or currency exceeded the sum of the exercise price, the premium paid and transaction costs; otherwise the Fund would realize either no gain or a loss on the purchase of the call option.

The purchase of a put option would entitle the Fund, in exchange for the premium paid, to sell specified securities at a specified price during the option period. The purchase of protective puts is designed to offset or hedge against a decline in the market value of the Fund’s portfolio securities. Put options may also be purchased by the Fund for the purpose of affirmatively benefiting from a decline in the price of securities which it does not own. The Fund would ordinarily realize a gain if, during the option period, the value of the underlying securities decreased below the exercise price sufficiently to cover the premium and transaction costs; otherwise the Fund would realize either no gain or a loss on the purchase of the put option. Gains and losses on the purchase of put options may be offset by countervailing changes in the value of the Fund’s portfolio securities.

The Fund’s options transactions will be subject to limitations established by each of the exchanges, boards of trade or other trading facilities on which such options are traded. These limitations govern the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert, regardless of whether the options are written or purchased on the same or different exchanges, boards of trade or other trading facilities or are held or written in one or more accounts or through one or more brokers. Thus, the number of options which the Fund may write or purchase may be affected by options written or purchased by other investment advisory clients of the Advisor. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

Risks Associated with Options Transactions. There is no assurance that a liquid secondary market on a domestic or foreign options exchange will exist for any particular exchange-traded option or at any particular time. If the Fund is unable to effect a closing purchase transaction with respect to covered options it has written, the Fund will not be able to sell the underlying securities or dispose of assets held in a segregated account until the options expire or are exercised. Similarly, if the Fund is unable to effect a closing sale transaction with respect to options it has purchased, it would have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying securities or currencies.

Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options). If trading were discontinued, the secondary market on that exchange (or in that class or series of options) would cease to exist. However, outstanding options on that exchange that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

The Fund’s ability to terminate over-the-counter options is more limited than with exchange-traded options and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. The Advisor will determine the liquidity of each over-the-counter option in accordance with guidelines adopted by the Board of Trustees of the Fund (the “Board”).

The writing and purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The successful use of options depends in part on the Advisor’s ability to predict future price fluctuations and, for hedging transactions, the degree of correlation between the options and securities or currency markets.

Futures Contracts and Options on Futures Contracts. The Fund may purchase and sell futures contracts based on various securities (such as U.S. government securities) and securities indices, and any other financial instruments and indices and purchase and write call and put options on these futures contracts. The Fund may also enter into closing purchase and sale transactions with respect to any of these contracts and options. All futures contracts entered into by the Fund are traded on U.S. or foreign exchanges or boards of trade that are licensed, regulated or approved by the Commodity Futures Trading Commission (“CFTC”).

Futures Contracts. A futures contract may generally be described as an agreement between two parties to buy and sell particular financial instruments or currencies for an agreed price during a designated month (or to deliver the final cash settlement price, in the case of a contract relating to an index or otherwise not calling for physical delivery at the end of trading in the contract).

Positions taken in the futures markets are not normally held to maturity but are instead liquidated through offsetting transactions, which may result in a profit or a loss. While futures contracts on securities will usually be liquidated in this manner, the Fund may instead make, or take, delivery of the underlying securities or currency whenever it appears economically advantageous to do so. A clearing corporation associated with the exchange on which futures contracts are traded guarantees that, if still open, the sale or purchase will be performed on the settlement date.

The Fund may, for example, take a “short” position in the futures market by selling futures contracts in an attempt to hedge against an anticipated decline in market prices that would adversely affect the value of the Fund’s portfolio securities. Such futures contracts may include contracts for the future delivery of securities held by the Fund or securities with characteristics similar to those of the Fund’s portfolio securities.

Options on Futures Contracts. The purchase of put and call options on futures contracts will give the Fund the right (but not the obligation) for a specified price to sell or to purchase, respectively, the underlying futures contract at any time during the option period. As the purchaser of an option on a futures contract, the Fund obtains the benefit of the futures position if prices move in a favorable direction but limits its risk of loss in the event of an unfavorable price movement to the loss of the premium and transaction costs.

The writing of a call option on a futures contract generates a premium which may partially offset a decline in the value of the Fund’s assets. By writing a call option, the Fund becomes obligated, in exchange for the premium (upon exercise of the option) to sell a futures contract if the option is exercised, which may have a value higher than the exercise price. Conversely, the writing of a put option on a futures contract generates a premium which may partially offset an increase in the price of securities that the Fund intends to purchase. However, the Fund becomes obligated (upon exercise of the option) to purchase a futures contract if the option is exercised, which may have a value lower than the exercise price. The loss incurred by the Fund in writing options on futures is potentially unlimited and may exceed the amount of the premium received.

The holder or writer of an option on a futures contract may terminate its position by selling or purchasing an offsetting option of the same series. There is no guarantee that such closing transactions can be effected. The Fund’s ability to establish and close out positions on such options will be subject to the development and maintenance of a liquid market.

Other Considerations. The Fund will engage in futures and related options transactions either for bona fide hedging or to facilitate portfolio management. The Fund will not engage in futures or related options for speculative purposes. To the extent that the Fund is using futures and related options for hedging purposes, futures contracts will be sold to protect against a decline in the price of securities that the Fund owns or futures contracts will be purchased to protect the Fund against an increase in the price of securities it intends to purchase. The Fund will determine that the price fluctuations in the futures contracts and options on futures used for hedging purposes are substantially related to price fluctuations in securities held by the Fund or securities or instruments which it expects to purchase. To the extent that the Fund engages in non-hedging transactions in futures contracts and options on futures to facilitate portfolio management, the aggregate initial margin and premiums required to establish these nonhedging positions will not exceed 5% of the net asset value of the Fund’s portfolio, after taking into account unrealized profits and losses on any such positions and excluding the amount by which such options were in-the-money at the time of purchase.

Transactions in futures contracts and options on futures involve brokerage costs, require margin deposits and, in the case of contracts and options obligating the Fund to purchase securities, require the Fund to establish a segregated account consisting of cash or liquid securities in an amount equal to the underlying value of such contracts and options.

While transactions in futures contracts and options on futures may reduce certain risks, these transactions themselves entail certain other risks. For example, unanticipated changes in interest rates or securities prices may result in a poorer overall performance for the Fund than if it had not entered into any futures contracts or options transactions.

Perfect correlation between the Fund’s futures positions and portfolio positions will be impossible to achieve. In the event of an imperfect correlation between a futures position and a portfolio position which is intended to be protected, the desired protection may not be obtained and the Fund may be exposed to risk of loss.

Some futures contracts or options on futures may become illiquid under adverse market conditions. In addition, during periods of market volatility, a commodity exchange may suspend or limit trading in a futures contract or related option, which may make the instrument temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract or related option can vary from the previous day’s settlement price. Once the daily limit is reached, no trades may be made that day at a price beyond the limit. This may prevent the Fund from closing out positions and limiting its losses.

Interest Rate Swaps, Collars, Caps and Floors. In order to hedge the value of the Fund’s portfolio against interest rate fluctuations or to facilitate portfolio management, the Fund may, but is not required to, enter into various interest rate transactions such as interest rate swaps and the purchase or sale of interest rate caps and floors. To the extent that the Fund enters into these transactions, the Fund expects to do so primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date or to manage the Fund’s interest rate exposure on any debt securities or preferred shares issued by the Fund for leverage purposes. The Fund intends to use these transactions only as a hedge or to facilitate portfolio management. The Fund is not required to hedge its portfolio and may choose not to do so. The Fund cannot guarantee that any hedging strategies it uses will work.

Interest Rate Swaps. In an interest rate swap, the Fund exchanges with another party their respective commitments to pay or receive interest (e.g., an exchange of fixed rate payments for floating rate payments). For example, if the Fund holds a debt instrument with an interest rate that is reset only once each year, it may swap the right to receive interest at this fixed rate for the right to receive interest at a rate that is reset every week. This would enable the Fund to offset a decline in the value of the debt instrument due to rising interest rates but would also limit its ability to benefit from falling interest rates. Conversely, if the Fund holds a debt instrument with an interest rate that is reset every week and it would like to lock in what it believes to be a high interest rate for one year, it may swap the right to receive interest at this variable weekly rate for the right to receive interest at a rate that is fixed for one year. Such a swap would protect the Fund from a reduction in yield due to falling interest rates and may permit the Fund to enhance its income through the positive differential between one week and one year interest rates, but would preclude it from taking full advantage of rising interest rates.

The Fund usually will enter into interest rate swaps on a net basis (i.e., the two payment streams are netted out with the trust receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of the Fund’s obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis, and an amount of cash or liquid instruments having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Fund’s custodian. If the interest rate swap transaction is entered into on other than a net basis, the full amount of the Fund’s obligations will be accrued on a daily basis, and the full amount of the Fund’s obligations will be maintained in a segregated account by the Fund’s custodian.

Interest Rate Collars, Caps and Floors. The Fund also may engage in interest rate transactions in the form of purchasing or selling interest rate caps or floors. The Fund will not sell interest rate caps or floors that it does not own. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest equal to the difference of the index and the predetermined rate on a notional principal amount (i.e., the reference amount with respect to which interest obligations are determined although no actual exchange of principal occurs) from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest at the difference of the index and the predetermined rate on a notional principal amount from the party selling such interest rate floor.

Typically, the parties with which the Fund will enter into interest rate transactions will be broker-dealers and other financial institutions. The Fund will not enter into any interest rate swap, cap or floor transaction unless the unsecured senior debt or the claims-paying ability of the other party thereto is rated investment grade quality by at least one nationally recognized statistical rating organization at the time of entering into such transaction or whose creditworthiness is believed by the Advisor to be equivalent to such rating. If there is a default by the other party to such a transaction, the Fund will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid in comparison with other similar instruments traded in the interbank market. Caps and floors, however, are less liquid than swaps. Certain federal income tax requirements may limit the Fund’s ability to engage in interest rate swaps.

Credit Default Swap Agreements. The Fund may enter into credit default swap agreements. The “buyer” in a credit default contract is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no event of default on an underlying reference obligation has occurred. If an event of default occurs, the seller must pay the buyer the “par value” (full notional value) of the reference obligation in exchange for the reference obligation. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no event of default occurs, the Fund loses its investment and recovers nothing. However, if an event of default occurs, the buyer receives full notional value for a reference obligation that may have little or no value. As a seller, the Fund receives a fixed rate of income throughout the term of the contract, which can run between six months and ten years but is typically structured between three and five years, provided that there is no default event. If an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation. Credit default swaps involve greater risks than if the Fund had invested in the reference obligation directly. In addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. The Fund will enter into swap agreements only with counterparties who are rated investment grade by at least one nationally recognized statistical rating organization at the time of entering into such transaction or whose creditworthiness is believed by the Advisor to be equivalent to such rating. A buyer also will lose its investment and recover nothing should an event of default occur. If an event of default were to occur, the value of the reference obligation received by the seller, coupled with the periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Fund.

If the Fund enters into a credit default swap, the Fund may be required to report the swap as a “listed transaction” for tax shelter reporting purposes on the Fund’s federal income tax return. If the Internal Revenue Service (the “IRS”) were to determine that the credit default swap is a tax shelter, the Fund could be subject to penalties under the Internal Revenue Code of 1986, as amended (the “Code”).

Warrants and Rights. Warrants and rights generally give the holder the right to receive, upon exercise and prior to the expiration date, a security of the issuer at a stated price. Funds typically use warrants and rights in a manner similar to their use of options on securities, as described in “General Characteristics of Options” above and elsewhere in this SAI. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options. Unlike most options, however, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund’s ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.

The Fund may in the future employ new or additional investment strategies and hedging instruments if those strategies and instruments are consistent with the Fund’s investment objectives and are permissible under applicable regulations governing the Fund.

Additional Regulatory Limitations on the Use of Futures and Related Options, Interest Rate Floors, Caps and Collars and Interest Rate and Currency Swap Contracts. The CFTC has adopted regulations that subject registered investment companies and/or their investment advisors to regulation by the CFTC if the registered investment company invests more than a prescribed level of its NAV in commodity futures, options on commodities or commodity futures, swaps, or other financial instruments regulated under the Commodity Exchange Act (“CEA”) (“commodity interests”), or if the registered investment company markets itself as providing investment exposure to such commodity interests. The Advisor is registered as a commodity pool operator (“CPO”) under the CEA and is a National Futures Association member firm; however, the Advisor does not act in the capacity of a registered CPO with respect to the Fund.

Although the Advisor is a registered commodity pool operator (“CPO”) under the CEA and is a National Futures Association member firm, the Advisor has claimed an exemption from CPO registration pursuant to CFTC Rule 4.5 with respect to the Fund. To remain eligible for this exemption, the Fund must comply with certain limitations, including limits on trading in commodity interests, and restrictions on the manner in which the Fund markets its commodity interests trading activities. These limitations may restrict the Fund’s ability to pursue its investment strategy, increase the costs of implementing its strategy, increase its expenses and/or adversely affect its total return.

Please see “Government Regulation of Derivatives” for more information regarding governmental regulations of derivatives and similar transactions.

Government Regulation of Derivatives.

The regulation of the U.S. and non-U.S. derivatives markets has undergone substantial change in recent years and such change may continue. In particular, effective August 19, 2022 (the “Compliance Date”), Rule 18f-4 under the 1940 Act (the “Derivatives Rule”) replaced the asset segregation regime of Investment Company Act Release No. 10666 (“Release 10666”) with a new framework for the use of derivatives by registered funds. On the Compliance Date, the SEC rescinded Release 10666 and withdrew no-action letters and similar guidance addressing a fund’s use of derivatives and began requiring funds to satisfy the requirements of the Derivatives Rule. As a result, on or after the Compliance Date, the Funds will no longer engage in “segregation” or “coverage” techniques with respect to derivatives transactions as outlined in this SAI and will instead comply with the applicable requirements of the Derivatives Rule.

The Derivatives Rule mandates that a fund adopt and/or implement: (i) value-at-risk limitations (“VaR”) in lieu of asset segregation requirements; (ii) a written derivatives risk management program; (iii) new Board oversight responsibilities; and (iv) new reporting and recordkeeping requirements. In the event that a fund’s derivative exposure is 10% or less of its net assets, excluding certain currency and interest rate hedging transactions, it can elect to be classified as a limited derivatives user (“Limited Derivatives User”) under the Derivatives Rule, in which case the Fund is not subject to the full requirements of the Derivatives Rule. Limited Derivatives Users are excepted from VaR testing, implementing a derivatives risk management program, and certain Board oversight and reporting requirements mandated by the Derivatives Rule. However, a Limited Derivatives User is still required to implement written compliance policies and procedures reasonably designed to manage its derivatives risks. The Derivatives Rule also provides special treatment for reverse repurchase agreements, similar financing transactions and unfunded commitment agreements. Specifically, a fund may elect whether to treat reverse repurchase agreements and similar financing transactions as “derivatives transactions” subject to the requirements of the Derivatives Rule or as senior securities equivalent to bank borrowings for purposes of Section 18 of the 1940 Act. In addition, a fund, including money market funds, may invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security, provided that: (i) the Fund intends to physically settle the transaction; and (ii) the transaction will settle within 35 days of its trade date.

Furthermore, it is possible that additional government regulation of various types of derivative instruments may limit or prevent a fund from using such instruments as part of its investment strategy in the future, which could negatively impact the Fund. New position limits imposed on a fund or its counterparty may also impact the Fund’s ability to invest in futures, options, and swaps in a manner that efficiently meets its investment objective.

Short-Term Trading and Portfolio Turnover. Short-term trading means the purchase and subsequent sale of a security after it has been held for a relatively brief period of time. The Fund may engage in short-term trading in response to stock market conditions, changes in interest rates or other economic trends and developments, or to take advantage of yield disparities between various fixed-income securities in order to realize capital gains or improve income. Short-term trading may have the effect of increasing portfolio turnover rate. A high rate of portfolio turnover (100% or greater) involves correspondingly greater brokerage expenses. The portfolio turnover rate for the Fund for the fiscal years ended October 31, 2022 and October 31, 2021 was 39% and 52%, respectively.

Real Estate Securities. Investing in securities of companies in the real estate industry subjects the Fund to the risks associated with the direct ownership of real estate. These risks include:

•	Declines in the value of real estate;

•	Risks related to general and local economic conditions;

•	Possible lack of availability of mortgage funds;

•	Overbuilding;

•	Extended vacancies of properties;

•	Increased competition;

•	Increases in property taxes and operating expenses;

•	Changes in zoning laws;

•	Losses due to costs resulting from the cleanup of environmental problems;

•	Liability to third parties for damages resulting from environmental problems;

•	Casualty or condemnation losses;

•	Limitations on rents;

•	Changes in neighborhood values and the appeal of properties to tenants;

•	Changes in interest rates; and

•	Liquidity risk.

Therefore, to the extent that the Fund invests a substantial amount of its assets in securities of companies in the real estate industry, the value of the Fund’s shares may change at different rates compared to the value of shares of the Fund with investments in a mix of different industries.

Securities of companies in the real estate industry have been and may continue to be negatively affected by widespread health crisis such as a global pandemic. Potential impacts on the real estate market may include lower occupancy rates, decreased lease payments, defaults and foreclosures, among other consequences. These impacts could adversely affect corporate borrowers and mortgage lenders, the value of mortgage-backed securities, the bonds of municipalities that depend on tax revenues and tourist dollars generated by such properties, and insurers of the property and/or of corporate, municipal or mortgage-backed securities. It is not known how long such impacts, or any future impacts of other significant events, will last.

Securities of companies in the real estate industry include equity real estate investment trusts (“REITs”) and mortgage REITs. Equity REITs may be affected by changes in the value of the underlying property owned by the REIT, while mortgage REITs may be affected by the quality of any credit extended. Further, equity and mortgage REITs are dependent upon management skills and generally may not be diversified. Equity and mortgage REITs are also subject to heavy cash flow dependency, defaults by borrowers or lessees, and self-liquidations. In addition, equity and mortgage REITs could possibly fail to qualify for tax-free pass-through of income under the Code, as amended, or to maintain their exemptions from registration under the 1940 Act. The above factors may also adversely affect a borrower’s or a lessee’s ability to meet its obligations to a REIT. In the event of a default by a borrower or lessee, a REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments.

In addition, even the larger REITs in the industry tend to be small- to medium-sized companies in relation to the equity markets as a whole. Moreover, shares of REITs may trade less frequently and, therefore, are subject to more erratic price movements, than securities of larger issuers.

Gaming-Tribal Authority Investments. The Fund may invest in securities issued by gaming companies, including gaming facilities operated by Indian (Native American) tribal authorities. The value of the Fund’s investments in gaming companies is subject to legislative or regulatory changes, adverse market conditions, and/or increased competition affecting the gaming sector. Securities of gaming companies may be considered speculative, and generally exhibit greater volatility than the overall market. The market value of gaming company securities may fluctuate widely due to unpredictable earnings, due in part to changing consumer tastes and intense competition, strong reaction to technological developments, and the threat of increased government regulation.

Securities issued by Indian tribal authorities are subject to particular risks. Indian tribes enjoy sovereign immunity, which is the legal privilege by which the United States federal, state, and tribal governments cannot be sued without their consent. In order to sue an Indian tribe (or an agency or instrumentality thereof), the tribe must have effectively waived its sovereign immunity with respect to the matter in dispute. Certain Indian tribal authorities have agreed to waive their sovereign immunity in connection with their outstanding debt obligations. Generally, waivers of sovereign immunity have been held to be enforceable against Indian tribes. Nevertheless, if a waiver of sovereign immunity is held to be ineffective, claimants, including investors in Indian tribal authority securities (such as the Fund), could be precluded from judicially enforcing their rights and remedies.

Further, in most commercial disputes with Indian tribes, it may be difficult or impossible to obtain federal court jurisdiction. A commercial dispute may not present a federal question, and an Indian tribe may not be considered a citizen of any state for purposes of establishing diversity jurisdiction. The U.S. Supreme Court has held that jurisdiction in a tribal court must be exhausted before any dispute can be heard in an appropriate federal court. In cases where the jurisdiction of the tribal forum is disputed, the tribal court first must rule as to the limits of its own jurisdiction. Such jurisdictional issues, as well as the general view that Indian tribes are not considered to be subject to ordinary bankruptcy proceedings, may be disadvantageous to holders of obligations issued by Indian tribal authorities, including the Fund.

Operational and Cybersecurity Risk. With the increased use of technologies, such as mobile devices and “cloud”-based service offerings and the dependence on the internet and computer systems to perform necessary business functions, the Fund’s service providers are susceptible to operational and information or cybersecurity risks that could result in losses to the Fund and its shareholders. Cybersecurity breaches are either intentional or unintentional events that allow an unauthorized party to gain access to Fund assets, customer data, or proprietary information, or cause the Fund or a Fund service provider to suffer data corruption or lose operational functionality. Intentional cybersecurity incidents include: unauthorized access to systems, networks, or devices (such as through “hacking” activity or “phishing”); infection from computer viruses or other malicious software code; and attacks that shut down, disable, slow, or otherwise disrupt operations, business processes, or website access or functionality. Cyberattacks can also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the service providers’ systems or websites rendering them unavailable to intended users or via “ransomware” that renders the systems inoperable until appropriate actions are taken. In addition, unintentional incidents can occur, such as the inadvertent release of confidential information.

A cybersecurity breach could result in the loss or theft of customer data or funds, loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or costs associated with system repairs, any of which could have a substantial impact on the Fund. For example, in a denial of service, Fund shareholders could lose access to their electronic accounts indefinitely, and employees of the Advisor, the Subadvisor, or the Fund’s other service providers may not be able to access electronic systems to perform critical duties for the Fund, such as trading, NAV calculation, shareholder accounting, or fulfilment of Fund share purchases and redemptions. Cybersecurity incidents could cause the Fund, the Advisor, the Subadvisor, or other service provider to incur regulatory penalties, reputational damage, compliance costs associated with corrective measures, or financial loss. They may also result in violations of applicable privacy and other laws. In addition, such incidents could affect issuers in which the Fund invests, thereby causing the Fund’s investments to lose value.

Cyber-events have the potential to materially affect the Fund and the Advisor’s relationships with accounts, shareholders, clients, customers, employees, products, and service providers. The Fund has established risk management systems reasonably designed to seek to reduce the risks associated with cyber-events. There is no guarantee that the Fund will be able to prevent or mitigate the impact of any or all cyber-events.

The Fund is exposed to operational risk arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of the Fund’s service providers, counterparties, or other third parties, failed or inadequate processes and technology or system failures.

The Advisor, the subadvisor, and their affiliates have established risk management or operational failure systems that seek to reduce operational and cybersecurity risks, and business continuity plans in the event of a cybersecurity breach or operational failure. However, there are inherent limitations in such plans, including that certain risks have not been identified, and there is no guarantee that such efforts will succeed, especially since none of the Advisor, the Subadvisor, or their affiliates controls the cybersecurity or operational systems of the Fund’s third-party service providers (including the Fund’s custodian), or those of the issuers of securities in which the Fund invests.

In addition, other disruptive events, including (but not limited to) natural disasters and public health crises may adversely affect the Fund’s ability to conduct business, in particular if the Fund’s employees or the employees of its service providers are unable or unwilling to perform their responsibilities as a result of any such event. Even if the Fund’s employees and the employees of its service providers are able to work remotely, those remote work arrangements could result in the Fund’s business operations being less efficient than under normal circumstances, could lead to delays in its processing of transactions, and could increase the risk of cyber-events.

Market Events. Events in certain sectors historically have resulted, and may in the future result, in an unusually high degree of volatility in the financial markets, both domestic and foreign. These events have included, but are not limited to: bankruptcies, corporate restructurings, and other similar events; governmental efforts to limit short selling and high frequency trading; measures to address U.S. federal and state budget deficits; social, political, and economic instability in Europe; economic stimulus by the Japanese central bank; dramatic changes in energy prices and currency exchange rates; and China’s economic slowdown. Interconnected global economies and financial markets increase the possibility that conditions in one country or region might adversely impact issuers in a different country or region. Both domestic and foreign equity markets have experienced increased volatility and turmoil, with issuers that have exposure to the real estate, mortgage, and credit markets particularly affected. Financial institutions could suffer losses as interest rates rise or economic conditions deteriorate.

In addition, relatively high market volatility and reduced liquidity in credit and fixed-income markets may adversely affect many issuers worldwide. Actions taken by the U.S. Federal Reserve (the “Fed”) or foreign central banks to stimulate or stabilize economic growth, such as interventions in currency markets, could cause high volatility in the equity and fixed-income markets. Reduced liquidity may result in less money being available to purchase raw materials, goods, and services from emerging markets, which may, in turn, bring down the prices of these economic staples. It may also result in emerging-market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their securities prices.

Beginning in March 2022, the Fed began increasing interest rates and has signaled the potential for further increases. As a result, risks associated with rising interest rates are currently heightened. It is difficult to accurately predict the pace at which the Fed will increase interest rates any further, or the timing, frequency or magnitude of any such increases, and the evaluation of macro-economic and other conditions could cause a change in approach in the future. Any such increases generally will cause market interest rates to rise and could cause the value of a fund’s investments, and the Fund’s NAV, to decline, potentially suddenly and significantly.

In addition, as the Fed increases the target Fed funds rate, any such rate increases, among other factors, could cause markets to experience continuing high volatility. A significant increase in interest rates may cause a decline in the market for equity securities. These events and the possible resulting market volatility may have an adverse effect on the Fund.

Political turmoil within the United States and abroad may also impact the Fund. Although the U.S. government has honored its credit obligations, it remains possible that the United States could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the United States would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Fund’s investments. Similarly, political events within the United States at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many fund investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets. In recent years, the U.S. renegotiated many of its global trade relationships and imposed or threatened to impose significant import tariffs. These actions could lead to price volatility and overall declines in U.S. and global investment markets.

Uncertainties surrounding the sovereign debt of a number of EU countries and the viability of the EU have disrupted and may in the future disrupt markets in the United States and around the world. If one or more countries leave the EU or the EU dissolves, the global securities markets likely will be significantly disrupted. On January 31, 2020, the UK left the EU, commonly referred to as “Brexit,” the UK ceased to be a member of the EU, and the UK and EU entered into a Trade and Cooperation Agreement. While the full impact of Brexit is unknown, Brexit has already resulted in volatility in European and global markets. There remains significant market uncertainty regarding Brexit’s ramifications, and the range and potential implications of possible political, regulatory, economic, and market outcomes are difficult to predict.

A widespread health crisis such as a global pandemic could cause substantial market volatility, exchange trading suspensions and closures, which may lead to less liquidity in certain instruments, industries, sectors or the markets generally, and may ultimately affect fund performance. For example, the coronavirus (COVID-19) pandemic has resulted and may continue to result in significant disruptions to global business activity and market volatility due to disruptions in market access, resource availability, facilities operations, imposition of tariffs, export controls and supply chain disruption, among others. While many countries have lifted some or all restrictions related to the coronavirus (COVID-19) and the United States ended the public health emergency and national emergency declarations relating to the coronavirus (COVID-19) pandemic on May 11, 2023, the continued impact of coronavirus (COVID-19) and related variants is uncertain. The impact of a health crisis and other epidemics and pandemics that may arise in the future, could affect the global economy in ways that cannot necessarily be foreseen at the present time. A health crisis may exacerbate other pre-existing political, social and economic risks. Any such impact could adversely affect the Fund’s performance, resulting in losses to your investment.

Political and military events, including in Ukraine, North Korea, Russia, Venezuela, Iran, Syria, and other areas of the Middle East, and nationalist unrest in Europe and South America, also may cause market disruptions.As a result of continued political tensions and armed conflicts, including the Russian invasion of Ukraine commencing in February of 2022, the extent and ultimate result of which are unknown at this time, the United States and the EU, along with the regulatory bodies of a number of countries, have imposed economic sanctions on certain Russian corporate entities and individuals, and certain sectors of Russia’s economy, which may result in, among other things, the continued devaluation of Russian currency, a downgrade in the country’s credit rating, and/or a decline in the value and liquidity of Russian securities, property or interests. These sanctions could also result in the immediate freeze of Russian securities and/or funds invested in prohibited assets, impairing the ability of a fund to buy, sell, receive or deliver those securities and/or assets. These sanctions or the threat of additional sanctions could also result in Russia taking counter measures or retaliatory actions, which may further impair the value and liquidity of Russian securities. The United States and other nations or international organizations may also impose additional economic sanctions or take other actions that may adversely affect Russia-exposed issuers and companies in various sectors of the Russian economy. Any or all of these potential results could lead Russia’s economy into a recession. Economic sanctions and other actions against Russian institutions, companies, and individuals resulting from the ongoing conflict may also have a substantial negative impact on other economies and securities markets both regionally and globally, as well as on companies with operations in the conflict region, the extent to which is unknown at this time. The United States and the EU have also imposed similar sanctions on Belarus for its support of Russia’s invasion of Ukraine. Additional sanctions may be imposed on Belarus and other countries that support Russia. Any such sanctions could present substantially similar risks as those resulting from the sanctions imposed on Russia, including substantial negative impacts on the regional and global economies and securities markets.

In addition, there is a risk that the prices of goods and services in the United States and many foreign economies may decline over time, known as deflation. Deflation may have an adverse effect on stock prices and creditworthiness and may make defaults on debt more likely. If a country’s economy slips into a deflationary pattern, it could last for a prolonged period and may be difficult to reverse. Further, there is a risk that the present value of assets or income from investments will be less in the future, known as inflation. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy, and a fund’s investments may be affected, which may reduce a fund’s performance. Further, inflation may lead to the rise in interest rates, which may negatively affect the value of debt instruments held by the Fund, resulting in a negative impact on a fund’s performance. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.

INVESTMENT RESTRICTIONS

The investment policies and strategies of the Fund described in this SAI and the Prospectus, except for the nine investment restrictions designated as fundamental policies under this caption, are not fundamental and may be changed by the Board without shareholder approval.

Fundamental Investment Restrictions

As referred to above, the following nine investment restrictions of the Fund are designated as fundamental policies and as such cannot be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities, which as used in this SAI means the lesser of (a) 67% of the shares of the Fund present or represented by proxy at a meeting if the holders of more than 50% of the outstanding shares are present or represented at the meeting or (b) more than 50% of outstanding shares of the Fund. As a matter of fundamental policy, the Fund may not:

(1)

Issue senior securities, except as permitted by the Investment Company Act of 1940 Act, as amended (the “1940 Act”) and the rules and interpretive positions of the Securities and Exchange Commission (the “SEC”) thereunder. Senior securities that the Fund may issue in accordance with the 1940 Act include preferred shares, borrowing, futures, when-issued and delayed delivery securities and forward foreign currency exchange transactions.

(2)	Borrow money, except as permitted by the 1940 Act and the rules and interpretive positions of the SEC thereunder.

(3)

Act as an underwriter, except to the extent that the Fund may be deemed to be an underwriter for the purposes of the Securities Act of 1933, as amended (the “1933 Act”), in connection with the disposition of portfolio securities or purchase any security which is subject to legal or contractual delays in or restrictions on resale if after such purchase more than 50% of the Fund’s total assets would be invested in such securities.

(4)

Purchase real estate or any interest therein, except through the purchase of corporate or certain government securities (including securities secured by mortgage or a leasehold interest or other interest in real estate and securities of companies investing in real estate) in accordance with the Fund’s investment objectives.

(5)

Make loans except through the lending of portfolio securities and the purchase of securities in accordance with the Fund’s investment objectives. The Fund does not for this purpose consider repurchase agreements and bank obligations to be the making of a loan.

(6)

Invest in commodities or in commodity contracts or in puts, calls or combinations of both except options on securities and securities indices, and futures contracts on securities and securities indices and options on such futures.

(7)

Invest more than 5% of its total assets taken at market value at the time of purchase in securities of any one issuer, other than obligations of the United States government and its agencies and instrumentalities and repurchase agreements collateralized by such obligations.

(8)	Purchase securities of any issuer if such purchase would at the time result in more than 10% of the outstanding voting securities of such issuer being held by the Fund.

(9)

Purchase securities of issuers conducting their principal business activity in the same industry if immediately after such purchase the value of its investment in such industry would exceed 25% of its total assets taken at market value. For purposes of construing this fundamental restriction No. 9, tax-exempt municipal securities shall not be considered to represent industries.

The Fund does not have a fundamental policy with respect to short sales and purchases on margin.

In regard to restriction (2), the Fund may borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities. The 1940 Act currently requires that the Fund have 300% asset coverage at the time of borrowing with respect to all borrowings other than temporary borrowings.

With respect to restriction (7), a diversified fund, as to at least 75% of the value of its total assets, generally may not, except with respect to government securities and securities of other investment companies, invest more than 5% of its total assets in the securities, or own more than 10% of the outstanding voting securities, of any one issuer. In determining the issuer of a municipal security, each state, each political subdivision, agency, and instrumentality of each state and each multi-state agency of which such state is a member is considered a separate issuer. In the event that securities are backed only by assets and revenues of a particular instrumentality, facility or subdivision, such entity is considered the issuer.

For purposes of construing restriction (9), securities of the U.S. government, its agencies, or instrumentalities are not considered to represent industries. Tax-exempt municipal obligations backed by the credit of a governmental entity also are not considered to represent industries.

Whenever an investment policy or investment restriction set forth in the Prospectus or this SAI states a maximum percentage of assets that may be invested in any security or other asset or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the Fund’s acquisition of such security or asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating agency (or as determined by the Subadvisor if the security is not rated by a rating agency) will not compel the Fund to dispose of such security or other asset. Notwithstanding the foregoing, the Fund must always be in compliance with the borrowing policies set forth above.

Non-fundamental Investment Restrictions

The Fund has adopted the following non-fundamental investment policies, which may be changed by the Board without approval of the Fund’s shareholders:

(1)

The Fund intends to purchase securities through private placements, but no purchase will be made if as a result more than 20% of the value of the Fund’s total assets would be invested in such securities.

(2)

If a percentage restriction on investment or utilization of assets as set forth above is adhered to at the time an investment is made, a later change in percentage resulting from changes in the value of the Fund’s assets will not be considered a violation of the restriction.

(3)

The Fund may also be subject to certain restrictions and guidelines imposed by lenders if the Fund engages in borrowings. The Fund does not anticipate that such guidelines would have a material adverse effect on its common shareholders or the Fund’s ability to achieve its investment objectives.

(4)

The Fund will invest only in countries on the Advisor’s Approved Country Listing. The Approved Country Listing is a list maintained by the Advisor’s investment department that outlines all countries, including the United States that have been approved for investment by funds managed by the Advisor.

(5)

If allowed by the Fund’s other investment policies and restrictions, the Fund may invest up to 5% of its total assets in Russian equity securities and up to 10% of its total assets in Russian fixed-income securities. All Russian securities must be: (a) denominated in U.S. dollars; (b) traded on a major exchange; and (c) held physically outside of Russia.

PORTFOLIO TURNOVER

The Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Subadvisor, investment considerations warrant such action. The Fund’s annual rate of portfolio turnover may vary from year to year as well as within a year. A high rate of portfolio turnover (100% or more) generally involves correspondingly greater brokerage commission expenses, which must be borne directly by the Fund and could generate short-term capital gain taxable as ordinary income, which could have a negative impact on the Fund’s performance over time. Portfolio turnover is calculated by dividing the lesser of purchases or sales of Fund securities during the fiscal year by the monthly average of the value of the Fund’s securities. (Excluded from the computation are all securities, including options, with maturities at the time of acquisition of one year or less.) The portfolio turnover rate for the Fund for the fiscal years ended October 31, 2022 and October 31, 2021 was 39% and 52%, respectively.

THOSE RESPONSIBLE FOR MANAGEMENT

The business of the Fund is managed by the Board, including certain Trustees who are not “interested persons” (as defined in the 1940 Act) of the fund (the “Independent Trustees”). The Trustees elect officers who are responsible for the day-to-day operations of the fund and who execute policies formulated by the Trustees. Several of the Trustees and officers of the Fund also are officers or directors of the Advisor. Each Trustee oversees the fund and other funds in the John Hancock Fund Complex (as defined below).

The tables below present certain information regarding the Trustees and officers of the Fund, including their principal occupations which, unless specific dates are shown, are of at least five years’ duration. In addition, the table includes information concerning other directorships held by each Trustee in other registered investment companies or publicly traded companies. Information is listed separately for each Trustee who is an “interested person” (as defined in the 1940 Act) of the Fund (each a “Non-Independent Trustee”) and the Independent Trustees. As of October 31, 2022, the John Hancock Fund Complex consisted of 183 funds (including separate series of series mutual funds). The address of each Trustee and officer of the Fund is 200 Berkeley Street, Boston, Massachusetts 02116. The Board consists of eleven members.

Non-Independent Trustees
Name (Birth Year)	Positions with the Fund[1]	Principal Occupation(s) and Other Directorships During the Past 5 Years	Number of Funds in John Hancock Fund Complex Overseen by Trustee
Andrew G. Arnott[2] (1971)	Trustee (since 2017)

Global Head of Retail for Manulife (since 2022); Head of Wealth and Asset Management, United States and Europe, for John Hancock and Manulife (2018-2023); Director and Chairman, John Hancock Investment Management LLC (since 2005, including prior positions); Director and Chairman, John Hancock Variable Trust Advisers LLC (since 2006, including prior positions); Director and Chairman, John Hancock Investment Management Distributors LLC (since 2004, including prior positions); President of various trusts within the John Hancock Fund Complex (2007-2023, including prior positions).

Trustee of various trusts within the John Hancock Fund Complex (since 2017).

			183

Paul Lorentz[2] (1968)	Trustee (since 2022)	Global Head, Manulife Wealth and Asset Management (since 2017); General Manager, Manulife, Individual Wealth Management and Insurance (2013–2017); President, Manulife Investments (2010–2016). Trustee of various trusts within the John Hancock Fund Complex (since 2022).	183

Independent Trustees
Name (Birth Year)	Position(s) with the Fund[1]	Principal Occupation(s) and Other Directorships During the Past 5 Years	Number of Funds in John Hancock Fund Complex Overseen by Trustee
James R. Boyle (1959)	Trustee (since 2015)	Board Member, United of Omaha Life Insurance Company (since 2022). Board Member, Mutual of Omaha Investor Services, Inc. (since 2022). Foresters Financial, Chief Executive Officer (2018–2022) and board member (2017–2022). Manulife Financial and John Hancock, more than 20 years, retiring in 2012 as Chief Executive Officer, John Hancock and Senior Executive Vice President, Manulife Financial. Trustee of various trusts within the John Hancock Fund Complex (2005–2014 and since 2015).	183

William H. Cunningham (1944)	Trustee (since 2005)	Professor, University of Texas, Austin, Texas (since 1971); former Chancellor, University of Texas System and former President of the University of Texas, Austin, Texas; Director (since 2006), Lincoln National Corporation (insurance); Director, Southwest Airlines (since 2000). Trustee of various trusts within the John Hancock Fund Complex (since 1986).	183

Noni L. Ellison (1971)	Trustee (since 2022)

Senior Vice President, General Counsel & Corporate Secretary, Tractor Supply Company (rural lifestyle retailer) (since 2021); General Counsel, Chief Compliance Officer & Corporate Secretary, Carestream Dental, L.L.C. (2017–2021); Associate General Counsel & Assistant Corporate Secretary, W.W. Grainger, Inc. (global industrial supplier) (2015–2017); Board Member, Goodwill of North Georgia, 2018 (FY2019)–2020 (FY2021); Board Member, Howard University School of Law Board of Visitors (since 2021); Board Member, University of Chicago Law School Board of Visitors (since 2016); Board member, Children’s Healthcare of Atlanta Foundation Board (2021–present).

Trustee of various trusts within the John Hancock Fund Complex (since 2022).

Grace K. Fey (1946)	Trustee (since 2012)	Chief Executive Officer, Grace Fey Advisors (since 2007); Director and Executive Vice President, Frontier Capital Management Company (1988–2007); Director, Fiduciary Trust (since 2009). Trustee of various trusts within the John Hancock Fund Complex (since 2008).	183

Name (Birth Year)	Position(s) with the Fund[1]	Principal Occupation(s) and Other Directorships During the Past 5 Years	Number of Funds in John Hancock Fund Complex Overseen by Trustee
Dean C. Garfield (1968)	Trustee (since 2022)	Vice President, Netflix, Inc. (since 2019); President & Chief Executive Officer, Information Technology Industry Council (2009–2019); NYU School of Law Board of Trustees (since 2021); Member, U.S. Department of Transportation, Advisory Committee on Automation (since 2021); President of the United States Trade Advisory Council (2010–2018); Board Member, College for Every Student (2017–2021); Board Member, The Seed School of Washington, D.C. (2012–2017). Trustee of various trusts within the John Hancock Fund Complex (since 2022).	183

Deborah C. Jackson (1952)	Trustee (since 2008)

President, Cambridge College, Cambridge, Massachusetts (since 2011); Board of Directors, Amwell Corporation (since 2020); Board of Directors, Massachusetts Women’s Forum (2018-2020); Board of Directors, National Association of Corporate Directors/New England (2015-2020); Chief Executive Officer, American Red Cross of Massachusetts Bay (2002–2011); Board of Directors of Eastern Bank Corporation (since 2001); Board of Directors of Eastern Bank Charitable Foundation (since 2001); Board of Directors of Boston Stock Exchange (2002–2008); Board of Directors of Harvard Pilgrim Healthcare (health benefits company) (2007–2011).

Trustee of various trusts within the John Hancock Fund Complex (since 2008).

			183

Hassell H. McClellan (1945)	Trustee (since 2012) and Chairperson of the Board (since 2017)	Director/Trustee, Virtus Funds (2008-2020); Director, The Barnes Group (2010-2021); Associate Professor, The Wallace E. Carroll School of Management, Boston College (retired 2013). Trustee (since 2005) and Chairperson of the Board (since 2017) of various trusts within the John Hancock Fund Complex.	183

Steven R. Pruchansky (1944)	Trustee (since 2005) and Vice Chairperson of the Board (since 2012)

Managing Director, Pru Realty (since 2017); Chairman and Chief Executive Officer, Greenscapes of Southwest Florida, Inc. (2014-2020); Director and President, Greenscapes of Southwest Florida, Inc. (until 2000); Member, Board of Advisors, First American Bank (until 2010); Managing Director, Jon James, LLC (real estate) (since 2000); Partner, Right Funding, LLC (2014-2017); Director, First Signature Bank & Trust Company (until 1991); Director, Mast Realty Trust (until 1994); President, Maxwell Building Corp. (until 1991).

Trustee (since 1992), Chairperson of the Board (2011–2012), and Vice Chairperson of the Board (since 2012) of various trusts within the John Hancock Fund Complex.

			183

Name (Birth Year)	Position(s) with the Fund[1]	Principal Occupation(s) and Other Directorships During the Past 5 Years	Number of Funds in John Hancock Fund Complex Overseen by Trustee
Frances G. Rathke (1960)	Trustee (since 2020)	Director, Audit Committee Chair, Oatly Group AB (plant-based drink company) (since 2021); Director, Audit Committee Chair and Compensation Committee Member, Green Mountain Power Corporation (since 2016); Director, Treasurer and Finance & Audit Committee Chair, Flynn Center for Performing Arts (since 2016); Director, Audit Committee Chair and Compensation Committee Member, Planet Fitness (since 2016); Chief Financial Officer and Treasurer, Keurig Green Mountain, Inc. (2003-retired 2015). Trustee of various trusts within the John Hancock Fund Complex (since 2020).	183

Gregory A. Russo (1949)	Trustee (since 2008)

Director and Audit Committee Chairman (2012-2020), and Member, Audit Committee and Finance Committee (2011-2020), NCH Healthcare System, Inc. (holding company for multi-entity healthcare system); Director and Member (2012-2018), and Finance Committee Chairman (2014-2018), The Moorings, Inc. (nonprofit continuing care community); Vice Chairman, Risk & Regulatory Matters, KPMG LLP (KPMG) (2002–2006); Vice Chairman, Industrial Markets, KPMG (1998–2002); Chairman and Treasurer, Westchester County, New York, Chamber of Commerce (1986–1992); Director, Treasurer and Chairman of Audit and Finance Committees, Putnam Hospital Center (1989–1995); Director and Chairman of Fundraising Campaign, United Way of Westchester and Putnam Counties, New York (1990–1995).

Trustee of various trusts within the John Hancock Fund Complex (since 2008).

			183

1

Each Trustee holds office until his or her successor is elected and qualified, or until the Trustee’s death, retirement, resignation or removal. The Fund holds annual meetings of shareholders, at which Trustees are elected. Each Trustee was most recently elected to serve on the Board at a shareholder meeting held on February 21, 2023.

2	The Trustee is a Non-Independent Trustee due to his position with the Advisor and certain of its affiliates.
3	Mr. Boyle served as Trustee at various time periods prior to 2015.

Correspondence intended for any of the Trustees may be sent to the attention of the individual Trustee or to the Board c/o the Secretary of the Fund at 200 Berkeley Street, Boston, Massachusetts 02116-2805. All communications addressed to the Board or individual Trustee will be logged and sent to the Board or individual Trustee. The Secretary may determine not to forward any letter to Trustees that does not relate to the business of the Fund.

Principal Officers who are not Trustees

The following table presents information regarding the current principal officers of the Fund who are not Trustees, including their principal occupations which, unless specific dates are shown, are of at least five years’ duration. Each of the officers is an affiliated person of the Advisor. All of the officers listed are officers or employees of the Advisor or its affiliates. All of the officers also are officers of all of the other funds for which the Advisor serves as investment advisor.

Principal Officers who are not Trustees

Name (Birth Year)	Position(s) with the Fund[1]	Principal Occupation(s) During Past 5 Years
Kristie M. Feinberg	President (since 2023)	Head of Wealth & Asset Management, U.S. and Europe, for John Hancock and Manulife (since 2023); CFO and Global Head of Strategy, Manulife Investment Management (2021 - 2023, including prior positions); CFO Americas & Global Head of Treasury, Invesco, Ltd., Invesco US (2019 - 2020, including prior positions); Senior Vice President, Corporate Treasurer and Business Controller, OppenheimerFunds (2001 - 2019, including prior positions); President of various trusts within the John Hancock Fund Complex (since 2023).

Charles A. Rizzo (1957)	Chief Financial Officer (since 2007)	Vice President, John Hancock Financial Services (since 2008); Senior Vice President, John Hancock Investment Management LLC and John Hancock Variable Trust Advisers LLC (since 2008); Chief Financial Officer of various trusts within the John Hancock Fund Complex (since 2007).

Salvatore Schiavone (1965)	Treasurer (2007-2009 and since 2010, including prior positions)	Assistant Vice President, John Hancock Financial Services (since 2007); Vice President, John Hancock Investment Management LLC and John Hancock Variable Trust Advisers LLC (since 2007); Treasurer of various trusts within the John Hancock Fund Complex (since 2007, including prior positions).

Christopher (Kit) Sechler (1973)	Secretary and Chief Legal Officer (Since 2018); Assistant Secretary (2009-2018)	Vice President and Deputy Chief Counsel, John Hancock Investment Management (since 2015); Assistant Vice President and Senior Counsel (2009–2015), John Hancock Investment Management; Assistant Secretary of John Hancock Investment Management LLC and John Hancock Variable Trust Advisers LLC (since 2009); Chief Legal Officer and Secretary of various trusts within the John Hancock Fund Complex (since 2009, including prior positions).

Name (Birth Year)	Position(s) with the Fund[1]	Principal Occupation(s) During Past 5 Years
Trevor Swanberg (1979)	Chief Compliance Officer (since 2020)	Chief Compliance Officer, John Hancock Investment Management LLC and John Hancock Variable Trust Advisers LLC (since 2020); Deputy Chief Compliance Officer, John Hancock Investment Management LLC and John Hancock Variable Trust Advisers LLC (2019–2020); Assistant Chief Compliance Officer, John Hancock Investment Management LLC and John Hancock Variable Trust Advisers LLC (2016–2019); Vice President, State Street Global Advisors (2015–2016); Chief Compliance Officer of various trusts within the John Hancock Fund Complex (since 2016, including prior positions).

1	Each officer holds office for an indefinite term until his or her successor is duly elected and qualified or until he/she dies, retires, resigns, is removed or becomes disqualified.

Additional Information about the Trustees

In addition to the description of each Trustee’s Principal Occupation(s) and Other Directorships set forth above, the following provides further information about each Trustee’s specific experience, qualifications, attributes or skills with respect to the Fund. The information in this section should not be understood to mean that any of the Trustees is an “expert” within the meaning of the U.S. federal securities laws.

There are no specific required qualifications for Board membership. The Board believes that the different perspectives, viewpoints, professional experience, education, and individual qualities of each Trustee represent a diversity of experiences and a variety of complementary skills. Each Trustee has experience as a Trustee of the Fund, as well as experience as a Trustee of other John Hancock funds. It is the Trustees’ belief that this allows the Board, as a whole, to oversee the business of the Fund in a manner consistent with the best interests of the Fund’s shareholders. When considering potential nominees to fill vacancies on the Board, and as part of its annual self-evaluation, the Board reviews the mix of skills and other relevant experiences of the Trustees.

Independent Trustees

James R. Boyle — Mr. Boyle has high-level executive, financial, operational, governance, regulatory and leadership experience in the financial services industry, including in the development and management of registered investment companies, variable annuities, retirement and insurance products. Mr. Boyle is the former President and CEO of a large international fraternal life insurance company and is the former President and CEO of multi-line life insurance and financial services companies. Mr. Boyle began his career as a Certified Public Accountant with Coopers & Lybrand. He is a member of the Contracts, Legal and Risk Committee.

William H. Cunningham — Mr. Cunningham has management and operational oversight experience as a former Chancellor and President of a major university. Mr. Cunningham regularly teaches a graduate course in corporate governance at the law school and at the Red McCombs School of Business at The University of Texas at Austin. He also has oversight and corporate governance experience as a current and former director of a number of operating companies, including an insurance company.

Grace K. Fey — Ms. Fey has significant governance, financial services, and asset management industry expertise based on her extensive non-profit board experience, as well as her experience as a consultant to non-profit and corporate boards, and as a former director and executive of an investment management firm.

Dean C. Garfield — As a former president and chief executive officer of a leading industry organization and current vice-president of a leading international company, Mr. Garfield has significant global executive operational, governance, regulatory, and leadership experience. He also has experience as a leader overseeing and implementing global public policy matters including strategic initiatives.

Deborah C. Jackson — Ms. Jackson has leadership, governance, management, and operational oversight experience as the lead director of a large bank, president of a college, and as the former chief executive officer of a major charitable organization. She also has expertise in financial services matters and oversight and corporate governance experience as a current and former director of various other corporate organizations, including an insurance company, a regional stock exchange, a telemedicine company, and non-profit entities.

Hassell H. McClellan — As a former professor of finance and policy in the graduate management department of a major university, a current director of a public company, and as a former director of several privately held companies, Mr. McClellan has experience in corporate and financial matters. He also has experience as a director of other investment companies not affiliated with the Trust.

Steven R. Pruchansky — Mr. Pruchansky has entrepreneurial, executive and financial experience as a senior officer and chief executive of business in the retail, service and distribution companies and a current and former director of real estate and banking companies.

Frances G. Rathke — Through her former positions in senior financial roles, as a former certified public accountant, and as a consultant on strategic and financial matters, Ms. Rathke has experience as a leader overseeing, conceiving, implementing, and analyzing strategic and financial growth plans, and financial statements. Ms. Rathke also has experience in the auditing of financial statements and related materials. In addition, she has experience as a director of various organizations, including a publicly traded company and a non-profit entity.

Gregory A. Russo — As a retired Certified Public Accountant, Mr. Russo served as a partner and Global Vice Chairman in a major independent registered public accounting firm, as well as a member of its geographic boards of directors and International Executive Team. As a result of Mr. Russo’s diverse global responsibilities, he possesses accounting, finance and executive operating experience.

Non-Independent Trustees

Andrew G. Arnott — Through his positions as Global Head of Retail for Manulife; Director and Chairman of John Hancock Investment Management LLC and John Hancock Variable Trust Advisers LLC; Director and Chairman of John Hancock Investment Management Distributors LLC; and Trustee of the John Hancock Fund Complex, Mr. Arnott has experience in the management of investments, registered investment companies, variable annuities and retirement products, enabling him to provide management input to the Board.

Paul Lorentz — Through his position as the Global Head of Manulife Wealth and Asset Management, Mr. Lorentz has experience with retirement, retail and asset management solutions offered by Manulife worldwide, enabling him to provide management input to the Board.

Duties of Trustees; Committee Structure

The Fund is organized as a Massachusetts business trust. Under the Declaration of Trust, the Trustees are responsible for managing the affairs of the Fund, including the appointment of advisors and subadvisors. Each Trustee has the experience, skills, attributes or qualifications described above (see “—Principal Occupation(s) and Other Directorships” and “—Additional Information about the Trustees” above). The Board appoints officers who assist in managing the day-to-day affairs of the Fund. The Board met 6 times during the latest fiscal year.

The Board has appointed an Independent Trustee as Chairperson. The Chairperson presides at meetings of the Trustees and may call meetings of the Board and any Board committee whenever he deems it necessary. The Chairperson participates in the preparation of the agenda for meetings of the Board and the identification of information to be presented to the Board with respect to matters to be acted upon by the Board. The Chairperson also acts as a liaison with the Fund’s management, officers, attorneys, and other Trustees generally between meetings. The Chairperson may perform such other functions as may be requested by the Board from time to time. The Board has also designated a Vice Chairperson to serve in the absence of the Chairperson. Except for any duties specified in this SAI or pursuant to the Fund’s Declaration of Trust or Amended and Restated By-Laws (the “By-Laws), or as assigned by the Board, the designation of a Trustee as Chairperson or Vice Chairperson does not impose on that Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on any other Trustee, generally. The Board has designated a number of standing committees as further described below, each of which has a Chairperson. The Board also may designate working groups or ad hoc committees as it deems appropriate.

The Board believes that this leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview, and it allocates areas of responsibility among committees or working groups of Trustees and the full Board in a manner that enhances effective oversight. The Board considers leadership by an Independent Trustee as Chairperson to be integral to promoting effective independent oversight of the Fund’s operations and meaningful representation of the shareholders’ interests. The Board also believes that having a super-majority of Independent Trustees is appropriate and in the best interest of the Fund’s shareholders. Nevertheless, the Board also believes that having interested persons serve on the Board brings corporate and financial viewpoints that are, in the Board’s view, helpful elements in its decision-making process. In addition, the Board believes that Messrs. Arnott and Boyle, as current or former executives of the Advisor (or of its parent company, MFC), and of other affiliates of the Advisor, provide the Board with the perspective of the Advisor in managing and sponsoring the Fund. The leadership structure of the Board may be changed, at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Fund.

Board Committees

The Board has established an Audit Committee; Compliance Committee; Contracts, Legal & Risk Committee; Nominating and Governance Committee; and Investment Committee.

Audit Committee. The Board has a standing Audit Committee composed solely of Independent Trustees (Messrs. Cunningham and McClellan, and Ms. Rathke). Ms. Rathke serves as Chairperson of this Committee. This Committee met 4 times during the fiscal year ended October 31, 2022, to review the internal and external accounting and auditing procedures of the Fund and, among other things, to consider the selection of an independent registered public accounting firm for the Fund, to approve all significant services proposed to be performed by its independent registered public accounting firm and to consider the possible effect of such services on its independence. Ms. Rathke has been designated by the Board as an “audit committee financial expert,” as defined in SEC rules.

Compliance Committee. The Board also has a standing Compliance Committee (Mses. Fey, Mr. Garfield and Jackson). This Committee reviews and makes recommendations to the full Board regarding certain compliance matters relating to the Fund. Ms. Fey serves as Chairperson of this Committee. This Committee met 4 times during the fiscal year ended October 31, 2022.

Contracts, Legal & Risk Committee. The Board also has a standing Contracts, Legal & Risk Committee (Mr. Boyle, Ms. Ellison and Messrs. Pruchansky and Russo). This Committee oversees the initiation, operation, and renewal of the various contracts between the funds and other entities. These contracts include advisory and subadvisory agreements, custodial and transfer agency agreements and arrangements with other service providers. The Committee also reviews the significant legal affairs of the funds, as well as any significant regulatory and legislative actions or proposals affecting or relating to the funds or their service providers. The Committee also assists the Board in its oversight role with respect to the processes pursuant to which the Advisor and the Subadvisor identify, manage and report the various risks that affect or could affect the funds. Mr. Russo serves as Chairperson of this Committee. The Contracts, Legal & Risk Committee held 4 meetings during the fiscal year ended October 31, 2022.

Nominating and Governance Committee. The Board also has a Nominating and Governance Committee composed of all of the Independent Trustees. This Committee will consider nominees recommended by Trust shareholders. Nominations should be forwarded to the attention of the Secretary of the Trust at 200 Berkeley Street, Boston, Massachusetts 02116. Any shareholder nomination must be submitted in compliance with all of the pertinent provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to be considered by this Committee. This Committee met 5 times during the fiscal year ended October 31, 2022.

Investment Committee. The Board also has an Investment Committee composed of all of the Trustees. The Investment Committee has four subcommittees with the Trustees divided among the four subcommittees (each an “Investment Sub- Committee”). Ms. Jackson and Messrs. Boyle, Cunningham, and Pruchansky serve as Chairpersons of the Investment Sub-Committees. Each Investment Sub-Committee reviews investment matters relating to a particular group of funds in the John Hancock Fund Complex and coordinates with the full Board regarding investment matters. The Investment Committee met 5 times during the fiscal year ended October 31, 2022.

Annually, the Board evaluates its performance and that of its Committees, including the effectiveness of the Board’s Committee structure.

Risk Oversight

As a registered investment company, the Fund is subject to a variety of risks, including investment risks (such as, among others, market risk, credit risk and interest rate risk), financial risks (such as, among others, settlement risk, liquidity risk and valuation risk), compliance risks, and operational risks. As a part of its overall activities, the Board oversees the Fund’s risk management activities that are implemented by the Advisor, the Fund’s Chief Compliance Officer (“CCO”) and other service providers to the Fund. The Advisor has primary responsibility for the Fund’s risk management on a day-to-day basis as a part of its overall responsibilities. The Fund’s Subadvisor, subject to oversight of the Advisor, is primarily responsible for managing investment and financial risks as a part of its day-to-day investment responsibilities, as well as operational and compliance risks at its firm. The Advisor and the CCO also assist the Board in overseeing compliance with investment policies of the Fund and regulatory requirements, and monitor the implementation of the various compliance policies and procedures approved by the Board as a part of its oversight responsibilities.

The Advisor identifies to the Board the risks that it believes may affect the Fund and develops processes and controls regarding such risks. However, risk management is a complex and dynamic undertaking and it is not always possible to comprehensively identify and/or mitigate all such risks at all times since risks are at times impacted by external events. In discharging its oversight responsibilities, the Board considers risk management issues throughout the year with the assistance of its various Committees as described below. Each Committee meets at least quarterly and presents reports to the Board, which may prompt further discussion of issues concerning the oversight of the Fund’s risk management. The Board as a whole also reviews written reports or presentations on a variety of risk issues as needed and may discuss particular risks that are not addressed in the Committee process.

The Board has established an Investment Committee, which consists of four Investment Sub-Committees. Each Investment Sub-Committee assists the Board in overseeing the significant investment policies of the Fund and the performance of its subadvisor. The Advisor monitors these policies and subadvisor activities and may recommend changes in connection with the Fund to the relevant Investment Sub-Committee in response to subadvisor requests or other circumstances. On at least a quarterly basis, the Investment Sub-Committee reviews reports from the Advisor regarding the Fund’s investment performance, which include information about investment and financial risks and how they are managed, and from the CCO or his/her designee regarding subadvisor compliance matters. In addition, the Investment Sub-Committee meets periodically with the portfolio managers of the Fund’s subadvisor to receive reports regarding management of the Fund, including with respect to risk management processes.

The Audit Committee assists the Board in reviewing with the independent auditors, at various times throughout the year, matters relating to the Fund’s financial reporting. In addition, this Committee oversees the process of the Fund’s valuation of its portfolio securities, assisted by the Fund’s Pricing Committee (composed of officers of the Fund), which calculates fair value determinations pursuant to procedures adopted by the Board.

The Compliance Committee assists the Board in overseeing the activities of the Fund’s CCO with respect to the compliance programs of the Fund, the Advisor, the subadvisor, and certain of the Fund’s other service providers (the distributor and transfer agent). This Committee and the Board receive and consider periodic reports from the CCO throughout the year, including the CCO’s annual written report, which, among other things, summarizes material compliance issues that arose during the previous year and any remedial action taken to address these issues, as well as any material changes to the compliance programs

The Contracts, Legal & Risk Committee assists the Board in its oversight role with respect to the processes pursuant to which the Advisor and the subadvisor identify, assess, manage and report the various risks that affect or could affect the Fund. This Committee reviews reports from the Fund’s Advisor on a periodic basis regarding the risks facing the Fund, and makes recommendations to the Board concerning risks and risk oversight matters as the Committee deems appropriate. This Committee also coordinates with the other Board Committees regarding risks relevant to the other Committees, as appropriate.

As required by rule 18f-4 under the 1940 Act, funds that engage in derivatives transactions, other than limited derivatives users, generally must adopt and implement written derivatives risk management program (the “Derivatives Risk Management Program”), that is reasonably designed to manage the funds’ derivatives risks, while taking into account the funds’ derivatives and other investments. This program includes risk guidelines, stress testing, internal reporting and escalation and periodic review of the program. To the extent that the funds invest in derivatives, on a quarterly and annual, the Advisor will provide the Board with written reports that address the operation, adequacy and effectiveness of the funds’ Derivatives Risk Management Program, which is generally designed to assess and manage derivatives risk.

In addressing issues regarding the Fund’s risk management between meetings, appropriate representatives of the Advisor communicate with the Chairperson of the Board, the relevant Committee Chair, or the Fund’s CCO, who is directly accountable to the Board. As appropriate, the Chairperson of the Board, the Committee Chairs and the Trustees confer among themselves, with the Fund’s CCO, the Advisor, other service providers, external fund counsel, and counsel to the Independent Trustees, to identify and review risk management issues that may be placed on the full Board’s agenda and/or that of an appropriate Committee for review and discussion.

In addition, in its annual review of the Fund’s advisory, subadvisory and distribution agreements, the Board reviews information provided by the Advisor, the subadvisor and the distributor relating to their operational capabilities, financial condition, risk management processes and resources.

The Advisor also has its own, independent interest in risk management. In this regard, the Advisor has appointed a Risk and Investment Operations Committee, consisting of senior personnel from each of the Advisor’s functional departments. This Committee reports periodically to the Board and the Contracts, Legal & Risk Committee on risk management matters. The Advisor’s risk management program is part of the overall risk management program of John Hancock, the Advisor’s parent company. John Hancock’s Chief Risk Officer supports the Advisor’s risk management program, and at the Board’s request will report on risk management matters.

Compensation of Trustees

The Fund pays fees to its Independent Trustees. Trustees also are reimbursed for travel and other out-of-pocket expenses. Each Independent Trustee receives in the aggregate from the Fund and the other closed-end funds in the John Hancock Fund Complex an annual retainer of $40,000.

The following table provides information regarding the compensation paid by the Fund and the other investment companies in the John Hancock Fund Complex to the Independent Trustees for their services during the Fund’s fiscal year ended October 31, 2022.

Compensation Table1

	Fund	John Hancock Fund Complex
Independent Trustees
Charles L. Bardelis[2]	$0	$22,000
James R. Boyle	$4,000	$450,000
Peter S. Burgess[3]	$4,000	$430,000
William H. Cunningham	$4,000	$450,000
Noni L. Ellison	$2,000	$179,500
Grace K. Fey	$4,000	$470,000
Dean C. Garfield	$2,000	$179,500
Deborah C. Jackson	$4,000	$450,000
Patricia Lizarraga[4]	$2,000	$179,500
Hassell H. McClellan	$4,000	$588,000
James M. Oates[5]	$0	$0
Steven R. Pruchansky	$4,000	$440,000
Frances G. Rathke	$4,000	$450,000
Gregory A. Russo	$4,000	$460,000
Non-Independent Trustees
Andrew G. Arnott	$0	$0
Marianne Harrison[6]	$0	$0

[1]	The Trust does not have a pension or retirement plan for any of its Trustees or officers.
[2]	Retired from the Board effective as of December 31, 2021
[3]	Mr. Burgess retired as Trustee effective as of December 31, 2022.
[4]	Effective September 21, 2023, Ms. Lizarraga is no longer a Trustee.
[5]	Retired from the Board effective as of April 30, 2021
[6]	Ms. Harrison retired as Trustee as of May 1, 2023.

Trustee Ownership of Shares of John Hancock Funds

The table below sets forth the aggregate dollar range of equity securities beneficially owned by the Trustees in the Fund and in all John Hancock funds overseen by each Trustee as of December 31, 2022. The information as to beneficial ownership is based on statements furnished to the Fund by the Trustees. Each of the Trustees has all voting and investment powers with respect to the shares indicated.

Trustees	Fund	John Hancock Fund Complex
Independent Trustees
James R. Boyle	$10,001-$50,000	Over $100,000
William H. Cunningham	$10,001-$50,000	Over $100,000
Noni L. Ellison	None	None
Grace K. Fey	$10,001-$50,000	Over $100,000
Deborah C. Jackson	$10,001-$50,000	Over $100,000
Dean C. Garfield	None	None
Hassell H. McClellan	$10,001-$50,000	Over $100,000
Steven R. Pruchansky	$1-$10,000	Over $100,000
Frances G. Rathke	$1-$10,000	Over $100,000
Gregory A. Russo	$10,001-$50,000	Over $100,000
Non-Independent Trustees
Andrew G. Arnott	None	Over $100,000
Paul Lorentz	None	None

SHAREHOLDERS OF THE FUND

As of December 31, 2022, the officers and Trustees of the Fund as a group owned beneficially less than 1% of the outstanding shares of the Fund.

To the best knowledge of the Fund, the shareholders (principal holders) listed below owned more than 5% of the fund’s shares as of February 1, 2022. Information related to these shareholders is as of the date indicated and may be different as of February 1, 2022. A shareholder who owns beneficially more than 25% of a fund is deemed to be a control person of that fund and can determine the outcome of a shareholder meeting with respect to a proposal directly affecting that share class.

Name and Address of Owner	Amount	Percent
1607 Capital Partners, LLC 13 S. 13th Street, Suite 400 Richmond, VA 23219	845,908	9.70%[1]
First Trust Portfolios L.P. 120 East Liberty Drive, Suite 400 Wheaton, Illinois 60187	676,581	7.77%[2]

[1]	Based on a Schedule 13G filing dated February 16, 2021
[2]	Based on a Schedule 13G filing dated January 18, 2022

INVESTMENT ADVISORY AND OTHER SERVICES

A discussion regarding the basis for the Trustees’ approval of the Advisory Agreement and the Subadvisory Agreements is available in the Fund’s most recent shareholder report for the fiscal year ended October 31.

THE ADVISOR

The Advisor is a Delaware limited liability company whose principal offices are located at 200 Berkeley Street, Boston, Massachusetts 02116 and serves as the Fund’s investment advisor. The Advisor is registered with the SEC as an investment advisor under the Advisers Act.

Founded in 1968, the Advisor is an indirect principally owned subsidiary of John Hancock Life Insurance Company (U.S.A.), a subsidiary of Manulife Financial Corporation (“Manulife Financial” or the “Company”). Manulife Financial is the holding company of The Manufacturers Life Insurance Company (the “Life Company”) and its subsidiaries. John Hancock Life Insurance Company (U.S.A.) and its subsidiaries (“John Hancock”) today offer a broad range of financial products and services, including whole, term, variable, and universal life insurance, as well as college savings products, mutual funds, fixed and variable annuities, long-term care insurance and various forms of business insurance. Additional information about John Hancock may be found on the Internet at johnhancock.com.

The Advisor has contractually agreed to waive a portion of its management fee and/or reimburse expenses for certain funds of the John Hancock group of funds complex, including the fund (the participating portfolios). This waiver is based upon aggregate net assets of all the participating portfolios. The amount of the reimbursement is calculated daily and allocated among all the participating portfolios in proportion to the daily net assets of each fund. During the year ended October 31, 2022, this waiver amounted to 0.01% of the fund’s average daily net assets. This arrangement expires on July 31, 2024, unless renewed by mutual agreement of the fund and the Advisor based upon a determination that this is appropriate under the circumstances at that time.

The Advisor’s parent company has been helping individuals and institutions work toward their financial goals since 1862. The Advisor offers investment solutions managed by institutional money managers, taking a disciplined team approach to portfolio management and research, leveraging the expertise of seasoned investment professionals. The Advisor has been managing closed-end funds since 1971. As of December 31, 2022, the Advisor had total assets under management of approximately $144.3 billion.

Manulife Financial Corporation is a leading international financial services group with principal operations in Asia, Canada and the United States. Operating primarily as John Hancock in the United States and Manulife elsewhere, it provides financial protection products and advice, insurance, as well as wealth and asset management services through its extensive network of solutions for individuals, groups and institutions. Its global headquarters are in Toronto, Canada, and it trades as ‘MFC’ on the Toronto Stock Exchange, New York Stock Exchange (the “NYSE”), and the Philippine Stock Exchange, and under ‘945’ in Hong Kong. Manulife Financial Corporation can be found on the Internet at manulife.com.

The Advisor serves as investment advisor to the Fund and is responsible for monitoring the Subadvisor’s services to the Fund.

Advisory Agreement. The Fund has entered into an investment management contract dated July 1, 2009 (the “Advisory Agreement”) with the Advisor. As compensation for its advisory services under the Advisory Agreement, the Advisor receives a fee from the Fund, calculated and paid daily, at an annual rate of the Fund’s average daily managed assets.

The following table shows the advisory fee that the Fund incurred and paid to the Advisor for the last three fiscal years ended October 31, 2022, October 31, 2021, and October 31, 2020.

		2022	2021	2020
Advisory Fees	Gross Fees	1,253,587	1,333,992	1,287,865
	Waivers	(18,974)	(21,765)	(16,734)

	Net Fees	1,234,613	1,312,227	1,271,131

Pursuant to the Advisory Agreement and subject to the general supervision of the Trustees, the Advisor selects, contracts with, and compensates the Subadvisor to manage the investments and determine the composition of the assets of the Fund; provided, that any contract with the Subadvisor (a “Subadvisory Agreement”) shall be in compliance with and approved as required by the 1940 Act, except for such exemptions therefrom as may be granted to the Fund or the Advisor. The Advisor monitors the Subadvisor’s management of the Fund’s investment operations in accordance with the investment objectives and related investment policies of the Fund, reviews the performance of the Subadvisor and reports periodically on such performance to the Board.

Pursuant to the Advisory Agreement, the Advisor has entered into a Subadvisory Agreement with the Subadvisor to provide day-to-day portfolio management of the Fund and to implement the Fund’s portfolio management strategies and investment objective. The Advisory Agreement provides that the Advisor may terminate the Subadvisory Agreement entered into and directly assume any functions performed by the Subadvisor, upon approval of the Board.

The Fund pays all expenses of its organization, operations and business.

The Advisory Agreement had an initial period of two years and continues from year to year so long as such continuance is approved at least annually: (i) by the vote of a majority of the Independent Trustees; and (ii) either by the Board or by the vote of a majority of the outstanding shares of the Fund.

The Advisory Agreement may be terminated at any time without penalty upon sixty (60) days’ written notice by the Board or the Advisor, as applicable, or by the vote of the majority of the outstanding shares of the Fund. The Advisory Agreement will terminate automatically in the event of its assignment. The Subadvisory Agreement terminates automatically upon the termination of the Advisory Agreement.

The Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties to the Fund under such agreements on the part of the Advisor, the Advisor shall not be liable to the Fund or to any shareholder for any loss sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Fund.

Service Agreement. The Fund has entered into a management-related service contract dated July 1, 2009 and re-executed on June 30, 2020 (the “Service Agreement”) with JHIM, under which the Fund receives Non-Advisory Services. These “Non-Advisory Services” include, but are not limited to, legal, tax, accounting, valuation, financial reporting and performance, compliance, service provider oversight, portfolio and cash management, project management office, EDGAR conversion and filing, graphic design, and other services that are not investment advisory in nature.

JHIM is reimbursed by the Fund for its costs in providing Non-Advisory Services to the Fund under the Service Agreement. The following table shows the expenses incurred by JHIM in providing services under the Services Agreement for the last three fiscal years ended October 31, 2022, October 31, 2021, and October 31, 2020.

October 31, 2022	October 31, 2021	October 31, 2020
21,101	$24,788	$27,017

The Service Agreement had an initial period of two years and continues from year to year so long as such continuance is specifically approved at least annually by a majority of the Board and a majority of the Independent Trustees. The Fund or JHIM may terminate the Service Agreement at any time without penalty upon 60 days’ written notice to the other party. The Service Agreement may be amended by mutual written agreement of the parties, without obtaining shareholder approval.

JHIM is not liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the Service Agreement relates, except losses resulting from willful misfeasance, bad faith or negligence by JHIM in the performance of its duties or from reckless disregard by JHIM of its obligations under the Service Agreement.

THE SUBADVISOR

Subadvisory Agreement. The Advisor entered into a Subadvisory Agreement dated December 31, 2005 with the Subadvisor (the “Subadvisory Agreement”). The Subadvisor handles the fund’s portfolio management activity, subject to oversight by the Advisor. The Subadvisor, organized in 1968, is a wholly owned subsidiary of John Hancock Life Insurance Company (U.S.A.) (a subsidiary of Manulife Financial, a publicly held, Canadian-based company). As of December 31, 2022, the Subadvisor had total assets under management of approximately $181.4 billion. The Subadvisor is located at 197 Clarendon Street Boston MA 02116.

Under the terms of the Subadvisory Agreement, the Subadvisor is responsible for managing the investment and reinvestment of the assets of the Fund, subject to the supervision and control of the Board and the Advisor.

The Subadvisory Agreement had an initial period of two years and continues from year to year so long as such continuance is approved at least annually: (i) by the Board or by the holders of a majority of its outstanding voting securities and (ii) by a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to the Subadvisory Agreement. The Subadvisory Agreement terminates automatically in the event of its assignment or upon termination of the Advisory Agreement and may be terminated without penalty upon 60 days’ written notice at the option of the Advisor, the Subadvisor, by the Board or by a vote of a majority of the Fund’s outstanding shares. As discussed above, the Advisor may terminate the Subadvisory Agreement and directly assume responsibility for the services provided by the Subadvisor upon approval by the Board without the need for approval of the shareholders of the Fund.

The Subadvisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Subadvisor is not liable for any error or judgment or mistake of law or for any loss suffered by the Fund.

Both the Advisor and the Subadvisor are controlled by Manulife Financial. Advisory arrangements involving an affiliated subadvisor may present certain potential conflicts of interest. Manulife Financial benefits not only from the net advisory fee retained by the Advisor, but also from the subadvisory fee paid by the Advisor to the Subadvisor. Consequently, Manulife may be viewed as benefiting financially from the appointment of or continued service of the Subadvisor to manage the Fund. However, both the Advisor, in recommending to the Board the appointment or continued service of an affiliated subadvisor, and the Subadvisor have a fiduciary duty to act in the best interests of the Fund and its shareholders. The Independent Trustees are aware of and monitor these potential conflicts of interest.

PORTFOLIO MANAGERS

The Subadvisor handles the Fund’s portfolio management activities, subject to oversight by the Advisor. The individuals jointly and primarily responsible for the day-to-day management of the Fund’s portfolio are listed below.

The following tables present information regarding accounts other than the Fund for which each portfolio manager has day-to-day management responsibilities. Accounts are grouped into three categories: (i) other investment companies, (ii) other pooled investment vehicles, and (iii) other accounts. To the extent that any of these accounts pay advisory fees based on account performance, information on those accounts is specifically broken out. In addition, any assets denominated in foreign currencies have been converted into U.S. dollars using the exchange rates as of the applicable date. Also shown below the chart is each portfolio manager’s investment in the Fund.

The following table reflects approximate information as of October 31, 2022:

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets $Million	Number of Accounts	Total Assets $Million	Number of Accounts	Total Assets $Million
James Gearhart, CFA	7	5,321	12	1,703	1	20
Jonas Grazulis, CFA	7	5,321	12	1,703	1	20
Caryn E. Rothman, CFA	8	5,439	14	2,291	4	285

Performance-Based Fees for Other Accounts Managed

Number and value of accounts within the total accounts that are subject to a performance-based advisory fee: None.

Portfolio Manager Ownership of Shares of the Fund

The following table indicates as of October 31, 2022, the value of shares beneficially owned by the portfolio managers in the Fund.

Portfolio Manager	Range of Beneficial Ownership in the Fund
James Gearhart	$10,001-$50,000
Jonas Grazulis	None
Caryn E. Rothman	None

Conflicts of Interest. When a portfolio manager is responsible for the management of more than one account, the potential arises for the portfolio manager to favor one account over another. The principal types of potential conflicts of interest that may arise are discussed below. For the reasons outlined below, the Fund does not believe that any material conflicts are likely to arise out of a portfolio manager’s responsibility for the management of the Fund as well as one or more other accounts. The Advisor and Subadvisor have adopted procedures that are intended to monitor compliance with the policies referred to in the following paragraphs. Generally, the risks of such conflicts of interests are increased to the extent that a portfolio manager has a financial incentive to favor one account over another. The Advisor and Subadvisor have structured their compensation arrangements in a manner that is intended to limit such potential for conflicts of interests. See “Compensation of Portfolio Managers” below.

•

A portfolio manager could favor one account over another in allocating new investment opportunities that have limited supply, such as initial public offerings and private placements. If, for example, an initial public offering that was expected to appreciate in value significantly shortly after the offering was allocated to a single account, that account may be expected to have better investment performance than other accounts that did not receive an allocation on the initial public offering. The Subadvisor has policies that require a portfolio manager to allocate such investment opportunities in an equitable manner and generally to allocate such investments proportionately among all accounts with similar investment objectives.

•

A portfolio manager could favor one account over another in the order in which trades for the accounts are placed. If a portfolio manager determines to purchase a security for more than one account in an aggregate amount that may influence the market price of the security, accounts that purchased or sold the security first may receive a more favorable price than accounts that made subsequent transactions. The less liquid the market for the security or the greater the percentage that the proposed aggregate purchases or sales represent of average daily trading volume, the greater the potential for accounts that make subsequent purchases or sales to receive a less favorable price. When a portfolio manager intends to trade the same security for more than one account, the policies of the Subadvisor generally require that such trades be “bunched,” which means that the trades for the individual accounts are aggregated and each account receives the same price. There are some types of accounts as to which bunching may not be possible for contractual reasons (such as directed brokerage arrangements). Circumstances may also arise where the trader believes that bunching the orders may not result in the best possible price. Where those accounts or circumstances are involved, the Subadvisor will place the order in a manner intended to result in as favorable a price as possible for such client.

•

A portfolio manager could favor an account if the portfolio manager’s compensation is tied to the performance of that account rather than all accounts managed by the portfolio manager. If, for example, the portfolio manager receives a bonus based upon the performance of certain accounts relative to a benchmark while other accounts are disregarded for this purpose, the portfolio manager will have a financial incentive to seek to have the accounts that determine the portfolio manager’s bonus achieve the best possible performance to the possible detriment of other accounts. Similarly, if the Subadvisor receives a performance-based advisory fee, the portfolio manager may favor that account, whether or not the performance of that account directly determines the portfolio manager’s compensation. The investment performance on specific accounts is not a factor in determining the portfolio manager’s compensation. See “Compensation of Portfolio Managers” below. Neither the Advisor nor the Subadvisor receives a performance-based fee with respect to any of the accounts managed by the portfolio managers.

•

A portfolio manager could favor an account if the portfolio manager has a beneficial interest in the account, in order to benefit a large client or to compensate a client that had poor returns. For example, if the portfolio manager held an interest in an investment partnership that was one of the accounts managed by the portfolio manager, the portfolio manager would have an economic incentive to favor the account in which the portfolio manager held an interest. The Subadvisor imposes certain trading restrictions and reporting requirements for accounts in which a portfolio manager or certain family members have a personal interest in order to confirm that such accounts are not favored over other accounts.

•

If the different accounts have materially and potentially conflicting investment objectives or strategies, a conflict of interest may arise. For example, if a portfolio manager purchases a security for one account and sells the same security short for another account, such trading pattern could disadvantage either the account that is long or short. In making portfolio manager assignments, the Subadvisor seeks to avoid such potentially conflicting situations. However, where a portfolio manager is responsible for accounts with differing investment objectives and policies, it is possible that the portfolio manager will conclude that it is in the best interest of one account to sell a portfolio security while another account continues to hold or increase the holding in such security.

Compensation of Portfolio Managers

The Subadvisor has adopted a system of compensation for portfolio managers and others involved in the investment process that is applied systematically among investment professionals. At the Subadvisor, the structure of compensation of investment professionals is currently composed of the following basic components: base salary and short-and long-term incentives. The following describes each component of the compensation package for the individuals identified as a portfolio manager for the Funds.

•

Base salary. Base compensation is fixed and normally reevaluated on an annual basis. The Subadvisor seeks to set compensation at market rates, taking into account the experience and responsibilities of the investment professional.

•

Incentives. Only investment professionals are eligible to participate in the short-and long-term incentive plan. Under the plan, investment professionals are eligible for an annual cash award. The plan is intended to provide a competitive level of annual bonus compensation that is tied to the investment professional achieving superior investment performance and aligns the financial incentives of the Subadvisor and the investment professional. Any bonus under the plan is completely discretionary, with a maximum annual bonus that may be well in excess of base salary. Payout of a portion of this bonus may be deferred for up to five years. While the amount of any bonus is discretionary, the following factors are generally used in determining bonuses under the plan:

•

Investment Performance: The investment performance of all accounts managed by the investment professional over one, three and five-year periods are considered. With respect to fixed income accounts, relative yields are also used to measure performance. The pre-tax performance of each account is measured relative to an appropriate benchmark and universe as identified in the table below.

•	Financial Performance: The profitability of the Subadvisor and its parent company are also considered in determining bonus awards.

•

Non-Investment Performance: To a lesser extent, intangible contributions, including the investment professional’s support of client service and sales activities, new fund/strategy idea generation, professional growth and development, and management, where applicable, are also evaluated when determining bonus awards.

•

In addition to the above, compensation may also include a revenue component for an investment team derived from a number of factors including, but not limited to, client assets under management, investment performance, and firm metrics.

•

Manulife Equity Awards. A limited number of senior investment professionals may receive options to purchase shares of Manulife Financial stock. Generally, such option would permit the investment professional to purchase a set amount of stock at the market price on the date of grant. The option can be exercised for a set period (normally a number of years or until termination of employment) and the investment professional would exercise the option if the market value of Manulife Financial stock increases. Some investment professionals may receive restricted stock grants, where the investment professional is entitled to receive the stock at no or nominal cost, provided that the stock is forgone if the investment professional’s employment is terminated prior to a vesting date.

•

Deferred Incentives. Investment professionals may receive deferred incentives which are fully invested in strategies managed by the team/individuals as well as other Manulife Asset Management strategies.

The Subadvisor also permits investment professionals to participate on a voluntary basis in a deferred compensation plan, under which the investment professional may elect on an annual basis to defer receipt of a portion of their compensation until retirement. Participation in the plan is voluntary.

Other Services

Proxy voting

The Fund’s proxy voting policies and procedures (the “Fund’s Procedures”) delegate to the Subadvisor the responsibility to vote all proxies relating to securities held by the Fund in accordance with the Subadvisor’s proxy voting policies and procedures. The Subadvisor has a duty to vote such proxies in the best interests of the Fund and its shareholders. Complete descriptions of the Fund’s Procedures and the proxy voting procedures of the Subadvisor are set forth in Appendix B to this SAI.

It is possible that conflicts of interest could arise for the Subadvisor when voting proxies. Such conflicts could arise, for example, when the Subadvisor or its affiliate has a client or other business relationship with the issuer of the security being voted or with a third party that has an interest in the vote. A conflict of interest also could arise when the Fund, its investment advisor or principal underwriter or any of their affiliates has an interest in the vote.

In the event that the Subadvisor becomes aware of a material conflict of interest, the Fund’s Procedures generally require the Subadvisor to follow any conflicts procedures that may be included in the Subadvisor’s proxy voting procedures. The conflict procedures generally will include one or more of the following:

(a)	voting pursuant to the recommendation of a third party voting service;

(b)	voting pursuant to pre-determined voting guidelines; or

(c)	referring voting to a special compliance or oversight committee.

The specific conflicts procedures of the Subadvisor are set forth in the Subadvisor’s proxy voting procedures included in Appendix B. While these conflicts procedures may reduce, they will not necessarily eliminate, any influence on proxy voting of conflicts of interest.

Although the Subadvisor has a duty to vote all proxies on behalf of the Fund, it is possible that the Subadvisor may not be able to vote proxies under certain circumstances. For example, it may be impracticable to translate in a timely manner voting materials that are written in a foreign language or to travel to a foreign country when voting in person rather than by proxy is required. In addition, if the voting of proxies for shares of a security prohibits the Subadvisor from trading the shares in the marketplace for a period of time, the Subadvisor may determine that it is not in the best interests of the Fund to vote the proxies. The Subadvisor also may choose not to recall securities that have been lent in order to vote proxies for shares of the security since the Fund would lose security lending income if the securities were recalled.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30th is available (i) without charge, on jhinvestments.com and (ii) on the SEC’s website at http://www.sec.gov.

DETERMINATION OF NET ASSET VALUE

The Fund’s net asset value per Common Share (“NAV”) is normally determined each business day at the close of regular trading on the NYSE (typically 4:00 p.m. Eastern Time, on each business day that the NYSE is open) by dividing the Fund’s net assets by the number of Common Shares outstanding. In case of emergency or other disruption resulting in the NYSE not opening for trading or the NYSE closing at a time other than the regularly scheduled close, the NAV may be determined as of the regularly scheduled close of the NYSE pursuant to the Fund’s Valuation Policies and Procedures. The time at which shares and transactions are priced and until which orders are accepted may vary to the extent permitted by the Securities and Exchange Commission and applicable regulations. On holidays or other days when the NYSE is closed, the NAV is not calculated. Trading of securities that are primarily listed on foreign exchanges may take place on weekends and U.S. business holidays on which the Fund’s NAV is not calculated. Consequently, the Fund’s portfolio securities may trade and the NAV of the Fund’s Common Shares may be significantly affected on days when a shareholder will not be able to purchase or sell the Fund’s Common Shares.

Portfolio securities are valued by various methods that are generally described below. Portfolio securities also may be fair valued by the Fund’s Pricing Committee in certain instances pursuant to procedures established by the Trustees. Equity securities are generally valued at the last sale price or, for certain markets, the official closing price as of the close of the relevant exchange. Securities not traded on a particular day are valued using last available bid prices. A security that is listed or traded on more than one exchange is typically valued at the price on the exchange where the security was acquired or most likely will be sold. In certain instances, the Pricing Committee may determine to value equity securities using prices obtained from another exchange or market if trading on the exchange or market on which prices are typically obtained did not open for trading as scheduled, or if trading closed earlier than scheduled, and trading occurred as normal on another exchange or market. Equity securities traded principally in foreign markets are typically valued using the last sale price or official closing price in the relevant exchange or market, as adjusted by an independent pricing vendor to reflect fair value. On any day a foreign market is closed and the NYSE is open, any foreign securities will typically be valued using the last price or official closing price obtained from the relevant exchange on the prior business day adjusted based on information provided by an independent pricing vendor to reflect fair value. Debt obligations are typically valued based on evaluated prices provided by an independent pricing vendor. The value of securities denominated in foreign currencies is converted into U.S. dollars at the exchange rate supplied by an independent pricing vendor. Forward foreign currency contracts are valued at the prevailing forward rates which are based on foreign currency exchange spot rates and forward points supplied by an independent pricing vendor. Exchange-traded options are valued at the mid-price of the last quoted bid and ask prices. Futures contracts whose settlement prices are determined as of the close of the NYSE are typically valued based on the settlement price while other futures contracts are typically valued at the last traded price on the exchange on which they trade. Foreign equity index futures that trade in the electronic trading market subsequent to the close of regular trading may be valued at the last traded price in the electronic trading market as of the close of the NYSE, or may be fair valued based on fair value adjustment factors provided by an independent pricing vendor in order to adjust for events that may occur between the close of foreign exchanges or markets and the close of the NYSE. Swaps and unlisted options are generally valued using evaluated prices obtained from an independent pricing vendor. Shares of open-end investment companies that are not exchange-traded funds (“ETFs”) held by the Fund are valued based on the NAVs of such other investment companies.

Pricing vendors may use matrix pricing or valuation models that utilize certain inputs and assumptions to derive values, including transaction data, broker-dealer quotations, credit quality information, general market conditions, news, and other factors and assumptions. The Fund may receive different prices when it sells odd-lot positions than it would receive for sales of institutional round lot positions. Pricing vendors generally value securities assuming orderly transactions of institutional round lot sizes, but the Fund may hold or transact in such securities in smaller, odd lot sizes.

The Pricing Committee engages in oversight activities with respect to pricing vendors, which includes, among other things, monitoring significant or unusual price fluctuations above predetermined tolerance levels from the prior day, back-testing of pricing vendor prices against actual trades, conducting periodic due diligence meetings and reviews, and periodically reviewing the inputs, assumptions and methodologies used by these vendors. Nevertheless, market quotations, official closing prices, or information furnished by a pricing vendor could be inaccurate, which could lead to a security being valued incorrectly.

If market quotations, official closing prices, or information furnished by a pricing vendor are not readily available or are otherwise deemed unreliable or not representative of the fair value of such security because of market- or issuer-specific events, a security will be valued at its fair value as determined in good faith by the Trustees. The Trustees are assisted in their responsibility to fair value securities by the Fund’s Pricing Committee, and the actual calculation of a security’s fair value may be made by the Pricing Committee acting pursuant to the procedures established by the Trustees. In certain instances, therefore, the Pricing Committee may determine that a reported valuation does not reflect fair value, based on additional information available or other factors, and may accordingly determine in good faith the fair value of the assets, which may differ from the reported valuation.

Fair value pricing of securities is intended to help ensure that the Fund’s NAV reflects the fair market value of the Fund’s portfolio securities as of the close of regular trading on the NYSE (as opposed to a value that no longer reflects market value as of such close). The use of fair value pricing has the effect of valuing a security based upon the price the Fund might reasonably expect to receive if it sold that security in an orderly transaction between market participants, but does not guarantee that the security can be sold at the fair value price. Further, because of the inherent uncertainty and subjective nature of fair valuation, a fair valuation price may differ significantly from the value that would have been used had a readily available market price for the investment existed and these differences could be material.

Regarding the Fund’s investment in an open-end investment company that is not an ETF, which (as noted above) is valued at such investment company’s NAV, the prospectus for such investment company explains the circumstances and effects of fair value pricing for that investment company.

BROKERAGE ALLOCATION

Pursuant to the Subadvisory Agreement, the Subadvisor is responsible for placing all orders for the purchase and sale of portfolio securities of the Fund. The Subadvisor has no formula for the distribution of the Fund’s brokerage business; rather it places orders for the purchase and sale of securities with the primary objective of obtaining the most favorable overall results for the Fund and the Subadvisor’s other clients. The cost of securities transactions for the Fund primarily consists of brokerage commissions or dealer or underwriter spreads. Fixed-income securities and money market instruments generally are traded on a net basis and normally do not involve either brokerage commissions or transfer taxes.

Occasionally, securities may be purchased directly from the issuer. For securities traded primarily in the OTC market, the Subadvisor will, where possible, deal directly with dealers who make a market in the securities unless better prices and execution are available elsewhere. Such dealers usually act as principals for their own account.

Brokerage Commissions Paid

The following table shows the aggregate amount of brokerage commissions paid by the Fund for the last three fiscal years ended October 31, 2022, October 31, 2021, and October 31, 2020.

October 31, 2022	October 31, 2021	October 31, 2020-
$402	$614	$0

No brokerage commissions paid by the Fund during the last three fiscal years were to any broker that: (i) is an affiliated person of the Fund; (ii) is an affiliated person of an affiliated person of the Fund; or (iii) has an affiliated person that is an affiliated person of the Fund, Advisor, Subadvisor, or principal underwriter.

Approved Trading Counterparties

The Subadvisor maintains and periodically updates a list of approved trading counterparties. Portfolio managers may execute trades only with pre-approved broker-dealer/counterparties. A sub-group of the Subadvisor’s Brokerage Practices Committee, through a delegation from the Subadvisor’s Senior Investment Policy Committee, reviews and approves all broker-dealers/counterparties.

Selection of Brokers, Dealers, and Counterparties

In placing orders for purchase and sale of securities and selecting trading counterparties (including banks or broker-dealers) to effect these transactions, the Subadvisor seeks prompt execution of orders at the most favorable prices reasonably obtainable. The Subadvisor will consider a number of factors when selecting trading counterparties, including the overall direct net economic result to the Fund (including commissions, which may not be the lowest available, but which ordinarily will not be higher than the generally prevailing competitive range), the financial strength, reputation and stability of the counterparty, the efficiency with which the transaction is effected, the ability to effect the transaction when a large block trade is involved, the availability of the counterparty to stand ready to execute possibly difficult transactions in the future, and other matters involved in the receipt of brokerage and research services.

The Subadvisor periodically prepares and maintains a list of broker-dealer firms that have been deemed to provide valuable research as determined periodically by the investment staff, together with a suggested non-binding amount of brokerage commissions (“non-binding target”) to be allocated to each of these research firms, subject to certain requirements. Neither the Subadvisor nor any client has an obligation to any research firm if the amount of brokerage commissions paid to the research firms is less than the applicable non-binding target.

In seeking best execution, traders have a variety of venues available for execution. Traders may, in their discretion, use algorithmic strategies through direct market access (“DMA”) tools and electronic crossing networks (“ECNs”). DMA allows the trader to act in the market without a full service or other broker. ECNs give the trader additional options when searching for liquidity and the ability to trade block positions in a more efficient manner. In selecting a broker, dealer or trading venue, traders consider the full range of available trading platforms in seeking best execution.

Best Execution

The Subadvisor owes a duty to its clients to seek best execution when executing trades on behalf of clients. “Best execution” generally is understood to mean the most favorable cost or net proceeds reasonably obtainable under the circumstances. The Subadvisor is not obligated to choose the broker-dealer offering the lowest available commission rate if, in the Subadvisor’s reasonable judgment, there is a material risk that the total cost or proceeds from the transaction might be less favorable than may be obtained elsewhere, or, if a higher commission is justified by the trading provided by the broker-dealer, or if other considerations dictate using a different broker-dealer. Negotiated commission rates generally will reflect overall execution requirements of the transaction without regard to whether the broker may provide other services in addition to execution.

The Subadvisor may pay higher or lower commissions to different brokers that provide different categories of services. Under this approach, the Subadvisor periodically may classify different brokers in different categories based on execution abilities, the quality of research, brokerage services, block trading capability, speed and responsiveness, or other services provided by the brokers. Some examples of these categories may include, without limitation, full service brokers, alternative trading systems, client commission and execution-only brokers.

The reasonableness of brokerage commission is evaluated on an ongoing basis and at least annually on a formal basis.

When more than one broker-dealer is believed to be capable of providing the best combination of price and execution with respect to a particular portfolio transaction, the Subadvisor often selects a broker-dealer that furnishes research and other related services or products. The amount of brokerage allotted to a particular broker-dealer is not made pursuant to any binding agreement or commitment with any selected broker-dealer. However, the Subadvisor maintains an internal allocation procedure to identify those broker-dealers who have provided us with effective research and the amount of research provided, and the Subadvisor endeavors to direct sufficient commissions to it to ensure the continued receipt of research that the Subadvisor believes is useful.

Soft Dollar Considerations

The Subadvisor may pay for research and brokerage services with the commission dollars generated by Fund account transactions (known as “soft dollar benefits”), subject to certain conditions. Further, the Subadvisor may cause the Fund to pay up in return for soft dollar benefits (pay commissions, markups or markdowns higher than those charged by other broker-dealers).

The research provided may be either proprietary (created and provided by the broker-dealer, including tangible research products as well as access to analysts, traders and issuers) or third-party (created by a third party, but provided by broker-dealer). Proprietary research is generally part of a “bundle” of brokerage and research and the research is not separately priced. In the case of third party research, the cost of products and services is generally more transparent, and payment is made by the broker to the preparer in “hard dollars.” The Subadvisor may receive both proprietary and third party research and execution services.

The Subadvisor considers three factors with respect to all third-party research and execution services received through soft dollars:

•	Whether the product or service is eligible research or brokerage under SEC rules and regulations;

•	Whether an eligible product or service actually provides “lawful and appropriate assistance” in the performance of the Subadvisor’s investment decision-making responsibilities; and

•

Whether the amount of the commission paid is reasonable in light of the value of the product or service provided by the broker-dealer (viewed in terms of the particular transaction or the Subadvisor’s overall responsibilities with respect to the Subadvisor’s client accounts).

Research services currently purchased with soft dollars include: reports on the economy, industries, sectors and individual companies or issuers; introduction to issuers, invitations to trade conferences, statistical information; statistical models; political and country analyses; reports on legal developments affecting portfolio securities; information on technical market actions; and credit analyses.

The overriding consideration in selecting brokers to execute trade orders is the maximization of client profits through a combination of controlling transaction and securities costs and seeking the most effective use of brokers’ proprietary research and execution capabilities, while maintaining relationships with those broker-dealers who consistently provide superior service. When the Subadvisor uses client brokerage commissions (or markups or markdowns) to obtain research or other products or services, the Subadvisor receives a soft dollar benefit because the Subadvisor does not have to produce or pay for the research, products or services. The Subadvisor may have an incentive to select a broker-dealer based on the Subadvisor’s interest in receiving research or other products or services, rather than on the Subadvisor’s clients’ interest in receiving most favorable execution.

Any research received is used to service all clients to which it is applicable, whether or not the client’s commissions were used to obtain the research. For example, commissions of equity clients may be used to obtain research that is used with respect to fixed-income clients. The Subadvisor does not attempt to allocate the relative costs or benefits of research among client accounts because the Subadvisor believe that, in the aggregate, the research the Subadvisor receives benefits clients and assists the Subadvisor in fulfilling its overall duty to its clients.

The Subadvisor does not enter into any agreement or understanding with any broker-dealer which would obligate it to direct a specific amount of brokerage transactions or commissions in return for such services. However, certain broker-dealers may state in advance the amount of brokerage commissions they expect for certain services and the applicable cash equivalent.

The Subadvisor may seek to obtain client commission benefits through client commission arrangements in compliance with applicable laws and regulations. Under these types of arrangements, the Subadvisor can request that executing brokers allocate a portion of total commissions paid to a pool of “credits” maintained by the broker that can be used to obtain client commission benefits. After accumulating a number of credits within the pool, the Subadvisor may subsequently direct that those credits be used to pay appropriate parties in return for eligible client commission benefits provided by the broker to the Subadvisor.

In summary, as noted above, the Sub advisor has three types of “soft dollar” arrangements through which the Subadvisor receives benefits:

(1)

Full service brokers – In addition to receiving execution services, the Subadvisor also receives a variety of research and related services from these brokers, including, for example, proprietary research reports on companies, markets or investment related reports, meetings with senior management teams of companies, and discussions with the broker’s analysis and market experts.

(2)

Client commission arrangements (“CCA”)—Through CCA arrangements with brokers with whom the Subadvisor places equity trades for execution, the Subadvisor generates commission credits with these CCA brokers that the Subadvisor can direct and use to compensate third party research providers, including other brokers, for research received. The level of compensation to such research providers is determined by the equity portfolio management teams using a quarterly voting process. The number of votes determines the relative level of compensation paid to a research provider.

(3)

Third party research vendors - The Subadvisor may have soft dollar arrangements. Under these arrangements, the Subadvisor will identify research services that it wants to obtain and subject to the approval of the soft dollar broker, the soft dollar broker will directly contract with research providers for services provided to the Subadvisor. When the Subadvisor executes equity trades with the soft dollar broker, the soft dollar broker allocates and pays a portion of the commission to the research providers.

Trade Aggregation by the Subadvisor

Because investment decisions often affect more than one client, the Subadvisor frequently will attempt to acquire or dispose of the same security for more than one client at the same time. The Subadvisor, to the extent permitted by applicable law, regulations and advisory contracts, may aggregate purchases and sales of securities on behalf of its various clients for which it has discretion, provided that in the Subadvisor’s opinion, all client accounts are treated equitably and fairly and that block trading will result in a more favorable overall execution. Trades will not be combined when a client has directed transactions to a particular broker-dealer or when the Subadvisor determines that combined orders would not be efficient or practical.

When appropriate, the Subadvisor will allocate such block orders at the average price obtained or according to a system that the Subadvisor considers to be fair to all clients over time. Generally speaking, such allocations are made on the basis of proportional capital under management in the respective client accounts.

Affiliated Underwriting Transactions by the Subadvisor

The Board has approved procedures in conformity with Rule 10f-3 under the 1940 Act whereby the Fund may purchase securities that are offered in underwritings in which an affiliate of the Advisor or a Subadvisor participates. These procedures prohibit the Fund from directly or indirectly benefiting an Advisor or Subadvisor affiliate in connection with such underwritings. In addition, for underwritings where an Advisor or Subadvisor affiliate participates as a principal underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the Fund could purchase.

Commission Recapture Program

The Board has approved the Fund’s participation in a commission recapture program. Commission recapture is a form of institutional discount brokerage that returns commission dollars directly to the Fund. It provides a way to gain control over the commission expenses incurred by the Subadvisor, which can be significant over time and thereby reduces expenses, improves cash flow and conserves assets. The Fund can derive commission recapture dollars from both equity trading commissions and fixed-income (commission equivalent) spreads. From time to time, the Board reviews whether participation in the recapture program is in the best interests of the Fund.

ADDITIONAL INFORMATION CONCERNING TAXES

The following discussion of U.S. federal income tax matters is based on the advice of K&L Gates LLP, counsel to the Fund. The Fund intends to elect to be treated and to qualify each year as a regulated investment company (“RIC”) under the Code.

To qualify as a RIC for income tax purposes, the Fund must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in stock, securities and currencies, and net income derived from an interest in a qualified publicly traded partnership. A “qualified publicly traded partnership” is a publicly traded partnership that meets certain requirements with respect to the nature of its income. To qualify as a RIC, the Fund must also satisfy certain requirements with respect to the diversification of its assets. The Fund must have, at the close of each quarter of the taxable year, at least 50% of the value of its total assets represented by cash, cash items, U.S. government securities, securities of other regulated investment companies, and other securities that, in respect of any one issuer, do not represent more than 5% of the value of the assets of the Fund nor more than 10% of the voting securities of that issuer. In addition, at those times not more than 25% of the market value (or fair value if market quotations are unavailable) of the Fund’s assets can be invested in securities (other than United States government securities or the securities of other regulated investment companies) of any one issuer, or of two or more issuers, which the Fund controls and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships. If the Fund fails to meet the annual gross income test described above, the Fund will nevertheless be considered to have satisfied the test if (i) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the Fund reports the failure, and (ii) the Fund pays an excise tax equal to the excess non-qualifying income. If the Fund fails to meet the asset diversification test described above with respect to any quarter, the Fund will nevertheless be considered to have satisfied the requirements for such quarter if the Fund cures such failure within 6 months and either (i) such failure is de minimis or (ii) (a) such failure is due to reasonable cause and not due to willful neglect and (b) the Fund reports the failure and pays an excise tax.

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but without regard to the deductions for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders; provided that it distributes at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt interest income for such taxable year. The Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income, net tax-exempt interest income and net capital gain. In order to avoid incurring a nondeductible 4% U.S. federal excise tax obligation, the Code requires that the Fund distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income (which is the excess of its realized net long-term capital gain over its realized net short-term capital loss), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the Fund paid no U.S. federal income tax. Under current law, provided that the Fund qualifies as a RIC for U.S. federal income tax purposes, the Fund should not be liable for any income, corporate excise or franchise tax in the Commonwealth of Massachusetts.

If the Fund does not qualify as a RIC or fails to satisfy the 90% distribution requirement for any taxable year, subject to the opportunity to cure such failures under applicable provisions of the Code as described above, the Fund’s taxable income will be subject to corporate income taxes, and distributions from earnings and profits, including distributions of net capital gain (if any), will generally constitute ordinary dividend income for U.S. federal income tax purposes. To the extent so designated by the Fund, such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other noncorporate shareholders and (ii) for the dividends received deduction (“DRD”) in the case of corporate shareholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make certain distributions.

For U.S. federal income tax purposes, distributions paid out of the Fund’s current or accumulated earnings and profits will, except in the case of distributions of qualified dividend income and capital gain dividends described below, be taxable as ordinary dividend income. Certain income distributions paid by the Fund (whether paid in cash or reinvested in additional Fund shares) to individual taxpayers that are attributable to the Fund’s qualified dividend income and capital gain are taxed at rates applicable to net long-term capital gains (maximum rates of 20% 15%, or 0% for individuals depending on the amount of their taxable income for the year). This tax treatment applies only if certain holding period requirements and other requirements are satisfied by the shareholder and the dividends are attributable to qualified dividend income received by the Fund itself. For this purpose, “qualified dividend income” means dividends received by the Fund from United States corporations and “qualified foreign corporations,” provided that the Fund satisfies certain holding period and other requirements in respect of the stock of such corporations. Only a small portion, if any of the distributions from the Fund may consist of income eligible to be treated as qualified dividend income. An additional 3.8% Medicare tax will also apply in the case of some individuals.

Shareholders receiving any distribution from the Fund in the form of additional shares pursuant to the dividend reinvestment plan will be treated as receiving a taxable distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

Distributions of net capital gain, if any, reported as capital gains dividends are taxable to a shareholder as long-term capital gains, regardless of how long the shareholder has held Fund shares. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a shareholder as a return of capital which is applied against and reduces the shareholder’s basis in his or her shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable as ordinary income.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its shareholders who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each shareholder will (i) be required to report his pro rata share of such gain on his tax return as long-term capital gain, (ii) receive a refundable tax credit for his pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for his shares by an amount equal to the deemed distribution less the tax credit.

Selling shareholders generally will recognize gain or loss in an amount equal to the difference between the shareholder’s adjusted tax basis in the shares sold and the sale proceeds. If the shares are held as a capital asset, the gain or loss will be a capital gain or loss. The current maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less, or (ii) for gains recognized on the sale of capital assets held for more than one year (as well as certain capital gain distributions) (20%, 15%, or 0% for individuals depending on the amount of their taxable income for the year). An additional 3.8% Medicare tax will also apply in the case of some individuals.

Any loss realized upon the sale or exchange of Fund shares with a holding period of six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received (or amounts designated as undistributed capital gains) with respect to such shares. In addition, all or a portion of a loss realized on a sale or other disposition of Fund shares may be disallowed under “wash sale” rules to the extent the shareholder acquires other shares of the Fund (whether through the reinvestment of distributions or otherwise) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the Common Shares. Any disallowed loss will result in an adjustment to the shareholder’s tax basis in some or all of the other shares acquired.

Sales charges paid upon a purchase of shares cannot be taken into account for purposes of determining gain or loss on a sale of the shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of shares of the Fund (or of another fund), during the period beginning on the date of such sale and ending on January 31 of the calendar year following the calendar year in which such sale was made, pursuant to the reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the shareholder’s tax basis in some or all of any other shares acquired.

For federal income tax purposes, a fund is permitted to carry forward a net capital loss incurred in any year to offset net capital gains, if any, in any subsequent year until such loss carry forwards have been fully used. Capital losses carried forward will retain their character as either short-term or long-term capital losses. The fund’s ability to utilize capital losses in a given year or in total may be limited. To the extent subsequent net capital gains are offset by such losses, they would not result in federal income tax liability to the fund and would not be distributed as such to shareholders.

Below are the capital loss carryforwards available to the fund as of October 31, 2022 to the extent provided by regulations, to offset future net realized capital gains:

Fund	Short-term Losses	Long-term Losses	Total
John Hancock Investors Trust	$4,806,316	$20,896,291	$25,702,607

Certain net investment income received by an individual having adjusted gross income in excess of $200,000 (or $250,000 for married individuals filing jointly) will be subject to a tax of 3.8%. Undistributed net investment income of trusts and estates in excess of a specified amount will also be subject to this tax. Dividends and capital gains distributed by the Fund, and gain realized on redemption of Fund shares, will constitute investment income of the type subject to this tax.

Only a small portion, if any, of the distributions from the Fund may qualify for the dividends-received deduction for corporations, subject to the limitations applicable under the Code. The qualifying portion is limited to properly designated distributions attributed to dividend income (if any) the Fund receives from certain stock in U.S. domestic corporations and the deduction is subject to holding period requirements and debt-financing limitations under the Code.

If the Fund should have dividend income that qualifies for the reduced tax rate applicable to qualified dividend income, the maximum amount allowable will be designated by the Fund. This amount will be reflected on Form 1099-DIV for the current calendar year.

Dividends and distributions on the Fund’s shares generally are subject to U.S. federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December to shareholders of record of such month and paid in the following January will be taxed to shareholders as if received on December 31 of the year in which they were declared. In addition, certain other distributions made after the close of a taxable year of the Fund may be “spilled back” and treated as paid by the Fund (except for purposes of the non-deductible 4% U.S. federal excise tax) during such taxable year. In such case, shareholders will be treated as having received such dividends in the taxable year in which the distributions were actually made.

The Fund will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

Legislation passed by Congress in 2008 requires the Fund (or its administrative agent) to report to the IRS and furnish to shareholders the cost basis information and holding period for the Fund’s shares purchased on or after January 1, 2012, and repurchased by the Fund on or after that date. The Fund will permit shareholders to elect from among several permitted cost basis methods. In the absence of an election, the Fund will use a default cost basis method. The cost basis method a shareholder elects may not be changed with respect to a repurchase of shares after the settlement date of the repurchase. Shareholders should consult with their tax advisors to determine the best permitted cost basis method for their tax situation and to obtain more information about how the new cost basis reporting rules apply to them.

The benefits of the reduced tax rates applicable to long-term capital gains and qualified dividend income may be impacted by the application of the alternative minimum tax to individual shareholders.

Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisor to determine the suitability of shares of the Fund as an investment through such plans.

The Fund may invest in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for the Fund. Tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities and how payments received on obligations in default should be allocated between principal and income, and whether exchanges of debt obligations in a workout context are taxable. These and other issues will be addressed by the Fund if it acquires such obligations in order to reduce the risk of distributing insufficient income to preserve its status as a regulated investment company and to seek to avoid becoming subject to federal income or excise tax.

The Fund is required to accrue income on any debt securities that have more than a de minimis amount of original issue discount (or debt securities acquired at a market discount, if the Fund elects to include market discount in income currently) prior to the receipt of the corresponding cash payments. The mark to market or constructive sale rules applicable to certain options, futures, forwards, short sales or other transactions also may require the Fund to recognize income or gain without a concurrent receipt of cash. Additionally, some countries restrict repatriation, which may make it difficult or impossible for the Fund to obtain cash corresponding to its earnings or assets in those countries. However, the Fund must distribute to shareholders for each taxable year substantially all of its net income and net capital gains, including such income or gain, to qualify as a regulated investment company and avoid liability for any federal income or excise tax. Therefore, the Fund may have to dispose of its portfolio securities under disadvantageous circumstances to generate cash, or borrow cash, to satisfy these distribution requirements.

The Fund may recognize gain (but not loss) from a constructive sale of certain “appreciated financial positions” if the Fund enters into a short sale, offsetting notional principal contract, or forward contract transaction with respect to the appreciated position or substantially identical property. Appreciated financial positions subject to this constructive sale treatment include interests (including options and forward contracts and short sales) in stock and certain other instruments. Constructive sale treatment does not apply if the transaction is closed out not later than thirty days after the end of the taxable year in which the transaction was initiated, and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed.

Gain or loss from a short sale of property generally is considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the Fund for more than one year. In addition, entering into a short sale may result in suspension of the holding period of “substantially identical property” held by the Fund.

Gain or loss on a short sale generally will not be realized until such time as the short sale is closed. However, as described above in the discussion of constructive sales, if the Fund holds a short sale position with respect to securities that have appreciated in value, and it then acquires property that is the same as or substantially identical to the property sold short, the Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Fund holds an appreciated financial position with respect to securities and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

The Fund’s transactions in futures contracts and options will be subject to special provisions of the Code that, among other things, may affect the character of gains and losses realized by the Fund (i.e., may affect whether gains or losses are ordinary or capital, or short-term or long-term), may accelerate recognition of income to the Fund and may defer Fund losses. These rules could, therefore, affect the character, amount and timing of distributions to shareholders. These provisions also (a) will require the Fund to mark-to-market certain types of the positions in its portfolio (i.e., treat them as if they were closed out), and (b) may cause the Fund to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the 90% distribution requirement for qualifying to be taxed as a RIC and the distribution requirement for avoiding excise taxes. The Fund will monitor its transactions, will make the appropriate tax elections and will make the appropriate entries in its books and records when it acquires any futures contract, option or hedged investment in order to mitigate the effect of these rules and prevent disqualification of the Fund from being taxed as a RIC.

For the Fund’s options and futures contracts that qualify as “section 1256 contracts,” Code Section 1256 generally will require any gain or loss arising from the lapse, closing out or exercise of such positions to be treated as 60% long-term and 40% short-term capital gain or loss. In addition, the Fund generally will be required to “mark to market” (i.e., treat as sold for fair market value) each outstanding “section 1256 contract” position at the close of each taxable year (and on October 31 of each year for excise tax purposes). If a “section 1256 contract” held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules. The Fund’s options that do not qualify as “section 1256 contracts” under the Code generally will be treated as equity options governed by Code Section 1234. Pursuant to Code Section 1234, if a written option expires unexercised, the premium received is short-term capital gain to the Fund. If the Fund enters into a closing transaction, the difference between the premium received for writing the option, and the amount paid to close out its position generally is short-term capital gain or loss. If a call option written by the Fund that is not a “section 1256 contract” is cash settled, any resulting gain or loss will be short-term.

The Code contains special rules that apply to “straddles,” defined generally as the holding of “offsetting positions with respect to personal property.” For example, the straddle rules normally apply when a taxpayer holds stock and an offsetting option with respect to such stock or substantially identical stock or securities. In general, investment positions will be offsetting if there is a substantial diminution in the risk of loss from holding one position by reason of holding one or more other positions. If two or more positions constitute a straddle, recognition of a realized loss from one position generally must be deferred to the extent of unrecognized gain in an offsetting position. In addition, long-term capital gain may be recharacterized as short-term capital gain, or short-term capital loss as long-term capital loss. Interest and other carrying charges allocable to personal property that is part of a straddle are not currently deductible but must instead be capitalized. Similarly, “wash sale” rules apply to prevent the recognition of loss by the Fund from the disposition of stock or securities at a loss in a case in which identical or substantially identical stock or securities (or an option to acquire such property) is or has been acquired within a prescribed period.

The Code allows a taxpayer to elect to offset gain and loss from positions that are part of a “mixed straddle.” A “mixed straddle” is any straddle in which one or more but not all positions are “section 1256 contracts.” The Fund may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gain and loss from all positions in the account. At the end of a taxable year, the annual net gain or loss from the mixed straddle account are recognized for tax purposes. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the “section 1256 contract” positions, or all short-term capital gain or loss if attributable to the non-section 1256 contract positions.

Further, certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) convert dividends that would otherwise constitute qualified dividend income into short-term capital gain or ordinary income taxed at the higher rate applicable to ordinary income, (ii) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (iii) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (iv) convert long-term capital gain into short-term capital gain or ordinary income, (v) convert an ordinary loss or deduction into a capital loss (the deductibility of which is more limited), (vi) cause the Fund to recognize income or gain without a corresponding receipt of cash, (vii) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (viii) adversely alter the characterization of certain complex financial transactions, and (ix) produce income that will not qualify as good income for purposes of the 90% annual gross income requirement described above. While it may not always be successful in doing so, the Fund will seek to avoid or minimize any adverse tax consequences of its investment practices.

Dividends and interest received, and gains realized, by the Fund on non-U.S. securities may be subject to income, withholding or other taxes imposed by foreign countries and United States possessions (collectively “foreign taxes”) that would reduce the return on its securities. Tax conventions between certain countries and the United States, however, may reduce or eliminate foreign taxes, and many foreign countries do not impose taxes on capital gains in respect of investments by U.S. investors. Depending on the number of non-U.S. shareholders in the Fund, however, such reduced foreign withholding tax rates may not be available for investments in certain jurisdictions.

The Fund may invest in the stock of “passive foreign investment companies” (“PFICs”). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, the Fund will be subject to U.S. federal income tax on a portion of any “excess distribution” received on the stock of a PFIC or of any gain from disposition of that stock (collectively “PFIC income”), plus interest thereon, even if the Fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the Fund’s investment company taxable income and, accordingly, will not be taxable to it to the extent it distributes that income to its shareholders.

If the Fund invests in a PFIC and elects to treat the PFIC as a “qualified electing fund” (“QEF”), then in lieu of the foregoing tax and interest obligation, the Fund will be required to include in income each year its pro rata share of the QEF’s annual ordinary earnings and net capital gain—which it may have to distribute to satisfy the distribution requirement and avoid imposition of the excise tax—even if the QEF does not distribute those earnings and gain to the Fund. In most instances it will be very difficult, if not impossible, to make this election because of certain of its requirements.

The Fund may elect to “mark-to-market” its stock in any PFIC. “Marking-to-market,” in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of a PFIC’s stock over the Fund’s adjusted basis therein as of the end of that year. Pursuant to the election, the Fund also would be allowed to deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains (reduced by any prior deductions) with respect to that stock included by the Fund for prior taxable years under the election. The Fund’s adjusted basis in each PFIC’s stock with respect to which it has made this election will be adjusted to reflect the amounts of income included and deductions taken thereunder. The reduced rates for “qualified dividend income” are not applicable to (i) dividends paid by a foreign corporation that is a PFIC, (ii) income inclusions from a QEF election with respect to a PFIC, and (iii) ordinary income from a “mark-to-market” election with respect to a PFIC.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a non-U.S. currency and the time the Fund actually collects such income or receivables or pays such liabilities generally are treated as ordinary income or loss. Similarly, gains or losses on non-U.S. currency forward contracts and the disposition of debt securities denominated in a non-U.S. currency, to the extent attributable to fluctuations in exchange rate between the acquisition and disposition dates, also are treated as ordinary income or loss.

If a shareholder realizes a loss on disposition of the Fund’s shares of $2 million or more in any single taxable year (or $4 million or more in any combination of taxable years in which the transaction is entered into and the five succeeding taxable years) for an individual shareholder, corporation or Trust or $10 million or more in any single taxable year (or $20 million or more in any combination of taxable years in which the transaction is entered into and the five succeeding taxable years) for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Amounts paid by the Fund to individuals and certain other shareholders who have not provided the Fund with their correct taxpayer identification number (“TIN”) and certain certifications required by the IRS as well as shareholders with respect to whom the Fund has received certain information from the IRS or a broker may be subject to “backup” withholding of U.S. federal income tax arising from the Fund’s taxable dividends and other distributions as well as the gross proceeds of sales of shares, at a rate of 24%. An individual’s TIN generally is his or her social security number. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any; provided that the required information is furnished to the IRS.

Distributions will not be subject to backup withholding to the extent they are subject to the withholding tax on foreign persons described in the next paragraph.

Dividend distributions are in general subject to a U.S. withholding tax of 30% when paid to a nonresident alien individual, foreign estate or trust, a foreign corporation, or a foreign partnership (“foreign shareholder”). Persons who are resident in a country, such as the U.K., that has an income tax treaty with the U.S. may be eligible for a reduced withholding rate (upon filing of appropriate forms), and are urged to consult their tax advisors regarding the applicability and effect of such a treaty. Distributions of capital gain dividends paid by the Fund to a foreign shareholder, and any gain realized upon the sale of Fund shares by such a shareholder, will ordinarily not be subject to U.S. taxation, unless the recipient or seller is a nonresident alien individual who is present in the United States for more than 182 days during the taxable year. Such distributions and sale proceeds may be subject, however, to backup withholding, unless the foreign investor certifies his non-U.S. residency status. Also, foreign shareholders with respect to whom income from the Fund is “effectively connected” with a U.S. trade or business carried on by such shareholder will in general be subject to U.S. federal income tax on a net basis on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares, and, in the case of a foreign corporation, also may be subject to a branch profits tax. Properly-designated dividends are generally exempt from U.S. federal withholding tax where they are (i) “interest-related dividends” paid in respect of the Fund’s “qualified net interest income” (generally, the Fund’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) “short-term capital gain dividends” paid in respect of the Fund’s “qualified short-term gains” (generally, the excess of the Fund’s net short-term capital gain over the Fund’s long-term capital loss for such taxable year). Depending on its circumstances, the Fund may designate all, some or none of its potentially eligible dividends as such interest-related dividends or as short-term capital gain dividends and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. The Fund’s capital gain distributions are also exempt from such withholding. Foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results, and are urged to consult their tax advisors.

The Foreign Account Tax Compliance Act (FATCA), imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (even if the interest is otherwise exempt from the withholding rules described above), dividends and other fixed or determinable annual or periodical income (“Withholdable Payments”), if paid to a foreign financial institution, unless such institution registers with the IRS and enters into an agreement with the IRS or a governmental authority in its own jurisdiction to collect and provide substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. These withholding and reporting requirements generally apply to income payments made after June 30, 2014. A withholding tax that would apply to the gross proceeds from the disposition of certain investment property and that was scheduled to go into effect in 2019 would be eliminated by proposed regulations (having an immediate effect while pending). Holders are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the Fund.

The foregoing briefly summarizes some of the important U.S. federal income tax consequences to Common Shareholders of investing in Common Shares, reflects U.S. federal tax law as of the date of this SAI, and does not address special tax rules applicable to certain types of investors, such as corporate and non-U.S. investors. Unless otherwise noted, this discussion assumes that an investor is a United States person and holds Common Shares as a capital asset. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations by the courts or the IRS retroactively or prospectively. Investors should consult their tax advisors regarding other U.S. federal, state or local tax considerations that may be applicable to their particular circumstances, as well as any proposed tax law changes.

OTHER INFORMATION

The Fund is an organization of the type commonly known as a “Massachusetts business trust.” Under Massachusetts law, shareholders of such a trust may, in certain circumstances, be held personally liable as partners for the obligations of the trust. The Declaration of Trust contains an express disclaimer of shareholder liability in connection with Fund property or the acts, obligations or affairs of the Fund. The Declaration of Trust also provides for indemnification out of Fund property of any shareholder held personally liable for the claims and liabilities to which a shareholder may become subject by sole reason of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund itself is unable to meet its obligations. The Fund has been advised by its counsel that the risk of any shareholder incurring any liability for the obligations of the Fund is remote.

The Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to the Fund or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. Voting rights are not cumulative with respect to the election of Trustees, which means that the holders of more than 50% of the shares voting for the election of Trustees can elect 100% of the Trustees and, in such event, the holders of the remaining less than 50% of the shares voting on the matter will not be able to elect any Trustees.

Effective January 22, 2016, the Board of Trustees of the Fund amended and restated in its entirety the Declaration of Trust and the By-Laws for the Fund. The amendments to the Declaration of Trust include, among other changes, provisions that: (i) clarify certain duties, responsibilities, and powers of the Trustees; and (ii) clarify that shareholders are not intended to be third-party beneficiaries of Fund contracts. The amendments to the By-Laws include, among other changes, provisions that: (i) clarify that, other than as provided under federal securities laws, the shareholders may only bring actions involving the Fund derivatively; and (ii) provide that any action brought by a shareholder related to the Fund will be brought in Massachusetts state or federal court, and that, if a claim is brought in a different jurisdiction and subsequently changed to a Massachusetts venue, the shareholder will be required to reimburse the Fund for such expenses. The foregoing description of the Declaration of Trust and By-Laws are qualified in their entirety by the full text of the Declaration of Trust and By-Laws, each effective as of January 22, 2016, which is available by writing to the Secretary of the Fund at 200 Berkeley Street, Boston, Massachusetts 02116, and are available on the SEC’s website. The Declaration of Trust also is available on the Secretary of the Commonwealth of Massachusetts’ website.

CUSTODIAN AND TRANSFER AGENT

The Fund’s portfolio securities are held pursuant to a custodian agreement between the Fund and State Street Bank and Trust Company (“State Street”), State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. Under the custodian agreement, State Street performs custody, foreign custody manager and fund accounting services.

Computershare Shareowner Services LLC, P.O. Box 505000, Louisville, KY 40233 is the transfer agent, dividend paying agent and registrar of the Fund.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of the Fund for the fiscal year ended October 31, 2022, including the related financial highlights that appear in the Prospectus have been audited by PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, as indicated in their report with respect thereto, and are incorporated herein by reference.

PwC is the independent registered public accounting firm for the Fund, providing audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the SEC.

REPORTS TO SHAREHOLDERS

The financial statements of the Fund for the fiscal year ended October 31, 2022 are incorporated herein by reference from the Fund’s most recent Annual Report to Shareholders filed with the Securities and Exchange Commission (the “SEC”) on Form N-CSR pursuant to Rule 30b2-1 under the 1940 Act.

INCORPORATION BY REFERENCE

As noted above, this SAI is part of a registration statement filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020 to implement certain provisions of the Economic Growth, Regulatory Relief, and Consumer Protection Act, including General Instruction A.2 of Form N-2, the Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this SAI, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering will be incorporated by reference into this SAI and deemed to be part of this SAI from the date of the filing of such reports and documents:

•	The Fund’s Prospectus, dated March 1, 2022, filed with this SAI;

•	The Fund’s Annual Report on Form N-CSR, filed on December 23, 2022;

•	The Fund’s description of Common Shares on Form 8-A, filed on October 29, 1970.

You may obtain copies of any information incorporated by reference into this SAI, at no charge, by calling 800-2256020 (toll-free), from the Fund’s website https://www.jhinvestments.com/investments/closed-end-fund/fixed-income-funds/investors-trust-ce-jhi , or from the SEC’s website at sec.gov. The Fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as the Prospectus and the Statement of Additional Information, are available on the Fund’s website https://www.jhinvestments.com/investments/closed-end-fund/fixed-income-funds/investors-trust-ce-jhi . The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and you also may obtain a copy of any information regarding the Fund filed with the SEC from the SEC’s website (sec.gov).

CODES OF ETHICS

The Fund, the Advisor, the Subadvisor and John Hancock Investment Management Distributors LLC each have adopted Codes of Ethics that comply with Rule 17j-1 under the 1940 Act. Each Code of Ethics permits personnel subject to that Code of Ethics to invest in securities, including securities that may be purchased or held by the Fund.

These Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 202-942-8090. These Codes of Ethics also are available on the EDGAR Database on the SEC’s website at sec.gov. Copies of these Codes of Ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: public info@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-1520.

ADDITIONAL INFORMATION

The Fund’s Prospectus, any related Prospectus Supplements, and this SAI do not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its Rules and Regulations.

John Hancock Investors Trust

Statement of Additional Information

March 1, 2022

(as revised October 6, 2023)

Investment Advisor

John Hancock Investment Management LLC

200 Berkeley Street

Boston, Massachusetts 02116

1-800-225-6020

Subadvisor

Manulife Investment Management (US) LLC

197 Clarendon Street

Boston, Massachusetts 02116

Custodian

State Street Bank and Trust Company

One Congress Street, Suite 1

Boston, MA 02114

Transfer Agent

Computershare Shareowner Services, LLC

P.O. Box 505000

Louisville, KY 40233

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP

101 Seaport Boulevard, Suite 500

Boston, Massachusetts 02210

APPENDIX A – DESCRIPTION OF BOND RATINGS

DESCRIPTIONS OF CREDIT RATING SYMBOLS AND DEFINITIONS

The ratings of Moody’s Investors Service, Inc. (“Moody’s”), S&P’s Global Ratings Inc. (“S&P Global Ratings”) and Fitch Ratings (“Fitch”) represent their respective opinions as of the date they are expressed and not statements of fact as to the quality of various long-term and short-term debt instruments they undertake to rate. It should be emphasized that ratings are general and are not absolute standards of quality. Consequently, debt instruments with the same maturity, coupon and rating may have different yields while debt instruments of the same maturity and coupon with different ratings may have the same yield.

Ratings do not constitute recommendations to buy, sell, or hold any security, nor do they comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of any payments of any security.

IN GENERAL

Moody’s. Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities.

Note that the content of this Appendix A, to the extent that it relates to the ratings determined by Moody’s, is derived directly from Moody’s electronic publication of “Ratings Symbols and Definitions” which is available at: https://www.moodys.com/researchdocumentcontentpage.aspx?docid=PBC_79004.

S&P Global Ratings. . An S&P Global Ratings issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings’ view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue ratings are an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy.

Note that the content of this Appendix A, to the extent that it relates to the ratings determined by S&P Global Ratings, is derived directly from S&P Global Ratings’ electronic publication of “S&P’s Global Ratings Definitions,” which is available at: https://www.standardandpoors.com/en_US/web/guest/article/-/view/sourceId/504352.

Fitch. Fitch’s opinions are forward looking and include Fitch’s views of future performance. In many cases, these views on future performance may include forecasts, which may in turn (i) be informed by non-disclosable management projections, (ii) be based on a trend (sector or wider economic cycle) at a certain stage in the cycle, or (iii) be based on historical performance. As a result, while ratings may include cyclical considerations and attempt to assess the likelihood of repayment at “ultimate/final maturity,” material changes in economic conditions and expectations (for a particular issuer) may result in a rating change.

The terms “investment grade” and “speculative grade” have established themselves over time as shorthand to describe the categories ‘AAA’ to ‘BBB’ (investment grade) and ‘BB’ to ‘D’ (speculative grade). The terms investment grade and speculative grade are market conventions and do not imply any recommendation or endorsement of a specific security for investment purposes. Investment grade categories indicate relatively low to moderate credit risk, while ratings in the speculative categories either signal a higher level of credit risk or that a default has already occurred. For the convenience of investors, Fitch may also include issues relating to a rated issuer that are not and have not been rated on its web page. Such issues are also denoted as ‘NR’.

Note that the content of this Appendix A, to the extent that it relates to the ratings determined by Fitch, is derived directly from Fitch’s electronic publication of “Definitions of Ratings and Other Forms of Opinion” which is available at: https://www.fitchratings.com/products/rating-definitions.

GENERAL PURPOSE RATINGS

LONG-TERM ISSUE RATINGS

MOODY’S GLOBAL LONG-TERM RATING SCALE

Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.

Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Addition of a Modifier 1, 2 or 3: Moody’s appends numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms. By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment.

Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

S&P GLOBAL RATINGS LONG-TERM ISSUE CREDIT RATINGS

Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.

AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC and C: Obligations rated ‘BB’, ‘B’, ‘CCC’ ‘CC’ and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D: An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

Note: Addition of a Plus (+) or minus (-) sign: The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Dual Ratings – Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U. S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).

FITCH CORPORATE FINANCE OBLIGATIONS – LONG-TERM RATING SCALES

Ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of recovery given default on that liability is also included in the rating assessment. This notably applies to covered bond ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument.

AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B: Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC: Substantial credit risk. “CCC” ratings indicate that substantial credit risk is present.

CC: Very high levels of credit risk. “CC” ratings indicate very high levels of credit risk.

C: Exceptionally high levels of credit risk. “C” indicates exceptionally high levels of credit risk.

Corporate finance defaulted obligations typically are not assigned ‘RD’ or ‘D’ ratings but are instead rated in the ‘CCC’ to ‘C’ rating categories, depending on their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Note: Addition of a Plus (+) or minus (-) sign: Within rating categories, Fitch may use modifiers. The modifiers “+” or “-“ may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (‘AA+’; ‘AA’; ‘AA-’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category. For the short-term rating category of ‘F1’, a ‘+’ may be appended. For Viability Ratings, the modifiers ‘+’ or ‘-’ may be appended to a rating to denote relative status within categories from ‘aa’ to ‘ccc’.

CORPORATE AND TAX-EXEMPT COMMERCIAL PAPER RATINGS

SHORT-TERM ISSUE RATINGS

MOODY’S GLOBAL SHORT-TERM RATING SCALE

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

The following table indicates the long-term ratings consistent with different short-term ratings when such long-term ratings exist. (Note: Structured finance short-term ratings are usually based either on the short-term rating of a support provider or on an assessment of cash flows available to retire the financial obligation).

S&P GLOBAL RATINGS’ SHORT-TERM ISSUE CREDIT RATINGS

S&P Global Ratings’ short-term ratings are generally assigned to those obligations considered short-term in the relevant market. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium term notes are assigned long-term ratings. Ratings are graded into several categories, ranging from ‘A’ for the highest-quality obligations to ‘D’ for the lowest. These categories are as follows:

A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation’s rating is lowered to ‘D’ if it is subject to a distressed exchange offer.

Dual Ratings - Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).

FITCH’S SHORT-TERM ISSUER OR OBLIGATION RATINGS

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added (“+”) to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

TAX-EXEMPT NOTE RATINGS

MOODY’S U.S. MUNICIPAL SHORT-TERM DEBT RATINGS

While the global short-term ‘prime’ rating scale is applied to US municipal tax-exempt commercial A-8 paper, these programs are typically backed by external letters of credit or liquidity facilities and their short-term prime ratings usually map to the long-term rating of the enhancing bank or financial institution and not to the municipality’s rating. Other short-term municipal obligations, which generally have different funding sources for repayment, are rated using two additional short-term rating scales (i.e., the MIG and VMIG scale discussed below).

The Municipal Investment Grade (MIG) scale is used to rate US municipal bond anticipation notes of up to five years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer’s long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels—MIG 1 through MIG 3—while speculative grade short-term obligations are designated SG.

MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Variable Municipal Investment Grade (VMIG) ratings of demand obligations with unconditional liquidity support are mapped from the short-term debt rating (or counterparty assessment) of the support provider, or the underlying obligor in the absence of third party liquidity support, with VMIG 1 corresponding to P-1, VMIG 2 to P-2, VMIG 3 to P-3 and SG to not prime. For example, the VMIG rating for an industrial revenue bond with Company XYZ as the underlying obligor would normally have the same numerical modifier as Company XYZ’s prime rating. Transitions of VMIG ratings of demand obligations with conditional liquidity support, as shown in the diagram below, differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

*

For VRDBs supported with conditional liquidity support, short-term ratings transition down at higher long-term ratings to reflect the risk of termination of liquidity support as a result of a downgrade below investment grade.

VMIG ratings of VRDBs with unconditional liquidity support reflect the short-term debt rating (or counterparty assessment) of the liquidity support provider with VMIG 1 corresponding to P-1, VMIG 2 to P-2, VMIG 3 to P-3 and SG to not prime.

For more complete discussion of these rating transitions, please see Annex B of Moody’s Methodology titled Variable Rate Instruments Supported by Conditional Liquidity Facilities.

S&P GLOBAL RATINGS’ MUNICIPAL SHORT-TERM NOTE RATINGS

MUNICIPAL SHORT-TERM NOTE RATINGS

An S&P Global Ratings municipal note rating reflects S&P Global Ratings’ opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P Global Ratings’ analysis will review the following considerations:

•	Amortization schedule – the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

•	Source of payment – the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Note rating symbols are as follows:

SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

D: ‘D’ is assigned upon failure to pay the note when due, completion of a distressed exchange offer, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

FITCH PUBLIC FINANCE RATINGS

See FITCH SHORT-TERM ISSUER OR OBLIGATIONS RATINGS above.

APPENDIX B

PROXY VOTING POLICIES OF THE ADVISOR, THE JOHN HANCOCK FUNDS AND THE

SUBADVISOR

JOHN HANCOCK INVESTMENT MANAGEMENT LLC

PROXY VOTING POLICIES AND PROCEDURES

Overview

The SEC adopted Rule 206(4)-6 under the Advisers Act, which requires investment advisers with voting authority to adopt and implement written policies and procedures that are reasonably designed to ensure that the investment adviser votes client securities in the best interest of clients. The procedures must include how the investment adviser addresses material conflicts that may arise between the interests of the investment adviser and those of its clients. The Advisers are registered investment advisers under the Advisers Act and serve as the investment advisers to the Funds. The Advisers generally retain one or more sub-advisers to manage the assets of the Funds, including voting proxies with respect to a Fund’s portfolio securities. From time to time, however, the Advisers may elect to manage directly the assets of a Fund, including voting proxies with respect to such Fund’s portfolio securities, or a Fund’s Board may otherwise delegate to the Advisers authority to vote such proxies. Rule 206(4)-6 under the Advisers Act requires that a registered investment adviser adopt and implement written policies and procedures reasonably designed to ensure that it votes proxies with respect to a client’s securities in the best interest of the client.

Firms are required by Advisers Act Rule 204-2(c)(2) to maintain records of their voting policies and procedures, a copy of each proxy statement that the investment adviser receives regarding client securities, a record of each vote cast by the investment adviser on behalf of a client, a copy of any document created by the investment adviser that was material to making a decision how to vote proxies on behalf of a client, and a copy of each written client request for information on how the adviser voted proxies on behalf of the client, as well as a copy of any written response by the investment adviser to any written or oral client request for information on how the adviser voted that client’s proxies.

Investment companies must disclose information about the policies and procedures used to vote proxies on the investment company’s portfolio securities and must file the fund’s proxy voting record with the SEC annually on Form N-PX.

Pursuant thereto, the Advisers have adopted and implemented these proxy voting policies and procedures (the “Proxy Procedures”).

Policy

It is the Advisers’ policy to comply with Rule 206(4)-6 and Rule 204-2(c)(2) under the Advisers Act as described above. In general, the Advisers delegate proxy voting decisions to the sub-advisers managing the funds. If an instance occurs where a conflict of interest arises between the shareholders and a particular sub-adviser, however, the Adviser retains the right to influence and/or direct the conflicting proxy voting decisions.

Regulatory Requirement

Rule 206(4)-6 under the Advisers Act

Reporting

Form N-PX

Advisers will provide the Board with notice and a copy of any amendments or revisions to the Procedures and will report quarterly to the Board all material changes to these Proxy Procedures.

The CCO’s annual written compliance report to the Board will contain a summary of material changes to the Proxy Procedures during the period covered by the report.

If the Advisers or the Designated Person vote any proxies in a manner inconsistent with either these Proxy Procedures or a Fund’s proxy voting policies and procedures, the CCO will provide the Board with a report detailing such exceptions.

Procedure

Fiduciary Duty

The Advisers have a fiduciary duty to vote proxies on behalf of a Fund in the best interest of the Fund and its shareholders.

Voting of Proxies - Advisers

The Advisers will vote proxies with respect to a Fund’s portfolio securities when authorized to do so by the Fund and subject to the Fund’s proxy voting policies and procedures and any further direction or delegation of authority by the Fund’s Board. The decision on how to vote a proxy will be made by the person(s) to whom the Advisers have from time to time delegated such responsibility (the “Designated Person”). The Designated Person may include the Fund’s portfolio manager(s) or a Proxy Voting Committee, as described below.

When voting proxies with respect to a Fund’s portfolio securities, the following standards will apply:

•	The Designated Person will vote based on what it believes is in the best interest of the Fund and its shareholders and in accordance with the Fund’s investment guidelines.

•

Each voting decision will be made independently. To assist with the analysis of voting issues and/or to carry out the actual voting process the Designated Person may enlist the services of (1) reputable professionals (who may include persons employed by or otherwise associated with the Advisers or any of its affiliated persons) or (2) independent proxy evaluation services such as Institutional Shareholder Services. However, the ultimate decision as to how to vote a proxy will remain the responsibility of the Designated Person.

•

The Advisers believe that a good management team of a company will generally act in the best interests of the company. Therefore, the Designated Person will take into consideration as a key factor in voting proxies with respect to securities of a company that are held by the Fund the quality of the company’s management. In general, the Designated Person will vote as recommended by company management except in situations where the Designated Person believes such recommended vote is not in the best interests of the Fund and its shareholders.

•	As a general principle, voting with respect to the same portfolio securities held by more than one Fund should be consistent among those Funds having substantially the same investment mandates.

•

The Advisers will provide the Fund, from time to time in accordance with the Fund’s proxy voting policies and procedures and any applicable laws and regulations, a record of the Advisers’ voting of proxies with respect to the Fund’s portfolio securities.

Material Conflicts of Interest

In carrying out its proxy voting responsibilities, the Advisers will monitor and resolve potential material conflicts (“Material Conflicts”) between the interests of (a) a Fund and (b) the Advisers or any of its affiliated persons. Affiliates of the Advisers include Manulife Financial Corporation and its subsidiaries. Material Conflicts may arise, for example, if a proxy vote relates to matters involving any of these companies or other issuers in which the Advisers or any of their affiliates has a substantial equity or other interest.

If the Advisers or a Designated Person become aware that a proxy voting issue may present a potential Material Conflict, the issue will be referred to the Advisers’ Legal Department and/or the Office of the CCO. If the Legal Department and/or the Office of the CCO, as applicable determines that a potential Material Conflict does exist, a Proxy Voting Committee will be appointed to consider and resolve the issue. The Proxy Voting Committee may make any determination that it considers reasonable and may, if it chooses, request the advice of an independent, third-party proxy service on how to vote the proxy.

Voting Proxies of Underlying Funds of a Fund of Funds

The Advisers or the Designated Person will vote proxies with respect to the shares of a Fund that are held by another Fund that operates as a Fund of Funds”) in the manner provided in the proxy voting policies and procedures of the Fund of Funds (including such policies and procedures relating to material conflicts of interest) or as otherwise directed by the board of trustees or directors of the Fund of Funds.

Proxy Voting Committee(s)

The Advisers will from time to time, and on such temporary or longer-term basis as they deem appropriate, establish one or more Proxy Voting Committees. A Proxy Voting Committee shall include the Advisers’ CCO and may include legal counsel. The terms of reference and the procedures under which a Proxy Voting Committee will operate will be reviewed from time to time by the Legal and Compliance Department. Records of the deliberations and proxy voting recommendations of a Proxy Voting Committee will be maintained in accordance with applicable law, if any, and these Proxy Procedures. Requested shareholder proposals or other Shareholder Advocacy must be submitted for consideration pursuant to the Shareholder Advocacy Policy and Procedures.

Voting of Proxies - SubAdvisers

In the case of proxies voted by a sub-adviser to a Fund pursuant to the Fund’s proxy voting procedures, the Advisers will request the sub-adviser to certify to the Advisers that the sub-adviser has voted the Fund’s proxies as required by the Fund’s proxy voting policies and procedures and that such proxy votes were executed in a manner consistent with these Proxy Procedures and to provide the Advisers with a report detailing any instances where the sub-adviser voted any proxies in a manner inconsistent with the Fund’s proxy voting policies and procedures. The COO of the Advisers will then report to the Board on a quarterly basis regarding the sub-adviser certification and report to the Board any instance where the sub-adviser voted any proxies in a manner inconsistent with the Fund’s proxy voting policies and procedures.

The Fund Administration Department maintains procedures affecting all administration functions for the mutual funds. These procedures detail the disclosure and administration of the Trust’s proxy voting records.

The Trust’s Chief Legal Counsel is responsible for including, in the SAI of each Trust, information about the proxy voting of the Advisers and each sub-adviser.

Reporting to Fund Boards

The CCO of the Advisers will provide the Board with a copy of these Proxy Procedures, accompanied by a certification that represents that the Proxy Procedures have been adopted by the Advisers in conformance with Rule 206(4)-6 under the Advisers Act. Thereafter, the Advisers will provide the Board with notice and a copy of any amendments or revisions to the Procedures and will report quarterly to the Board all material changes to these Proxy Procedures.

The CCO’s annual written compliance report to the Board will contain a summary of material changes to the Proxy Procedures during the period covered by the report.

If the Advisers or the Designated Person vote any proxies in a manner inconsistent with either these Proxy Procedures or a Fund’s proxy voting policies and procedures, the CCO will provide the Board with a report detailing such exceptions

Key Contacts

Investment Compliance

Escalation/Reporting Violations

All John Hancock employees are required to report any known or suspected violation of this policy to the CCO of the Funds.

Related Policies and Procedures

N/A

Document Retention Requirements

The Advisers will retain (or arrange for the retention by a third party of) such records relating to proxy voting pursuant to these Proxy Procedures as may be required from time to time by applicable law and regulations, including the following:

1.	These Proxy Procedures and all amendments hereto;

2.	All proxy statements received regarding Fund portfolio securities;

3.	Records of all votes cast on behalf of a Fund;

4.	Records of all Fund requests for proxy voting information;

5.	Any documents prepared by the Designated Person or a Proxy Voting Committee that were material to or memorialized the basis for a voting decision;

6.	All records relating to communications with the Funds regarding Conflicts; and

7.	All minutes of meetings of Proxy Voting Committees.

The Office of the CCO, and/or the Legal Department are responsible for maintaining the documents set forth above as needed and deemed appropriate. Such documents will be maintained in the Office of the CCO, and/or the Legal Department for the period set forth in the Records Retention Schedule.

12.1.2019

JOHN HANCOCK FUNDS

PROXY VOTING POLICIES AND PROCEDURES

Overview

Each fund of the Trust or any other registered investment company (or series thereof) (each, a “fund”) is required to disclose its proxy voting policies and procedures in its registration statement and, pursuant to Rule 30b1-4 under the 1940 Act, file annually with the Securities and Exchange Commission and make available to shareholders its actual proxy voting record.

Investment Company Act

An investment company is required to disclose in its SAI either (a) a summary of the policies and procedures that it uses to determine how to vote proxies relating to portfolio securities or (b) a copy of its proxy voting policies.

A fund is also required by Rule 30b1-4 of the Investment Company Act of 1940 to file Form N-PX annually with the SEC, which contains a record of how the fund voted proxies relating to portfolio securities. For each matter relating to a portfolio security considered at any shareholder meeting, Form N-PX is required to include, among other information, the name of the issuer of the security, a brief identification of the matter voted on, whether and how the fund cast its vote, and whether such vote was for or against management. In addition, a fund is required to disclose in its SAI and its annual and semi-annual reports to shareholders that such voting record may be obtained by shareholders, either by calling a toll-free number or through the fund’s website, at the fund’s option.

Advisers Act

Under Advisers Act Rule 206(4)-6, investment advisers are required to adopt proxy voting policies and procedures, and investment companies typically rely on the policies of their advisers or sub-advisers.

Policy

The Majority of the Independent Board of Trustees (the “Board”) of each registered investment company of the Trusts, has adopted these proxy voting policies and procedures (the “Trust Proxy Policy”).

It is the Advisers’ policy to comply with Rule 206(4)-6 of the Advisers Act and Rule 30b1-4 of the 1940 Act as described above. In general, Advisers defer proxy voting decisions to the sub-advisers managing the Funds. It is the policy of the Trusts to delegate the responsibility for voting proxies relating to portfolio securities held by a Fund to the Fund’s respective Adviser or, if the Fund’s Adviser has delegated portfolio management responsibilities to one or more investment sub-adviser(s), to the fund’s sub-adviser(s), subject to the Board’s continued oversight. The sub-adviser for each Fund shall vote all proxies relating to securities held by each Fund and in that connection, and subject to any further policies and procedures contained herein, shall use proxy voting policies and procedures adopted by each sub-adviser in conformance with Rule 206(4)-6 under the Advisers Act.

If an instance occurs where a conflict of interest arises between the shareholders and the designated sub-adviser, however, Advisers retain the right to influence and/or direct the conflicting proxy voting decisions in the best interest of shareholders.

Delegation of Proxy Voting Responsibilities

It is the policy of the Trust to delegate the responsibility for voting proxies relating to portfolio securities held by a fund to the fund’s investment adviser (“adviser”) or, if the fund’s adviser has delegated portfolio management responsibilities to one or more investment sub-adviser(s), to the fund’s sub-adviser(s), subject to the Board’s continued oversight. The sub-adviser for each fund shall vote all proxies relating to securities held by each fund and in that connection, and subject to any further policies and procedures contained herein, shall use proxy voting policies and procedures adopted by each sub-adviser in conformance with Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Except as noted below under Material Conflicts of Interest, the Trust Proxy Policy with respect to a Fund shall incorporate that adopted by the Fund’s sub-adviser with respect to voting proxies held by its clients (the “Sub-adviser Proxy Policy”). Each Sub-adviser Policy, as it may be amended from time to time, is hereby incorporated by reference into the Trust Proxy Policy. Each sub-adviser to a Fund is directed to comply with these policies and procedures in voting proxies relating to portfolio securities held by a fund, subject to oversight by the Fund’s adviser and by the Board. Each Adviser to a Fund retains the responsibility, and is directed, to oversee each sub-adviser’s compliance with these policies and procedures, and to adopt and implement such additional policies and procedures as it deems necessary or appropriate to discharge its oversight responsibility. Additionally, the Trust’s Chief Compliance Officer (“CCO”) shall conduct such monitoring and supervisory activities as the CCO or the Board deems necessary or appropriate in order to appropriately discharge the CCO’s role in overseeing the sub-advisers’ compliance with these policies and procedures.

The delegation by the Board of the authority to vote proxies relating to portfolio securities of the funds is entirely voluntary and may be revoked by the Board, in whole or in part, at any time.

Voting Proxies of Underlying Funds of a Fund of Funds

A.	Where the Fund of Funds is not the Sole Shareholder of the Underlying Fund

With respect to voting proxies relating to the shares of an underlying fund (an “Underlying Fund”) held by a Fund of the Trust operating as a fund of funds (a “Fund of Funds”) in reliance on Section 12(d)(1)(G) of the 1940 Act where the Underlying Fund has shareholders other than the Fund of Funds which are not other Fund of Funds, the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the vote of all other holders of such Underlying Fund shares.

B.	Where the Fund of Funds is the Sole Shareholder of the Underlying Fund

In the event that one or more Funds of Funds are the sole shareholders of an Underlying Fund, the Adviser to the Fund of Funds or the Trusts will vote proxies relating to the shares of the Underlying Fund as set forth below unless the Board elects to have the Fund of Funds seek voting instructions from the shareholders of the Funds of Funds in which case the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the instructions timely received from such shareholders.

1.	Where Both the Underlying Fund and the Fund of Funds are Voting on Substantially Identical Proposals

In the event that the Underlying Fund and the Fund of Funds are voting on substantially identical proposals (the “Substantially Identical Proposal”), then the Adviser or the Fund of Funds will vote proxies relating to shares of the Underlying Fund in the same proportion as the vote of the shareholders of the Fund of Funds on the Substantially Identical Proposal.

2.	Where the Underlying Fund is Voting on a Proposal that is Not Being Voted on by the Fund of Funds

(a)	Where there is No Material Conflict of Interest Between the Interests of the Shareholders of the Underlying Fund and the Adviser Relating to the Proposal

In the event that the Fund of Funds is voting on a proposal of the Underlying Fund and the Fund of Funds is not also voting on a substantially identical proposal and there is no material conflict of interest between the interests of the shareholders of the Underlying Fund and the Adviser relating to the Proposal, then the Adviser will vote proxies relating to the shares of the Underlying Fund pursuant to its Proxy Voting Procedures.

(b)	Where there is a Material Conflict of Interest Between the Interests of the Shareholders of the Underlying Fund and the Adviser Relating to the Proposal

In the event that the Fund of Funds is voting on a proposal of the Underlying Fund and the Fund of Funds is not also voting on a substantially identical proposal and there is a material conflict of interest between the interests of the shareholders of the Underlying Fund and the Adviser relating to the Proposal, then the Fund of Funds will seek voting instructions from the shareholders of the Fund of Funds on the proposal and will vote proxies relating to shares of the Underlying Fund in the same proportion as the instructions timely received from such shareholders. A material conflict is generally defined as a proposal involving a matter in which the Adviser or one of its affiliates has a material economic interest.

Material Conflicts of Interest

If (1) a sub-adviser to a Fund becomes aware that a vote presents a material conflict between the interests of (a) shareholders of the Fund; and (b) the Fund’s Adviser, sub-adviser, principal underwriter, or any of their affiliated persons, and (2) the sub-adviser does not propose to vote on the particular issue in the manner prescribed by its Sub-adviser Proxy Policy or the material conflict of interest procedures set forth in its Sub-adviser Proxy Policy are otherwise triggered, then the sub-adviser will follow the material conflict of interest procedures set forth in its Sub-adviser Proxy Policy when voting such proxies.

If a Sub-adviser Proxy Policy provides that in the case of a material conflict of interest between Fund shareholders and another party, the sub-adviser will ask the Board to provide voting instructions, the sub-adviser shall vote the proxies, in its discretion, as recommended by an independent third party, in the manner prescribed by its Sub-adviser Proxy Policy or abstain from voting the proxies.

Proxy Voting Committee(s)

The Advisers will from time to time, and on such temporary or longer-term basis as they deem appropriate, establish one or more Proxy Voting Committees. A Proxy Voting Committee shall include the Advisers’ CCO and may include legal counsel. The terms of reference and the procedures under which a Proxy Voting Committee will operate will be reviewed from time to time by the Legal and Compliance Department. Records of the deliberations and proxy voting recommendations of a Proxy Voting Committee will be maintained in accordance with applicable law, if any, and these Proxy Procedures. Requested shareholder proposals or other Shareholder Advocacy in the name of a Fund must be submitted for consideration pursuant to the Shareholder Advocacy Policy and Procedures.

Securities Lending Program

Certain of the Funds participate in a securities lending program with the Trusts through an agent lender. When a Fund’s securities are out on loan, they are transferred into the borrower’s name and are voted by the borrower, in its discretion. Where a sub-adviser determines, however, that a proxy vote (or other shareholder action) is materially important to the client’s account, the sub-adviser should request that the agent recall the security prior to the record date to allow the sub-adviser to vote the securities.

Disclosure of Proxy Voting Policies and Procedures in the Trust’s Statement of Additional Information (“SAI”)

The Trust shall include in its SAI a summary of the Trust Proxy Policy and of the Sub-adviser Proxy Policy included therein. (In lieu of including a summary of these policies and procedures, the Trust may include each full Trust Proxy Policy and Sub-adviser Proxy Policy in the SAI.)

Disclosure of Proxy Voting Policies and Procedures in Annual and Semi-Annual Shareholder Reports

The Trusts shall disclose in annual and semi-annual shareholder reports that a description of the Trust Proxy Policy, including the Sub-adviser Proxy Policy, and the Trusts’ proxy voting record for the most recent 12 months ended June 30 are available on the Securities and Exchange Commission’s (“SEC”) website, and without charge, upon request, by calling a specified toll-free telephone number. The Trusts will send these documents within three business days of receipt of a request, by first-class mail or other means designed to ensure equally prompt delivery. The Fund Administration Department is responsible for preparing appropriate disclosure regarding proxy voting for inclusion in shareholder reports and distributing reports. The Legal Department supporting the Trusts is responsible for reviewing such disclosure once it is prepared by the Fund Administration Department.

Filing of Proxy Voting Record on Form N-PX

The Trusts will annually file their complete proxy voting record with the SEC on Form N-PX. The Form N-PX shall be filed for the twelve months ended June 30 no later than August 31 of that year. The Fund Administration department, supported by the Legal Department supporting the Trusts, is responsible for the annual filing.

Regulatory Requirement

Rule 206(4)-6 of the Advisers Act and Rule 30b1-4 of the 1940 Act

Reporting

Disclosures in SAI: The Trusts shall disclose in annual and semi-annual shareholder reports that a description of the Trust Proxy Policy, including the Sub-adviser Proxy Policy, and the Trusts’ proxy voting record for the most recent 12 months ended June 30.

Form N-PX: The proxy voting service will file Form N-PX for each twelve-month period ending on June 30. The filing must be submitted to the SEC on or before August 31 of each year.

Procedure

Review of Sub-advisers’ Proxy Voting

The Trusts have delegated proxy voting authority with respect to Fund portfolio securities in accordance with the Trust Policy, as set forth above.

Consistent with this delegation, each sub-adviser is responsible for the following:

1.

Implementing written policies and procedures, in compliance with Rule 206(4)-6 under the Advisers Act, reasonably designed to ensure that the sub-adviser votes portfolio securities in the best interest of shareholders of the Trusts.

2.

Providing the Advisers with a copy and description of the Sub-adviser Proxy Policy prior to being approved by the Board as a sub-adviser, accompanied by a certification that represents that the Sub-adviser Proxy Policy has been adopted in conformance with Rule 206(4)-6 under the Advisers Act. Thereafter, providing the Advisers with notice of any amendment or revision to that Sub-adviser Proxy Policy or with a description thereof. The Advisers are required to report all material changes to a Sub-adviser Proxy Policy quarterly to the Board. The CCO’s annual written compliance report to the Board will contain a summary of the material changes to each Sub-adviser Proxy Policy during the period covered by the report.

3.

Providing the Adviser with a quarterly certification indicating that the sub-adviser did vote proxies of the funds and that the proxy votes were executed in a manner consistent with the Sub-adviser Proxy Policy. If the sub-adviser voted any proxies in a manner inconsistent with the Sub-adviser Proxy Policy, the sub-adviser will provide the Adviser with a report detailing the exceptions.

Adviser Responsibilities

The Trusts have retained a proxy voting service to coordinate, collect, and maintain all proxy-related information, and to prepare and file the Trust’s reports on Form N-PX with the SEC.

The Advisers, in accordance with their general oversight responsibilities, will periodically review the voting records maintained by the proxy voting service in accordance with the following procedures:

1.	Receive a file with the proxy voting information directly from each sub-adviser on a quarterly basis.

2.	Select a sample of proxy votes from the files submitted by the sub-advisers and compare them against the proxy voting service files for accuracy of the votes.

3.	Deliver instructions to shareholders on how to access proxy voting information via the Trust’s semi-annual and annual shareholder reports.

The Fund Administration Department, in conjunction with the Legal Department supporting the Trusts, is responsible for the foregoing procedures.

Proxy Voting Service Responsibilities

Proxy voting services retained by the Trusts are required to undertake the following procedures:

•	Aggregation of Votes:

The proxy voting service’s proxy disclosure system will collect fund-specific and/or account-level voting records, including votes cast by multiple sub-advisers or third-party voting services.

•	Reporting:

The proxy voting service’s proxy disclosure system will provide the following reporting features:

1.	multiple report export options;

2.	report customization by fund-account, portfolio manager, security, etc.; and

3.	account details available for vote auditing.

•	Form N-PX Preparation and Filing:

The Advisers will be responsible for oversight and completion of the filing of the Trusts’ reports on Form N-PX with the SEC. The proxy voting service will prepare the EDGAR version of Form N-PX and will submit it to the adviser for review and approval prior to filing with the SEC. The proxy voting service will file Form N-PX for each twelve-month period ending on June 30. The filing must be submitted to the SEC on or before August 31 of each year. The Fund Administration Department, in conjunction with the Legal Department supporting the Trusts, is responsible for the foregoing procedures.

The Fund Administration Department in conjunction with the CCO oversees compliance with this policy.

The Fund Administration Department maintains operating procedures affecting the administration and disclosure of the Trusts’ proxy voting records.

The Trusts’ Chief Legal Counsel is responsible for including in the Trusts’ SAI information regarding the Advisers’ and each sub-advisers proxy voting policies as required by applicable rules and form requirements.

Key Contacts

Investment Compliance

Escalation/Reporting Violations

All John Hancock employees are required to report any known or suspected violation of this policy to the CCO of the Funds.

Related Policies and Procedures

7B Registration Statements and Prospectuses

Document Retention Requirements

The Fund Administration Department and The CCO’s Office is responsible for maintaining all documentation created in connection with this policy. Documents will be maintained for the period set forth in the Records Retention Schedule. See Compliance Policy: Books and Records.

12.10.2019

Manulife Investment Management Global Proxy Voting Policy and Procedures (External)

April 2021

Executive summary

Each investment team at Manulife Investment Management (Manulife IM)1 is responsible for investing in line with its investment philosophy and clients’ objectives. Manulife IM’s approach to proxy voting aligns with its organizational structure and encourages best practices in governance and management of environmental and social risks and opportunities. Manulife IM has adopted and implemented proxy voting policies and procedures to ensure that proxies are voted in the best interests of its clients for whom it has proxy voting authority.

This global proxy voting policy and procedures (policy) applies to each of the Manulife IM advisory affiliates listed in Appendix A. In seeking to adhere to local regulatory requirements of the jurisdiction in which an advisory affiliate operates, additional procedures specific to that affiliate may be implemented to ensure compliance, where applicable. The policy is not intended to cover every possible situation that may arise in the course of business, but rather to act as a decision-making guide. It is therefore subject to change and interpretation from time-to-time as facts and circumstances dictate.

Statement of policy

•

The right to vote is a basic component of share ownership and is an important control mechanism to ensure that a company is managed in the best interests of its shareholders. Where clients delegate proxy voting authority to Manulife IM, Manulife IM has a fiduciary duty to exercise voting rights responsibly.

•

Where Manulife IM is granted and accepts responsibility for voting proxies for client accounts, it will seek to ensure proxies are received and voted in the best interests of the client with a view to maximize the economic value of their equity securities, unless it determines that it is in the best interests of the client to refrain from voting a given proxy.

•

If there is any potential material proxy-related conflict of interest between Manulife IM and its clients, identification and resolution processes are in place to provide for determination in the best interests of the client.

•	Manulife IM will disclose information about its proxy voting policies and procedures to its clients.

•	Manulife IM will maintain certain records relating to proxy voting.

Philosophy on sustainable investing

Manulife IM’s commitment to sustainable investment2 is focused on protecting and enhancing the value of our clients’ investments and, as active owners in the companies in which we invest, we believe that voting at shareholder meetings can contribute to the long-term sustainability of our investee companies. Manulife IM will seek to exercise the rights and responsibilities associated with equity ownership, on behalf of its clients, with a focus on maximizing long-term shareholder returns, as well as enhancing and improving the operating strength of the companies to create sustainable value for shareholders.

Manulife IM invests in a wide range of securities across the globe, ranging from large multinationals to smaller early stage companies, and from well-developed markets to emerging and frontier markets. Expectations of those companies vary by market to reflect local standards, regulations and laws. Manulife IM believes, however, that successful companies across regions are generally better positioned over the long-term if they have:

•	Robust oversight including a strong and effective board with independent and objective leaders working on behalf of shareholders;

•

Mechanisms to mitigate risk such as effective internal controls, board expertise covering a firm’s unique risk profile, and routine use of key performance indicators to measure and assess long-term risks;

•	A management team aligned with shareholders through remuneration structures that incentivize long- term performance through the judicious and sustainable stewardship of company resources;

•	Transparent and thorough reporting of the components of the business that are most significant to shareholders and stakeholders with focus on the firm’s long-term success; and,

•	Management focused on all forms of capital including environmental, social, and human capital.

The Manulife Investment Management voting principles (voting principles) outlined in Appendix B provide guidance for our voting decisions. An active decision to invest in a firm reflects a positive conviction in the investee company and we generally expect to be supportive of management for that reason. Manulife IM may seek to challenge management’s recommendations, however, if they contravene these voting principles or Manulife IM otherwise determines that doing so is in the best interest of its clients.

Manulife IM also regularly engages with boards and management on environmental, social, or corporate governance issues consistent with the principles stipulated in our sustainable investing statement and our ESG engagement policy. Manulife IM may, through these engagements, request certain changes of the portfolio company to mitigate risks or maximize opportunities. In the context of preparing for a shareholder meeting, Manulife IM will review progress on requested changes for those companies engaged. In an instance where Manulife IM determines that the issuer has not made sufficient improvements on an issue, then we may take voting action to demonstrate our concerns.

In rare circumstances Manulife IM may consider filing, or co-filing, a shareholder resolution at an investee company. This may occur where our team has engaged with management regarding a material sustainability risk or opportunity, and where we determine that the company has not made satisfactory progress on the matter within a reasonable time period. Any such decision will be in the sole discretion of Manulife IM and acted on where we believe filing, or co-filing, a proposal is in the best interests of our clients.

Manulife IM may also divest of holdings in a company where portfolio managers are dissatisfied with company financial performance, strategic direction and/or management of material sustainability risks or opportunities.

Procedures

Receipt of ballots and proxy materials

Proxies received are reconciled against the client’s holdings, and the custodian bank will be notified if proxies have not been forwarded to the proxy service provider when due.

Voting proxies

Manulife IM has adopted the voting principles contained in Appendix B of this policy.

Manulife IM has deployed the services of a proxy voting services provider to ensure the timely casting of votes, and to provide relevant and timely proxy voting research to inform our voting decisions. Through this process, the proxy voting services provider populates initial recommended voting decisions that are aligned with the Manulife IM voting principles outlined in Appendix B. These voting recommendations are then submitted, processed, and ultimately tabulated. Manulife IM retains the authority and operational functionality to submit different voting instructions after these initial recommendations from the proxy voting services provider have been submitted, based on Manulife IM’s assessment of each situation. As Manulife IM reviews voting recommendations and decisions, as articulated below, Manulife IM will often change voting instructions based on those reviews. Manulife IM periodically reviews the detailed policies created by the proxy voting service provider to ensure consistency with our voting principles, to the extent this is possible.

Manulife IM also has procedures in place to review additional materials submitted by issuers often in response to voting recommendations made by proxy voting service providers. Manulife IM will review additional materials related to proxy voting decisions in those situations where Manulife IM becomes aware of those additional materials, is considering voting contrary to management, and where Manulife IM owns 2% or more of the subject issuer as aggregated across the funds.

Portfolio managers actively review voting options and make voting decisions for their holdings. Where Manulife IM holds a significant ownership position in an issuer, the rationale for a portfolio manager’s voting decision is specifically recorded, including whether the vote cast aligns with the recommendations of the proxy voting services provider or has been voted differently. A significant ownership position in an investment is defined as those cases where Manulife IM holds at least 2% of a company’s issued share capital in aggregate across all Manulife IM client accounts.

The Manulife IM ESG research and integration team (ESG team) is an important resource for portfolio management teams on proxy matters. This team provides advice on specific proxy votes for individual issuers if needed. ESG team advice is supplemental to the research and recommendations provided by our proxy voting services provider. In particular, ESG analysts actively review voting resolutions for companies in which:

•	Manulife IM’s aggregated holdings across all client accounts represent 2% or greater of issued capital;

•

A meeting agenda includes shareholder resolutions related to environmental and social risk management issues, or where the subject of a shareholder resolution is deemed to be material to our investment decision; or

•	Manulife IM may also review voting resolutions for issuers where an investment team engaged with the firm within the previous two years to seek a change in behavior.

After review, the ESG team may provide research and advice to investment staff in line with the voting principles.

Manulife IM also has an internal proxy voting working group (working group) comprising senior managers from across Manulife IM including the equity investment team, legal, compliance, and the ESG team. The working group operates under the auspices of the Manulife IM Public Markets Sustainable Investing Committee. The working group regularly meets to review and discuss voting decisions on shareholder proposals or instances where a portfolio manager recommends a vote different than the recommendation of the proxy voting services provider.

Manulife IM clients retain the authority and may choose to lend shareholdings. Manulife IM, however, generally retains the ability to restrict shares from being lent and to recall shares on loan in order to preserve proxy voting rights. Manulife IM is focused in particular on preserving voting rights for issuers where funds hold 2% or more of an issuer as aggregated across funds. Manulife IM has a process in place to systematically restrict and recall shares on a best efforts basis for those issuers where we own an aggregate of 2% or more.

Manulife IM may refrain from voting a proxy where we have agreed with a client in advance to limit the situations in which we will execute votes. Manulife IM may also refrain from voting due to logistical considerations that may have a detrimental effect on our ability to vote. These issues may include, but are not limited to:

•	Costs associated with voting the proxy exceed the expected benefits to clients;

•	Underlying securities have been lent out pursuant to a client’s securities lending program and have not been subject to recall;

•	Short notice of a shareholder meeting;

•	Requirements to vote proxies in person;

•	Restrictions on a nonnational’s ability to exercise votes, determined by local market regulation;

•	Restrictions on the sale of securities in proximity to the shareholder meeting (i.e. share blocking);

•	Requirements to disclose commercially sensitive information that may be made public (i.e. reregistration);

•	Requirements to provide local agents with power of attorney to facilitate the voting instructions (such proxies are voted on a best-efforts basis); or

•	The inability of a client’s custodian to forward and process proxies electronically.

If a Manulife IM portfolio manager believes it is in the best interest of a client to vote proxies in a manner inconsistent with the policy, the portfolio manager will submit new voting instructions to a member of the ESG team with rationale for the new instructions. The ESG team will then support the portfolio manager in developing voting decision rationale that aligns with this policy and the voting principles. The ESG team will then submit the vote change to the working group. The working group will review the change and ensure that the rationale is sound, and the decision will promote the long-term success of the issuer.

On occasion, there may be proxy votes that are not within the research and recommendation coverage universe of the proxy voting service provider. Portfolio managers responsible for the proxy votes will provide voting recommendations to the ESG team and those items may be escalated to the working group for review to ensure that the voting decision rationale is sound, and the decision will promote the long-term success of the issuer. the Manulife IM proxy operations team will be notified of the voting decisions and execute the votes accordingly.

Manulife IM does not engage in the practice of “empty voting” (a term embracing a variety of factual circumstances that result in a partial, or total, separation of the right to vote at a shareholders meeting from beneficial ownership of the shares on the meeting date). Manulife IM prohibits investment managers from creating large hedge positions solely to gain the vote while avoiding economic exposure to the market. Manulife IM will not knowingly vote borrowed shares (for example, shares borrowed for short sales and hedging transactions).

Engagement of the proxy voting service provider

Manulife IM has contracted with a third-party proxy service provider to assist with the proxy voting process. Except in instances where a client retains voting authority, Manulife IM will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to the proxy service provider.

Manulife IM has engaged its proxy voting service provider to:

•	Research and make voting recommendations;

•	Ensure proxies are voted and submitted in a timely manner;

•	Provide alerts when issuers file additional materials related to proxy voting matters;

•	Perform other administrative functions of proxy voting;

•	Maintain records of proxy statements and provide copies of such proxy statements promptly upon request;

•	Maintain records of votes cast; and

•	Provide recommendations with respect to proxy voting matters in general.

Scope of proxy voting authority

Manulife IM and our clients shape the proxy voting relationship by agreement provided there is full and fair disclosure and informed consent. Manulife IM may agree with clients to other proxy voting arrangements in which Manulife IM does not assume proxy voting responsibility or will only vote in limited circumstances.3

While the application of our fiduciary duty in the context of proxy voting will vary with the scope of the voting authority we assume, we acknowledge the relationship in all cases remains that of a fiduciary to the client. Beyond the general discretion retained by Manulife IM to withhold from voting as outlined above, Manulife IM may enter a specific agreement with a client not to exercise voting authority on certain matters where the cost of voting would be high or the benefit to the client would be low.

Disclosure of proxy votes

Manulife IM may inform company management of our voting intentions ahead of casting the vote. This is in line with Manulife IM’s objective to provide the opportunity for companies to better understand our investment process, policies and objectives.

We will not intentionally disclose to anyone else, including other investors, our voting intention prior to casting the vote.

Manulife IM keeps records of proxy voting available for inspection by clients, regulatory authorities or government agencies.

Manulife IM quarterly discloses voting records aggregated across funds.4

Conflicts of interest

Manulife IM has an established infrastructure designed to identify conflicts of interest throughout all aspects of the business. Proxy voting proposals may raise conflicts between the interests of Manulife IM’s clients and the interests of Manulife IM, its affiliates, or employees. Apparent conflicts are reviewed by the working group to determine whether there is a conflict of interest and, if so, whether the conflict is material. Manulife IM shall consider any of the following circumstances a potential material conflict of interest:

•	Manulife IM has a business relationship or potential relationship with the issuer;

•	Manulife IM has a business relationship with the proponent of the proxy proposal; or

•	Manulife IM members, employees or consultants have a personal or other business relationship with managers of the business such as top-level executives, corporate directors or director candidates.

In addressing any such potential material conflict Manulife IM will seek to ensure proxy votes are cast in the advisory client’s best interests and are not affected by Manulife IM’s potential conflict. In the event a potential material conflict of interest exists, the working group or its designee will either (i) review the proxy voting decisions to ensure robust rationale, that the voting decision will protect or enhance shareholder value over the long-term, and is in line with the best interest of the client; (ii) vote such proxy according to the specific recommendation of the proxy voting services provider; (iii) abstain; or (iv) request the client vote such proxy. The basis for the voting decision, including the process for the determination of the decision that is in the best interests of the client, is recorded.

Voting shares of Manulife Financial Corporation

Manulife Financial Corporation (MFC) is the publicly listed parent company of Manulife IM. Generally, legislation restricts the ability of a public company (and its subsidiaries) to hold shares in itself within its own accounts. Accordingly, the MFC share investment policy outlines the limited circumstances in which MFC or its subsidiaries may, or may not, invest or hold shares in MFC on behalf of MFC or its subsidiaries.5

The MFC share investment policy does not apply to investments made on behalf of unaffiliated third parties, which remain assets of the client.6 Such investing may be restricted, however, by specific client guidelines, other Manulife policies or other applicable laws.

Where Manulife IM is charged with voting MFC shares we will execute votes in proportion with all other shareholders (i.e. proportional or echo vote). This is intended to neutralize the effect of our vote on the meeting outcome.

Policy responsibility and oversight

The working group oversees and monitors the policy and Manulife IM’s proxy voting function. The working group is responsible for reviewing regular reports, potential conflicts of interest, vote changes and nonroutine proxy voting items. The working group also oversees the third-party proxy voting service provider. The working group will meet at least monthly and report to the Manulife IM public markets sustainable investing committee and, where requested, the Manulife IM operating committee.

Manulife IM’s proxy operations team is responsible for the daily administration of the proxy voting process for all Manulife IM operations that have contracted with a third-party proxy voting services provider. Significant proxy voting issues identified by Manulife IM’s proxy operations team are escalated to the chief compliance officer or its designee, and the working group.

The working group is responsible for the proper oversight of any service providers hired by Manulife IM to assist it in the proxy voting process. This oversight includes:

Annual due diligence: Manulife IM conducts an annual due diligence review of the proxy voting research service provider. This oversight includes an evaluation of the service provider’s industry reputation, points of risk, compliance with laws and regulations and technology infrastructure. Manulife IM also reviews the provider’s capabilities to meet Manulife IM’s requirements including reporting competencies; the adequacy and quality of the proxy advisory firm’s staffing and personnel; the quality and accuracy of sources of data and information; the strength of policies and procedures that enable it to make proxy voting recommendations based on current and accurate information; and the strength of policies and procedures to address conflicts of interest of the service provider related to its voting recommendations.

Regular Updates: Manulife also requests that the proxy voting research service provider deliver updates regarding any business changes that alter that firm’s ability to provide independent proxy voting advice and services aligned with our policies.

Additional oversight in process: Manulife IM has additional control mechanisms built into the proxy voting process to act as checks on the service provider and ensure that decisions are made in the best interest of our clients. These mechanisms include:

•

Sampling prepopulated votes: Where we use a third-party research provider for either voting recommendations or voting execution (or both), we may assess prepopulated votes shown on the vendor’s electronic voting platform before such votes are cast to ensure alignment with the voting principles.

•

Decision scrutiny from the working group: Where our voting policies and procedures do not address how to vote on a particular matter, or where the matter is highly contested or controversial (e.g. major acquisitions involving takeovers or contested director elections where a shareholder has proposed its own slate of directors), review by the working group may be necessary or appropriate to ensure votes cast on behalf of its client are cast in the client’s best interest.

Recordkeeping and reporting

Manulife IM provides clients with a copy of the voting policy on request and it is also available on our website at manulifeim.com/institutional. Manulife IM describes its proxy voting procedures to its clients in the relevant or required disclosure document and discloses to its clients the process to obtain information on how Manulife IM voted that client’s proxies.

Manulife IM keeps records of proxy voting activities and those records include proxy voting policies and procedures, records of votes cast on behalf of clients, records of client requests for proxy voting information; and any documents generated in making a vote decision. These documents are available for inspection by clients, regulatory authorities or government agencies.

Manulife IM discloses voting records on its website and those records are updated on a quarterly basis. The voting records generally reflect the voting decisions made for retail, institutional and other client funds in the aggregate.

Policy amendments and exceptions

This policy is subject to periodic review by the proxy voting working group. The working group may suggest amendments to this policy and any such amendments must be approved by the Manulife IM public markets sustainable investing committee and the Manulife IM operating committee.

Any deviation from this policy will only be permitted with the prior approval of the chief investment officer or chief administrative officer (or their designee), with the counsel of the chief compliance officer/general counsel.

Appendix A

Manulife IM advisory affiliates in scope of policy and investment management business only.

Manulife Investment Management Limited

Manulife Investment Management (North America) Limited

Manulife Investment Management (Hong Kong) Limited

PT Manulife Aset Manajemen Indonesia*

Manulife Investment Management (Japan) Limited

Manulife Investment Management (Malaysia) Bhd.

Manulife Investment Management and Trust Corporation

Manulife Investment Management (Singapore) Pte. Ltd.

Manulife IM (Switzerland) LLC

Manulife Investment Management (Taiwan) Co., Ltd.*

Manulife Investment Management (Europe) Limited

Manulife Investment Management (US) LLC

Manulife Investment Fund Management (Vietnam) Company Limited*

*

By reason of certain local regulations and laws with respect to voting, for example, manual/physical voting processes or the absence of a third-party proxy voting service provider for those jurisdictions, Manulife Investment Fund Management (Vietnam) Company Limited, and PT Manulife Aset Manajemen Indonesia do not engage a third- party service provider to assist in their proxy voting processes. Manulife Investment Management (Taiwan) Co., Ltd. Uses the third-party proxy voting service provider to execute votes for non-Taiwanese entities only.

Appendix B

Manulife IM voting principles

Manulife IM believes that strong management of all forms of corporate capital, whether financial, social or environmental will mitigate risks, create opportunities and drive value over the long-term. Manulife IM reviews and considers environmental, social and corporate governance risks and opportunities in our investment decisions. Once invested, Manulife IM continues our oversight through active ownership which includes portfolio company engagement and proxy voting of underlying shares. We believe proxy voting is a vital component of this continued oversight as it provides a voice for minority shareholders regarding management actions.

Manulife IM has developed some key principles that drive our proxy voting decisions and engagements. We believe these principles preserve value and generally lead to outcomes that drive positive firm performance. These principles dictate our voting on issues ranging from director elections and executive compensation to the preservation of shareholder rights and stewardship of environmental and social capital. Manulife IM also adopts positions on certain sustainability topics and these voting principles should be read in conjunction with those position statements. Currently, we have a climate change statement and an executive compensation statement that also help guide proxy voting decisions on those matters. The facts and circumstances of each issuer are unique, and Manulife IM may deviate from these principles where we believe doing so will preserve or create value over the long-term. These principles also do not address the specific content of all proposals voted around the globe, but provide a general lens of value preservation, value creation, risk management and protection of shareholder rights through which Manulife IM analyzes all voting matters.

I. Boards and directors: Manulife IM generally use the following principles to review proposals covering director elections and board structure in the belief that they encourage engaged and accountable leadership of a firm.

a. Board independence: The most effective boards are composed of directors with a diverse skill set that can provide an objective view of the business, oversee management, and make decisions in the best interest of the shareholder body at large. To create and preserve this voice, boards should have a significant number of nonexecutive, independent directors. The actual number of independent directors can vary by market and Manulife IM accounts for these differences when reviewing the independence of the board. Ideally, however, there is an independent majority among directors at a given firm.

b. Committee independence: Manulife IM also prefers that key board committees are composed of independent directors. Specifically, the audit, nomination and compensation committees should generally be entirely or majority composed of independent directors.

c. Attendance: A core part of a director’s duties is to remain an engaged and productive participant at board and committee meetings. Directors should, therefore, attend at least 75% of board and committee meetings in the aggregate over the course of a calendar year.

d. Diversity: In line with the principles expressed in relation to board of independence above, Manulife IM believes boards with strong gender representation are better equipped to manage risks and oversee business resilience over the long-term compared to firms with low gender balance. Manulife IM generally expects boards to have at least one woman on the board and encourages companies to aspire to a higher balance of gender representation. Manulife IM also may hold boards in certain markets to a higher standard as market requirements and expectations change. In Canada, Europe, the United Kingdom, and Ireland, for example, we encourage boards to achieve at least one-third female representation. We generally encourage boards to achieve racial and ethnic diversity among their members. We may, in the future, hold nomination committee chairs accountable where the board does not appear to have racial or ethnically diverse members.

e. Classified/staggered boards: Manulife IM prefers that directors be subject to election and reelection on an annual basis. Annual elections operate to hold directors accountable for their actions in a given year in a timely manner. Shareholders should have the ability to voice concerns through a director vote and to potentially remove problematic directors if necessary. Manulife IM generally opposes the creation of classified or staggered director election cycles designed to extend director terms beyond one year. Manulife IM also generally supports proposals to eliminate these structures.

f. Overboarding: Manulife IM believes directors should limit their outside board seats in order to ensure that they have the time and attention to provide their director role at a firm in question. Generally, this means directors should not sit on more than five public company boards. The role of CEO requires an individual’s significant time and attention. Directors holding the role of CEO at any public firm, therefore, generally should not sit on more than three public company boards inclusive of the firm at which they hold the CEO role.

g. Independent chair/CEO: Governance failures can occur where a manager has firm control over a board through the combination of the chair/CEO roles. Manulife IM generally supports the separation of the chair/CEO roles as a means to prevent board capture by management. We may evaluate proposals to separate the chair/CEO roles on a case-by-case basis, for example, however considering such factors as the establishment of a strong lead independent director role or the temporary need for the combination of the CEO/chair roles to help the firm through a leadership transition.

h. Vote standard: Manulife IM generally supports a vote standard that allows resolutions to pass, or fail, based on a majority voting standard. Manulife IM generally expects companies to adopt a majority vote standard for director elections and supports the elimination of a plurality vote standard except in the case of contested elections.

i. Contested elections: Where there is a proxy contest or a director’s election is otherwise contested, Manulife IM evaluates the proposals on a case-by-case basis. Consideration is given to firm performance, whether there have been significant failures of oversight, and whether the proponent for change makes a compelling case that board turnover will drive firm value.

j. Significant and problematic actions or omissions: Manulife IM believes boards should be held accountable to shareholders in instances where there is a significant failure of oversight that has led to a loss of firm value, transparency, failure or otherwise curtailed shareholder rights. Manulife IM generally considers withholding from, or voting against, certain directors in these situations. Some examples of actions that might warrant a vote against directors include, but are not limited to, the following:

Failure of oversight: Manulife IM may take action against directors where there has been a significant negative event leading to a loss of shareholder value and stakeholder confidence. A failure may manifest itself in multiple ways including adverse auditor opinions, material misstatements, failures of leadership and governance, failure to manage ESG risks, environmental or human rights violations, and poor sustainability reporting.

Adoption of anti-takeover mechanism: Boards should generally review takeover offers independently and objectively in consideration of the potential value created or lost for shareholders. Manulife IM generally holds boards accountable when they create or prolong certain mechanisms, bylaws or article amendments that act to frustrate genuine offers that may lead to value creation for shareholders. These can include poison pills; classes of shares with differential voting rights; classified, or staggered, board structures; and unilateral bylaw amendments and supermajority voting provisions.

Problematic executive compensation practices: Manulife IM encourages companies to adopt best practices for executive compensation in the markets in which they operate. Generally, this means that pay should be aligned with performance. Manulife IM may hold directors accountable where this alignment is not robust. We may also hold boards accountable where they have not adequately responded to shareholder votes against a previous proposal on remuneration or have adopted problematic agreements or practices (e.g. golden parachutes, repricing of options).

Bylaw/article adoption and amendments: Shareholders should have the ability to vote on any change to company articles or bylaws that will materially change their rights as shareholders. Any amendments should require only a majority of votes to pass. Manulife IM will generally hold directors accountable where a board has amended or adopted bylaw and/or article provisions that significantly curtail shareholder rights.

Engagement responsiveness: Manulife IM regularly engages with issuers to discuss ESG risks and opportunities and may request changes from firms during these discussions. Manulife IM may vote against certain directors where we have engaged with an issuer and requested certain changes, but the firm has not made sufficient progress on those matters.

II. Environmental and social proposals: Manulife IM expects its portfolio companies to manage material environmental and social issues affecting their businesses, whether risks or opportunities, with a view towards long-term value preservation and creation.7 Manulife IM expects firms to identify material environmental and social risks and opportunities specific to their businesses, to develop strategies to manage those matters, and to provide meaningful, substantive reporting while demonstrating progress year-over-year against their management plans. Proposals touching on management of risks and opportunities related to environmental and social issues are often put forth as shareholder proposals but can be proposed by management as well. Manulife IM generally supports shareholder proposals that request greater transparency or adherence to internationally recognized standards and principles regarding material environmental and social risks and opportunities.

a. The magnitude of the risk/opportunity: Manulife IM evaluates the level of materiality of a certain environmental or social issue identified in a proposal as it pertains to the firm’s ability to generate value over the long-term. This review includes deliberation of the effect an issue will have on the financial statements and/or the cost of capital.

b. The firm’s current management of the risk/opportunity: Manulife IM analyzes a firm’s current approach to an issue to determine whether the firm has robust plans, infrastructure and reporting to mitigate the risk or embrace the opportunity. Recent controversies, litigation, or penalties related to a given risk are also considered.

c. Firm’s current disclosure framework: Manulife IM expects firms to disclose enough information for shareholders to assess the company’s management of environmental and social risks and opportunities material to the business. Manulife IM may support proposals calling for enhanced firm disclosure regarding environmental and social issues where additional information would help our evaluation of a company’s exposure, and response, to those factors.

d. Legislative or regulatory action of a risk/opportunity: When reviewing proposals on environmental or social factors, Manulife IM considers whether a given risk or opportunity is currently addressed by local regulation or law in the markets in which a firm operates and whether those rules are designed to adequately manage an issue. Manulife IM also considers whether a firm should proactively address a matter in anticipation of future legislation or regulation.

e. Cost to, or disruption of, the business: When reviewing environmental and social proposals Manulife IM assesses the potential cost of the requested action against the benefit provided to the firm and its shareholders. Particular attention is paid to proposals that request actions that are overly prescriptive on management or that request a firm exit markets or operations that are essential to its business.

III. Shareholder rights: Manulife IM generally supports management or shareholder proposals that protect, or improve, shareholder rights and opposes proposals that remove, or curtail, existing rights.

a. Shareholder rights plans (poison pills): Manulife IM generally opposes mechanisms intended to frustrate genuine takeover offers. Manulife IM may, however, support shareholder rights plans where the plan has a trigger of 20% ownership or more and will expire in three years or less. In conjunction with these requirements Manulife IM evaluates the company’s strategic rationale for adopting the poison pill.

b. Supermajority voting: Shareholders should have the ability to direct change at a firm based on a majority vote. Manulife IM generally opposes the creation, or continuation, of any bylaw, charter or article provisions that require approval of more than a majority of shareholders for amendment of those documents. Manulife IM may consider supporting such a standard where the supermajority requirement is intended to protect minority shareholders.

c. Proxy access: Manulife IM believes that shareholders have a right to appoint representatives to the board that best protect their interests. The power to propose nominees without holding a proxy contest is a way to protect that right and is potentially less costly to management and shareholders. Accordingly, Manulife IM generally supports creation of a proxy access right (or similar power at non-U.S. firms) provided there are reasonable thresholds of ownership and a reasonable number of shareholders can aggregate ownership to meet those thresholds.

d. Written consent: Written consent provides shareholders the power to formally demand board action outside of the context of an annual general meeting. Shareholders can use written consent as a nimble method of holding boards accountable. Manulife IM generally supports the right of written consent so long as that right is reasonably tailored to reflect the will of a majority of shareholders. Manulife IM may not support such a right, however, where there is a holder with a significant, or controlling, stake. Manulife IM evaluates the substance of any written actual consent proposal in- line with these principles.

e. Right to call a special meeting: Manulife IM is generally supportive of the shareholder right to call a special meeting. This right allows shareholders to quickly respond to events that can significantly affect firm value. Manulife IM believes that a 10% ownership threshold to call a special meeting reasonably protects this shareholder right while reducing the possibility of undue distraction for management.

IV. Executive compensation: Manulife IM encourages companies to align executive incentives with shareholder interests when designing executive compensation plans. Companies should provide shareholders with transparent, comprehensive and substantive disclosure regarding executive compensation that aids shareholder assessment of the alignment between executive pay and firm performance. Companies should also have the flexibility to design remuneration programs that fit a firm’s business model, business sector and industry and overall corporate strategy. No one template of executive remuneration can fit all companies.

a. Advisory votes on executive compensation: While acknowledging that there is no singular model for executive compensation, Manulife IM closely scrutinizes companies that have certain concerning practices which may include:

i. Misalignment between pay and company performance: Pay should generally move in tandem with corporate performance. Firms where CEO pay remains flat, or increases, though corporate performance remains down relative to peers are particularly concerning.

ii. One-time grants: A firm’s one-time grant to an executive, outside of the normal salary, bonus and long-term award structure, may be indicative of an overall failure of the board to design an effective remuneration plan. A company should have a robust justification for making grants outside of the normal remuneration framework.

iii. Significant quantity of nonperformance-based pay: Executive pay should generally be weighted more heavily toward performance-based remuneration to create the alignment between pay and performance. Companies should provide a robust explanation for any significant awards made that vest solely based on time or are not otherwise tied to performance.

iv. Lack of rigor in performance targets: Performance targets should challenge managers to improve corporate performance and outperform peers. Targets should, where applicable, generally align with, or even outpace, guidance; incentivize outperformance against a peer group; and otherwise remain challenging.

v. Lack of disclosure: Transparency is essential to shareholder analysis and understanding of executive remuneration at a company. Manulife IM expects firms to clearly disclose all major components of remuneration. This includes disclosure of amounts, performance metrics and targets, vesting terms, and pay outcomes.

vi. Repricing of options: Resetting the exercise price of outstanding options significantly undermines the incentive nature of the initial option grant. Though a firm may have a strong justification for repricing options, Manulife IM believes that firms should put such decisions to a shareholder vote. Manulife IM may generally oppose an advisory vote on executive compensation where a company has repriced outstanding options for executives without that shareholder approval.

vii. Adoption of problematic severance agreements (golden parachutes): Manulife IM believes managers should be incentivized to pursue and complete transactions that may benefit shareholders. Severance agreements, if structured appropriately, can provide such inducements. At the same time, however, the significant payment associated with severance agreements could potentially drive managers to pursue transactions at the expense of shareholder value. Manulife IM may generally oppose an executive remuneration proposal where a firm has adopted, or amended, an agreement with an executive that contains an excise tax gross-up provision, permits accelerated vesting of equity upon a change-in- control, allows an executive to unilaterally trigger the severance payment, or pays out in an amount greater than 300% of salary and bonus combined.

V. Capital structure: Manulife IM believes firms should balance the need to raise capital and encourage investment with the rights and interests of the existing shareholder body. Evaluation of proposals to issue shares, repurchase shares, conduct stock splits or otherwise restructure capital is conducted on a case- by-case basis with some specific requests covered here:

a. Common stock authorization: Requests to increase the pool of shares authorized for issuance are evaluated on a case-by-case basis with consideration given to the size of the current pool, recent use of authorized shares by management, and the company rationale for the proposed increase. Manulife IM also generally supports these increases where the company intends to execute a split of shares or pay a stock dividend.

b. Reverse stock splits: Manulife IM generally supports proposals for a reverse stock split if the company plans to proportionately reduce the number of shares authorized for issue in order to mitigate against the risk of excessive dilution to our holdings. We may also support these proposals in instances where the firm needs to quickly raise capital in order to continue operations.

c. Dual class voting structure: Voting power should align with economic interest at a given firm. Manulife IM generally opposes the creation of new classes of stock with differential voting rights and supports the elimination of these structures.

VI. Corporate transactions and restructurings: Manulife IM reviews mergers, acquisitions, restructurings and reincorporations on a case-by-case basis through the lens of whether the transaction will create shareholder value. Considerations include fairness of the terms, valuation of the event, changes to management and leadership, realization of synergies and efficiencies and whether the rationale for a strategic shift is compelling.

VII. Cross shareholding: Cross shareholding is a practice where firms purchase equity shares of business partners, customers, or suppliers in support of those relationships. Manulife IM generally discourages this practice as it locks up firm capital that could be allotted to income-generating investments or otherwise returned to shareholders. Manulife IM will review cross shareholding practices at issuers and we encourage issuers to keep cross shareholdings below 20% of net assets.

VIII. Audit-related issues: Manulife IM believes that an effective auditor will remain independent and objective in its review of company reporting. Firms should be transparent regarding auditor fees and other services provided by an auditor that may create a conflict of interest. Manulife IM uses the below principles to guide voting decisions related to auditors.

a. Auditor ratification: Manulife IM generally approves the reappointment of the auditor absent evidence that they have either failed in their duties or appear to have a conflict that may not allow independent and objective oversite of a firm.

b. Auditor rotation: If Manulife IM believes that the independence and objectivity of an auditor may be impaired at a firm, we may support a proposal requesting a rotation of auditor. Reasons to support the rotation of the auditor can include a significant failure in the audit function and excessive tenure of the auditor at the firm.

[1]

Manulife Investment Management is the unified global brand for Manulife’s global wealth and asset management business, which serves individual investors and institutional clients in three businesses: retirement, retail, and institutional asset management (Public markets and private markets).

[2]	Further information on Sustainable Investing Statement and our ESGat Manulife IM can be found at manulifeim.com/institutional.
[3]

We acknowledge SEC guidance on this issue from August 2019, which lists several nonexhaustive examples of possible voting arrangements between the client and investment advisor, including (i) an agreement with the client to exercise voting authority pursuant to specific parameters designed to serve the client’s best interest; (ii) an agreement with the client to vote in favor of all proposals made by particular shareholder proponents; or (iii) an agreement with the client to vote in accordance with the voting recommendations of management of the issuer. All such arrangements could be subject to conditions depending on instruction from the client.

[4]	Manulife IM aggregated voting records are available through this site manulifeim.com/institutional/us/en/sustainability
[5]	This includes general funds, affiliated segregated funds or separate accounts, and affiliated mutual / pooled funds.
[6]	This includes assets managed or advised for unaffiliated third parties, such as unaffiliated mutual/pooled funds and unaffiliated institutional advisory portfolios.
[7]

For more information on issues generally of interest to our firm, please see the Manulife Investment Management engagement policy, the Manulife Investment Management sustainable investing and sustainability risk statement, and the Manulife Investment Management climate change statement.